Exhibit 10.13

execution copy

LNG REGASSIFICATION VESSEL TIME CHARTER PARTY

between

EXCELERATE ENERGY LIMITED PARTNERSHIP

and

EXPRESS NV

Dated: 10 January 2006

1

1.	Definitions		1
2.	Term and Termination		9
	2.1	Length of Term	9
	2.2	Extension Period	9
	2.3	Ship Longevity Study	10
	2.7	Redelivery	11
3.	Delivery		11
	3.1	Delivery by Owner	11
	3.2	Acceptance of Delivery by Charterer	11
	3.3	Components Test; Regas Trials	12
	3.4	Delivery of Vessel with Reduced Capacity	15
	3.5	Scheduled Delivery Date Postponement Due to Change Orders or Force Majeure	16
	3.6	Determination of Scheduled Delivery Date by Charterer	17
	3.7	Progress Reports	17
	3.8	Late Delivery	18
	3.9	Adjustments to Scheduled Delivery Date	20
	3.10	Force Majeure	20
	3.11	Exclusive Use	20
	3.11	Owner Guarantee	20
4.	Undertakings, Representations and Warranties of Owner		20
	4.1	Governmental Authorities and Classification Society	20
	4.2	Changes	21
	4.3	Personnel	22
	4.4	Flag State and Vessel Name	24
	4.5	Compliance	24
	4.6	Standards	25
	4.7	ISM Code	25
	4.8	Condition of the Vessel	26
	4.9	Inspections	26
	4.10	Corporate Organization; Liens, etc.	27
	4.11	Related Agreements and Parties	30
	4.12	Building Contract	31
	4.13	Adjustment of Charter For Conventional LNG Vessel Operations	33
	4.14	Survival	33
5.	Exclusive Use		34
	5.1	General Use of the Vessel	34
	5.2	Use of Regasification Components	34
6.	Trading		34
	6.1	General Provisions	34
	6.2	Designated Trade	35
	6.3	Ice	35
7.	Loading/Discharge Place		36
	7.1	Generally	36
	7.2	Loading and Discharge Restrictions	36

I

8.	Hire		36
	8.1	Hire Rate	36
	8.2	Payment	36
	8.3	Deductions	37
	8.4	Final Payment	38
	8.5	Loss	38
	8.6	Deficiencies	38
	8.7	Late Payment	38
	8.8	Taxes	39
	8.9	Non-Utilization	40
	8.10	Adjustment of Hire Upon Conversion of Vessel into Conventional LNG Carrier	42
	8.11	Prepayment of Hire _ advance on entitlement to damages	42
9.	Liens		49
10.	Lay-Up		49
11.	Owner to Provide		50
12.	Charterer to Provide		51
	12.1	Generally	51
	12.2	Cool-down	51
	12.3	Exceptions	52
13.	Bunkers, etc. at Delivery and Redelivery		52
14.	Off-Hire		53
	14.1	Events of Off-Hire	53
	14.2	Effect of Off-Hire	54
	14.3	Calculation of Time Lost	54
15.	Maintenance; Dry-docking; LNGRV Operations		54
	15.1	Generally	54
	15.2	Master Maintenance and Repair Plan	55
	15.3	Dry-docking	55
	15.4	LNGRV Dry-docking	55
	15.5	LNGRV Operating Manual	56
16.	Owner’s Performance Undertakings and Adjustment of Hire		56
	16.1	Generally	56
	16.2	Speed and Fuel Consumption	56
	16.3	Discharge	56
	16.4	Loading	57
	16.5	Other Provisions	57
17.	Fuel System for Main Engine		57
18.	Space Available to Charterer		57
19.	Duties of Master		57
	19.1	Prosecution of Voyages	57
	19.2	Observe Orders; Send Notices	58
	19.3	Personnel Changes	58
	19.4	Records	58
	19.5	Notice of Unavailable Vessel	58
20.	Infected Area		58

Daewoo Hull No. 2263	TIME CHARTER

II

21.	Bills of Lading, etc.		58
	21.1	Signing of Documents	58
	21.2	Incorporation of Standard Clauses	59
	21.3	Parties	59
	21.4	Both-to-Blame Collision Clause	59
	21.5	General Average	60
	21.6	New Jason Clause	60
	21.7	Clause Paramount	60
	21.8	Blockades	61
	21.9	War Risks	61
	21.10	Deviation	61
	21.11	Safe Port	62
22.	Liberty, Exceptions, etc.		62
	22.1	Liberty	62
	22.2	Exceptions	62
	22.3	Port and/or Terminal Regulations; Conditions of Use	63
	22.4	Salvage	63
	22.5	Limitation on Damages	63
23.	Transfers, Default, Assignment and Sub-Charter		63
	23.1	Transfers by Owner	63
	23.2	Default	64
	23.3	Additional Default Rights	67
	23.4	Specific Performance	67
	23.5	Assignment by Charterer	67
	23.6	Sub-Charter	68
24.	Insurance		68
25.	Payment Security		68
26.	Inert Gas and Nitrogen		68
27.	Boil-Off		68
28.	Temperature of Cargo Tanks		69
29.	Measuring Devices		69
30.	Sampling and Measuring Cargo		70
31.	Venting of Boil-Off Gases		70
32.	Particulars of the Vessel		70
33.	LNG Arrival Pressure at Unloading Ports		71
34.	Speed		71
35.	Regulations		71
36.	Supercargo and Training		73
37.	Documentation		73
38.	Requisition		73
39.	Breach by Charterer; Security		74
	39.1	Breach by Charterer	74
	39.2	Charterer Security	76
40.	Notices		78
41.	Charterer’s Right of Audit		78
42.	No Brokers		79

III

43.	Drug and Alcohol Policy		79
44.	Confidentiality of Commercial Information		79
45.	Improper Governmental Influence		80
46.	Ownership and Confidentiality of Technology		80
	46.1	Ownership and Confidentiality	80
	46.2	Improvements to Regasification Technology	81
	46.3	Exceptions to Non-disclosure	81
	46.4	Removal of Regasification Components	82
47.	Indemnity		82
48.	Laws, Arbitration and Miscellaneous		83
	48.1	Law	83
	48.2	Headings	83
	48.3	Entire Agreement	83
	48.4	Dispute Resolution	83
	48.5	No Demise	84
	48.6	No Waiver	84
	48.7	Separability	84
	48.8	Amendments	84
	48.9	Counterparts	85
	48.10	Effective Date	85

SCHEDULES, ATTACHMENTS AND EXHIBITS

SCHEDULES

SCHEDULE I	-	Vessel Description, Specifications and Performance Standards
SCHEDULE II	-	Administration of Owner’s Performance Undertakings
SCHEDULE III	-	Hire Rate and Adjustments
SCHEDULE IV	-	Insurance
SCHEDULE V	-	Primary Terminals
SCHEDULE VI	-	Ship Longevity Study
SCHEDULE VII		LNGRV Design Drawings
SCHEDULE VIII		List of Change Orders

ATTACHMENTS

ATTACHMENT 1	-	Form of Protocol of Delivery and Acceptance
ATTACHMENT 2	-	Form of Non-Negotiable Bill of Lading

EXHIBITS

EXHIBIT A	-	Deed of Guarantee of Owner Guarantor
EXHIBIT B	-	Deed of Guarantee of Charterer Guarantor

IV

LNG VESSEL TIME CHARTER PARTY

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

This LNG VESSEL TIME CHARTER PARTY (the “Charter”) is entered into on             January 2006, by and between EXPRESS NV, a Belgian corporation (“Owner”), and EXCELERATE ENERGY LIMITED PARTNERSHIP, a Texas limited partnership (“Charterer”).

RECITALS:

WHEREAS, Charterer intends to enter into one or more LNG sale and purchase agreements which would require Charterer to provide the marine transportation of such LNG in LNG regasification vessels capable of both (i) discharging regasified natural gas to a subsea pipeline through an internal turret arrangement connected to an offshore mooring buoy; and (ii) trading as a conventional LNG carrier;

WHEREAS, Owner has entered into the Building Contract for the construction by Daewoo Shipbuilding & Marine Engineering Co. Ltd., a Republic of Korea corporation, of the LNG carrier Hull Number 2263, and such vessel is to contain such LNG regasification vessel technology;

WHEREAS, Owner wishes to let the use and service of the Vessel (as hereinafter defined and as more fully described in Schedule I) to Charterer;

WHEREAS, in accordance with the terms and conditions hereinafter set forth, Charterer wishes to hire the use and service of the Vessel from Owner, upon delivery of the Vessel from Daewoo to Owner; and

WHEREAS, as conditions of this Charter becoming effective:

(a)                                Charterer has required that Owner shall procure the issuance by Owner Guarantor of the Owner Guarantee in favour of Charterer, and

(b)                                Owner has required that Charterer shall procure the issuance by Charterer Guarantor of the Charterer Security in favour of Owner.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and contained in the Owner Guarantee and in the Charterer Security, Owner agrees to let and Charterer agrees to hire the use and service of the Vessel in accordance with the terms and conditions hereinafter set forth:

1.                                      Definitions.

In this Charter, unless the context otherwise requires:

1.1                               “Additional Cost Component” means the component of the Hire Rate established pursuant to paragraph 1.2 of Schedule III.

1.2                               “Affiliate” with respect to any party means a person, who controls, is controlled by, or is under common control with, such party.  For purposes of this definition, the term “control” means the beneficial ownership of fifty percent (50%) or more of the voting shares of a company or other entity or of the equivalent rights to determine the decisions of such a company or other entity.

1.3                               “Approved Provider” has the meaning set out in paragraph 1(c)(ii) of Schedule IV.

1.4                               “Auditable Costs” means all costs directly reimbursable by Charterer to Owner pursuant to the terms of this Charter.

1.5                               “Bill of Lading” means any contract (except this Charter) for the carriage of cargo on the Vessel during the Term, which shall be substantially in the form of Attachment 3.

1.6                               “British Thermal Unit” means the amount of heat necessary to raise the temperature of one pound of water by one degree (1º) Fahrenheit.

1.7                               “BTU/hr” means British Thermal Units per hour.

1.8                               “Building Contract” means the contract for the construction of the Vessel between Owner and Daewoo, dated                 January 2006 true copies of which have been delivered by Owner to Charterer.

1.9                               “Charter” means this agreement together with the Schedules, Attachments and Exhibits attached hereto, which are hereby incorporated into and made a part of this Charter, as the same may be hereafter amended.

1.10                        “Charterer” means the Initial Charterer unless and until substituted by an assignee by novation in accordance with section 23.5, whereupon such novation said assignee shall become the Charterer for all purposes.

1.11                        “Charterer Security” means the Charterer Guarantee.

1.12                        Charterer Guarantee” means Deed of Guarantee issued by Charterer Guarantor to Owner guaranteeing the obligations of Charterer to prepay hire in accordance with sections 8.11(a) and (b) under this Charter, a true and correct copy of the form of which is attached hereto as Exhibit B.

1.13                        “Charterer Guarantor” means George B. Kaiser, of 6733 S. Yale Avenue, Tulsa, Oklahoma 74136.

1.14                        “Charterer Event of Default” means any of the events referred to in sections 39.1(a), (b) or (c).

1.15                        “Closed Loop Mode” has the meaning set out in paragraph 17(c) of Schedule I.

1.16                        “Closed Loop Regas Rate” has the meaning set out in paragraph 17(c) of Schedule I .

1.17                        “Coast Guard Denial” has the meaning set out in section 35(d).

1.18                        “Combined Mode” has the meaning set out in paragraph 17(c) of Schedule I.

1.19                        “Combined Mode Regas Rate” has the meaning set out in paragraph 17(c) of Schedule I.

1.20                        “Commercial Confidential Information” has the meaning set out in Article 44.

1.21                        “Commissioning Facility” has the meaning set out in section 3.3(b).

1.22                        “Components Test” has the meaning set out in section 3.3(a).

1.23                        “Compulsory Insurances” has the meaning set out in paragraph 4(a) of Schedule IV.

1.24                        “Contractual Tank Capacity” has the meaning set out in section 3.4(c).

1.25                        “Country of Incorporation” means Belgium or such other country as may from time to time be established as such in accordance with the provisions of section 4.10(c).

1.26                        “Cure Period” has the meaning set out in section 3.4(b).

1.27                        “Cure Rate” has the meaning set out in paragraph 17(d) of Schedule I.

1.28                        “Daewoo” means Daewoo Shipbuilding & Marine Engineering Co. Ltd., a Republic of Korea corporation, who is acting as builder of the Vessel.

1.29                        “Deficient Mode” has the meaning set out in section 3.4(a).

1.30                        “Delivery Date” means the date when Owner places the Vessel at Charterer’s disposal in accordance with the provisions of section 3.1 and Charterer accepts the Vessel in accordance with the provisions of section 3.2.

1.31                        “Designated Trade” means the trade between LNG ports designated by Charterer pursuant to section 6.2 wherein the Vessel is to provide LNG transportation on a regular basis.

1.32                        “Determination Date” has the meaning attributed to such term in section 8.11(j).

1.33                        “Effective Date” means the date when Owner’s and Charterer’s obligations under this Charter become effective, as specified in section 48.10.

1.34                        “Event of Force Majeure” has the meaning set out in section 3.10.

1.35                        “Event of Off-Hire” has the meaning set out in section 14.1.

1.36                        “Event of Owner Default” has the meaning set out in section 23.2.

1.37                        “Extension Period” means a period within the Term which is beyond the Original Period, established pursuant to section 2.2.

1.38                        “Flag State” means Belgium or such other country or territory as may from time to time be established as the Flag State in accordance with the provisions of section 4.4.

1.39                        “Governmental Authorities” means: (i) the maritime authorities of the Flag State and of the governments where the Primary Terminals are located; (ii) any other applicable authorities of the Flag State; (iii) the United States of America; (iv) the International Maritime Organization; and (v) any other governmental authority having jurisdiction over the Vessel.

1.40                        “Hague Rules” has the meaning set out in section 21.7(a).

1.41                        “Hague-Visby Rules” has the meaning set out in section 21.7(a).

1.42                        “Hire” means remuneration for the performance by Owner of its obligations under this Charter, as established by Article 8 and Schedule III.

1.43                        “Hire Payment Date” means a date on which payment of Hire is due under this Charter, as such date is established pursuant to section 8.2.

1.44                        “Hire Rate” means the rate at which Hire is payable under this Charter as established pursuant to Article 8 and Schedule III.

1.45                        “Interest Amount” has the meaning attributed in section 8.11(g)(i).

1.46                        “Initial Charterer” means Excelerate Energy Limited Partnership, a Texas limited partnership.

1.47                        “Insured Value” has the meaning set out in paragraph 1(a) of Schedule IV.

1.48                        “ISM Code” has the meaning set out in section 4.7.

1.49                        “Lessor” means a leasing company, which becomes the owner of the Vessel as a consequence of Owner’s financing of the Vessel by leasing, wherein either the Building Contract is novated to such leasing company or ownership of the Vessel is transferred to such leasing company after delivery of the Vessel to Owner.

1.50                        “LIBOR” as applied to any given period means the rate for deposits of dollars for a period of three (3) months at or about 11 AM (London time) on the second London banking day before the first day of the period for which such rate is required as displayed on Telerate page 3750 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the British Bankers’ Association Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions, dated August, 1985)); provided that if on such date no such rate is so displayed, LIBOR for such period shall be the arithmetic mean (rounded upward if necessary to four decimal places) of the rates quoted by Citibank N.A. as its offered rate for deposits of dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a three (3)-month period to prime banks in the London Interbank

Market at or about 11 AM (London time) on the second banking day before the first day of such period.

1.51                        “LNG” means natural gas in a liquid state at or below its boiling point and at a pressure of approximately one (1) atmosphere.

1.52                        “LNG Customers” means one or more LNG or regasified LNG purchasers or LNG suppliers of Charterer or its Affiliates.

1.53                        “LNG Sale and Purchase Agreement” means an LNG or regasified LNG purchase and sale contract providing for the sale and purchase of LNG or regasified LNG between Charterer or any of its Affiliates and its or their LNG Customers.

1.54                        “LNGRV” means an LNG regasification vessel that is capable of discharging regasified LNG into a subsea pipeline through an internal turret arrangement connected to an offshore mooring buoy while retaining its capabilities to trade as a conventional LNG carrier, such that the vessel can interchangeably operate as a conventional LNG carrier or as an LNG regasification vessel without alteration.

1.55                        “LNGRV Buoy” means any offshore mooring and unloading buoy or facility suitable for mooring and unloading an LNGRV and compatible with the submerged turret system provided in the Specifications.

1.56                        “LNGRV Confidential Information” has the meaning set out in Article 46.

1.57                        “LNGRV Design” means:  (i) the conceptual and preliminary design identifying the design elements necessary to modify a conventional LNG vessel into an LNGRV, including the basic definition and capacity of, and choice of materials used in, the LNG regasification process (i.e., using high pressure LNG pumps, horizontal single stage LNG vaporizers, the provision for Closed Loop Mode, Open Loop Mode and Combined Mode heating of the LNG vaporizers, and a submerged turret discharge and mooring system connected to a subsea pipeline) suitable to enable a conventional LNG vessel to connect to such submerged pipeline and discharge regasified LNG, all as described in the Specifications; (ii) any subsequent modifications to such conceptual and preliminary design agreed by Charterer in writing; and (iii) the detailed design developed by Daewoo contained in each of the LNGRV Design Drawings; provided, however, that the further implementation of the design described in (i) and (ii) above (other than in the LNGRV Design Drawings), and the further implementation of the design described in (iii) above are the responsibility of Owner and shall therefore be deemed excluded from this definition.

1.58                        “LNGRV Design Drawings” means the drawings listed on Schedule VII.

1.59                        “LNGRV Operating Manual” means the operating manual detailing in a comprehensive manner the operation of the LNGRV and the LNGRV Buoys as proposed by Owner in accordance with section 15.5.

1.60                        “Lowest Test Rate” has the meaning set out in section 3.4(a).

1.61                        “m3/hr” means cubic meters per hour.

1.62                        “Management Agreement” means the agreement (a true copy of which shall be provided promptly to Charterer) between Owner and Manager to be entered into prior to the Delivery Date, such agreement to be in the Baltic International Maritime Council (BIMCO) “Shipman 98” form, amended as appropriate having regard, inter alia, to the terms of this Charter.

1.63                        “Manager” means Tecto N.V. a Belgian corporation, or any successor entity for the time being acting as manager of the Vessel.  Any change by Owner in the identity of the Manager shall be done only with the prior written consent of Charterer (such consent not to be unreasonably withheld), such change to be effected by means of the novation of the Management Agreement or by an agreement with Owner similar to the Management Agreement.

1.64                        “Master Maintenance and Repair Plan” means the maintenance and repair plan (including voyage and dry-dock maintenance and repairs) of the Vessel proposed and approved in accordance with section 15.2.

1.65                        “mmscf/d” means million standard cubic feet of natural gas per day.

1.66                        “Mortgagee” means any holder of a Permitted Encumbrance (other than Lessor) in whose favour mortgages, liens and encumbrances are created; provided that such holder is either:  (i) a first-class international bank or other financial institution; or (ii) a controlled affiliate of a first-class international bank or other financial institution; or (iii) the Charterer

1.67                        “Net Amount” has the meaning attributed to such term in section 8.11(l).

1.68                        “New Specifications” has the meaning set out in Article 32.

1.69                        “Non-Utilized Vessel” has the meaning set out in section 8.9(e).

1.70                        “Off-Hire” means a period prescribed by Article 14 during which Hire is not payable.

1.71                        “Open Loop Mode” has the meaning set out in paragraph 17(c) of Schedule I.

1.72                        “Open Loop Regas Rate” has the meaning set out in paragraph 17(c) of Schedule I.

1.73                        “Operating Cost Component” means the component of the Hire Rate established pursuant to paragraph 1.4 of Schedule III.

1.74                        “Ordered Speed” has the meaning set out in Article 34.

1.75                        “Original Period” means the period within the Term established as such pursuant to section 2.1.

1.76                        “Original Prepaid Amount” has the meaning attributed thereto in section 8.11(c).

1.77                        “Owner” means the corporation identified as such in the opening paragraph of this Charter.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.78                        “Owner Guarantee” means the Deed of Guarantee issued by Owner Guarantor to Charterer guaranteeing the obligations of Owner under this Charter, a true and correct copy of the form of which is attached hereto as Exhibit A.

1.79                        “Owner Guarantor” means Exmar Lux S.A., a Luxembourg corporation.

1.80                        “P&I Insurance” has the meaning set out in paragraph 2 of Schedule IV.

1.81                        “Permanent Force Majeure” has the meaning set out in section 8.9(d).

1.82                        “Permitted Encumbrances” has the meaning set out in section 4.10(b).

1.83                        “Prepaid Amount” has the meaning attributed thereto in section 8.11(c).

1.84                        “Primary Terminals” means: (i) the ports listed in Schedule V; (ii) the LNGRV Buoys; and (iii) such other ports as may be proposed by Charterer and approved by Owner from time to time.

1.85                        “Progress Reports” means reports of progress on construction of the Vessel pursuant to section 3.7(a).

1.86                        “Protocol of Delivery and Acceptance” is the document referred to in sections 3.1 and 3.2, which shall be in the form of Attachment 2.

1.87                        “Repayment Amount” has the meaning attributed to such term in section 8.11(j).

1.88                        “Regas Trials” means the testing of the Vessel (other than by conventional gas trials) in accordance with section 3.3 and pursuant to the Building Contract and the Specifications to (i) ensure that the Vessel is capable of regasifying LNG and discharging regasified LNG into a subsea pipeline through a submerged turret loading and mooring system; and (ii) test the discharge capacity of the Closed Loop Mode, the Open Loop Mode and the Combined Mode.

1.89                        “Regasification Components” means all machinery and equipment on board the Vessel related to the capability of the Vessel to regasify LNG and discharge regasified LNG, including, but not limited to, the following principal components: shell and tube vaporizers; high pressure LNG pumps; high pressure submerged turret loading swivel; and metering units.

1.90                        “Regasification Technology” means: (i) all inventions, patents, patent applications, copyrights, trade secrets, know-how and other confidential and otherwise proprietary business and technical information associated with the design, construction, operation, and/or economics of the LNGRV and/or the associated offshore mooring buoy subsea pipeline system, owned by Charterer or its Affiliates; and (ii) all inventions, improvements and modifications related to or processes derived from (i) above.

1.91                        “Reorganization” has the meaning set out in section 4.10(c).

1.92                        “Required Permanent Force Majeure Termination Payment” means the sum of ***** United States dollars (U.S. *****).

1.93                        “SPA Event of Force Majeure” has the meaning set out in section 8.9(b).

1.94                        “Scheduled Delivery Date” means 30th April 2009, as such date is determined and adjusted in accordance with the provisions of Article 3.

1.95                        “Ship Longevity Study” or “Study” means the study of the Vessel carried out in accordance with Schedule VI.

1.96                        “Shipping Documents” has the meaning set out in section 21.1.

1.97                        “Specifications” means: (i) the Vessel’s specifications and general arrangement drawing in the Building Contract reference number 100.001(A)  dated 29th June 2005 and initialled by Owner and Charterer as amended by the change orders agreed between the Builder and an affiliate of the Owner in respect of the Builder’s hull number 2237 listed in Schedule VIII ; and (ii) all New Specifications.

1.98                        “Supervision Agreement” has the meaning set out in section 4.12(f).

1.99                        “Surplus Prepayment” has the meaning set out in section 39.1(d).

1.100                 “Temporary Force Majeure” has the meaning set out in section 8.9(d).

1.101                 “Term” means, collectively, the Original Period and, if any, the Extension Period, all as adjusted for redelivery pursuant to section 2.4.

1.102                 “Terminal Facility” has the meaning set out in section 3.3(b).

1.103                 “Test Rate” has the meaning set out in section 3.4(a).

1.104                 “Trinidad LNG” means LNG of the following chemical composition:  Nitrogen (N2) 0.134%; Methane (CH4) 93.932%; Ethane (C2H6) 5.422%; Propane (C3H8) 0.457%; Hydrocarbons (C4+) 0.01%; and Butane (C4H10) 0.046%; as further described in the Specifications.

1.105                 “Vessel” means the LNG carrier Hull Number 2263 to be constructed by Daewoo according to the Specifications such that the vessel is an LNGRV.

1.106                 “Wilful Misconduct” means an act or failure to act by supervisory personnel of a person which was intended to cause (or which was in reckless disregard of or wanton indifference to the possibility that the act or failure to act would cause) an event which gives rise to suspension of performance obligations by reason of force majeure under the LNG Sale and Purchase Agreement.  For the purposes of this definition, “supervisory personnel” shall mean any employee of a party who functions at a management level, an officer or a director.

1.107                 Any reference to the contractors or subcontractors of Owner excludes Charterer and its contractors and subcontractors (determined as if Charterer were not a contractor of Owner).  Any reference to the contractors or subcontractors of Charterer excludes Owner and its respective contractors and subcontractors (determined as if Owner were not a contractor of Charterer).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.108                 Each definition of or reference to a contract, agreement or instrument in this Article 1 includes amendments, supplements and other changes to the date hereof and all subsequent amendments, supplements and other changes provided that they have been approved by Charterer to the extent such approval is required by the terms of this Charter and true copies thereof have been delivered to Charterer.

1.109                 Any reference to an “Article” is a reference to a numbered Article of this Charter, any reference to a “section” is a reference to a numbered section of this Charter, any reference to a “clause” is a reference to a numbered clause of a Schedule to this Charter, and any reference to a “paragraph” is a reference to a numbered paragraph of a Schedule to this Charter.  All terms defined in this Article 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular.  Unless otherwise specified, all references to Exhibits and Attachments are to Exhibits and Attachments of or to this Charter, respectively.

1.110                 Any reference to a “port” hereunder shall include: (i) a port, berth, dock, offshore loading facility or offshore unloading facility suitable for berthing, loading or unloading an LNG vessel; and (ii) an LNGRV Buoy.

2.                                      Term and Termination.

2.1                               Length of Term.  The term of this Charter shall commence on the Delivery Date and shall continue in effect therefrom for (i) twenty five (25) years (“Original Period”); plus (ii) one Extension Period as provided in section 2.2, or, if earlier, until the time when letting of the Vessel is terminated in accordance with this Charter.

2.2                               Extension Period.  Subject to completion of the Ship Longevity Study, Charterer shall have the right to extend the period of this Charter beyond the Original Period for a period determined by Charterer which shall be not more than five (5) years following the end of the Original Period (the “Extension Phase”) (in no event in excess of the maximum period of extension recommended under the Ship Longevity Study); provided, however, that if Owner fails to complete the Ship Longevity Study on a timely basis, Charterer may exercise such extension right without prejudice to any other claims or rights Charterer may have under this Charter and in law, admiralty or equity.  To be effective, Charterer shall give notice of extension under this section 2.2 and of its length on or before 24:00 GMT at least five hundred forty-five (545) days prior to the end of the then existing Term (the “Extension Notice”).  Such extension comprising the First Extension Phase is hereinafter called the “Extension Period”.  The Hire Rate to apply during the Extension Period shall be as follows:  (A) the Financial Cost Component payable during the Extension Period shall be an amount in United States dollars which is ***** of the mean of the Financial Cost Component payable for the Original Term; (B) the costs of all refurbishment works undertaken as a consequence of the Ship Longevity Study shall be payable as an Additional Cost Component during the Extension Period in accordance with paragraph 1.2 of Schedule III; and (C) the Operating Cost Component payable during the Extension Period shall continue to be determined in accordance with paragraph 1.3 of Schedule III.  The same terms and conditions (other than extension rights) which apply to the Original Period shall apply to the Extension

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Period; provided, however, that the performance undertakings of Owner set forth in Article 16 and Schedules I and II shall be adjusted for the Extension Period if:  (x) Owner provides evidence that the performance capabilities of the Vessel have been or will be reduced as a result of the Vessel’s age (considering normal wear and tear); and (y) the extent of any such reduction in the Vessel’s performance capabilities is verified by an independent expert of recognized standing with experience in the transportation of LNG, such expert to be appointed (after consultation between Owner and Charterer) by Owner at Owner’s sole cost and expense.

2.3                               Ship Longevity Study.  During the period between ***** days and ***** days prior to the end of the Original Period, Owner shall cause the Ship Longevity Study to be carried out pursuant to the requirements of Schedule VI The Ship Longevity Study shall include a review of the records of the Vessel and a physical inspection of the Vessel for the purpose of ascertaining the useful life of the Vessel and such works as may be required to be undertaken in respect of the Vessel in order to enable the Vessel to continue in service under this Charter (including as an LNGRV) for up to a ***** year period following the Original Period.  The Ship Longevity Study will specify the remaining useful life of the Vessel having regard to the terms of this Charter and the expected trade and shall include details of all refurbishment and other works needed to ensure that the Vessel’s useful life can be extended; provided that Owner shall have no obligation to carry out such refurbishment and other works unless the Charterer has exercised its right to extend the Charter for the Extension Phase.  In addition, the Ship Longevity Study will contain estimates of the costs of any such refurbishment and, in the case of all major refurbishment works, the effect on the Vessel’s remaining life if such works are completed or not completed.  The cost of the Ship Longevity Study shall be borne by Owner.

2.4                               Redelivery.  Notwithstanding the foregoing, the final expiration of the Term (whether it takes place at the end of the Original Period or the Extension Period) shall take place upon redelivery of the Vessel to Owner.  Charterer agrees that said redelivery shall take place within ***** days, more or less, at Charterer’s option, of the last day of the Term as otherwise established pursuant to this Article 2.  The Vessel shall be redelivered to Owner, at Charterer’s option, on dropping outward pilot at an ice-free port to be designated in writing by Charterer at least ***** days prior to the anticipated date of redelivery.  In the event Charterer fails to designate the place of redelivery, then redelivery shall be, after unloading, on arrival at the pilot station at the last discharge port of call of the Vessel.  The Vessel may be redelivered in a gaseous or gas-free state, at Charterer’s option.

3.                                      Delivery.

3.1                               Delivery by Owner.  Owner shall be obligated to deliver the Vessel to Charterer on the Scheduled Delivery Date, as such date may be adjusted in accordance with this Article 3.  Simultaneously with acceptance of delivery of the Vessel by Owner under the Building Contract and provided the description, specifications and performance standards of the Vessel conform with those required under this Charter (including but not limited to those specifications and performance standards applicable as an LNGRV and the completion, subject to section 3.3(f), of Regas Trials), Owner shall deliver the Vessel for service under this Charter and execute a Protocol of Delivery and Acceptance in the form of Attachment 2.

3.2                               Acceptance of Delivery by Charterer.

(a)                                 Charterer shall accept delivery of the Vessel and execute a Protocol of Delivery and Acceptance in accordance with section 3.1 if:

(i)                                     the Vessel is delivered by Owner in accordance with section 3.1;

(ii)                                  no Event of Owner Default has occurred and is continuing (or with the passage of time or the giving of notice or both will occur and be continuing);

(iii)                               such date is not prior to the date Owner is obligated to deliver the Vessel under section 3.1; and

(iv)                              the Vessel is not subject to rejection pursuant to section 3.3.

(b)                                 Acceptance of the Vessel by Charterer shall not be construed as a waiver or discharge of any of the representations, warranties or undertakings made by Owner in or with respect to this Charter.  If, at the time Owner delivers the Vessel for service under this Charter, an Event of Owner Default has occurred and is continuing (or with the passage of time or the giving of notice or both will occur and be continuing) in accordance with section 23.2, Charterer shall have the right to cancel this Charter or to require Owner to cure such default within a reasonable period of time determined by Charterer and re-tender the Vessel for delivery. However, acceptance of the Vessel by Charterer under this section 3.2 at a time when Charterer has received written notice that an Event of Owner Default has occurred and is continuing (or with the passage of time or the giving of notice or both will occur and be continuing) shall constitute a waiver of Charterer’s right to rescind this Charter on the basis of such Event of Owner Default.

3.3                               Components Test; Regas Trials.

(a)                                 Components Test.  The Building Contract shall contain a provision requiring the testing to the maximum extent possible of each of the Regasification Components at Daewoo’s shipyard (the “Components Test”).  The Components Test shall include the following two (2) tests:

(i)                                     sea water circulation through all six (6) vaporizers to demonstrate required water circulation through the vaporizer system of 12,000 m3/hr; and

(ii)                                  sea water circulation through steam heaters and all vaporizers to demonstrate required ability of shipboard systems to transfer two hundred twenty-four million (224,000,000) BTU/hr with eight thousand (8,000) m3/hr water flow and a rise of thirteen point five degrees Fahrenheit (13.5oF) in temperature.

(b)                                 Regas Trials.  The Building Contract shall contain a provision requiring Regas Trials.  Regas Trials shall be comprised of one (1) of the following three (3) tests:

(i)                                     the testing of the actual regasified LNG discharge capacity at an LNGRV offshore mooring buoy and all associated equipment located in the Republic of Korea (the “Commissioning Facility”); or

(ii)                                  if the Commissioning Facility is not available, the testing of the actual regasified LNG discharge capacity at an LNG discharge terminal equipped to receive regasified LNG from an LNGRV (the “Terminal Facility”) located in the Republic of Korea; or

(iii)                               if a Terminal Facility located in the Republic of Korea is not available, the testing of the actual regasified LNG discharge capacity after delivery of the Vessel at a Terminal Facility or at the first discharge at an LNGRV Buoy.

(c)                                  Regas Trials at the Commissioning Facility.  Charterer shall use its best efforts to arrange for the availability of the Commissioning Facility for the purpose of conducting Regas Trials prior to delivery.  Owner shall use its best efforts to cause Daewoo to cooperate with Charterer in arranging the Commissioning Facility.  The parties intend that the Commissioning Facility be made available to Owner and Daewoo at least three (3) months prior to the Scheduled Delivery Date; provided that Charterer shall notify Owner in writing as soon as Charterer determines that the Commissioning Facility will not be available (but no later than three (3) months prior to the Scheduled Delivery Date).  Charterer shall have the right without prejudice to any other rights Charterer may have under this Charter to reject the Vessel on the Scheduled Delivery Date and cancel this Charter if the Vessel fails to achieve at Regas Trials at the Commissioning Facility at least seventy percent (70%) of each of the Closed Loop Regas Rate, the Open Loop Regas Rate and the Combined Mode Regas Rate; provided that Charterer proves that such failure is a consequence of the implementation of the LNGRV Design and is not caused by defects in the LNGRV Design.

(d)                                 Regas Trials at a Terminal Facility in Korea Prior to Delivery.  In the event the use of the Commissioning Facility cannot be arranged, then Charterer shall use its best efforts to arrange for a Terminal Facility located in the Republic of Korea for the purpose of conducting Regas Trials prior to delivery.  Owner shall use its best efforts to cause Daewoo to cooperate with Charterer in arranging such Terminal Facility.  The parties intend that the Terminal Facility be made available to Owner and Daewoo at least three (3) months prior to the Scheduled Delivery Date; provided that Charterer shall notify Owner in writing as soon as Charterer determines that such Terminal Facility will not be available (but no later than three (3) months prior to the Scheduled Delivery Date).  Charterer shall have the right without prejudice to any other rights Charterer may have under this Charter to reject the Vessel on the Scheduled Delivery Date and cancel this Charter if the Vessel fails to achieve at Regas Trials held prior to delivery at a Terminal Facility at least seventy percent (70%) of each of the Closed Loop Regas Rate, the Open Loop Regas Rate and the Combined Mode Regas Rate; provided that Charterer proves that such failure is a consequence of the implementation of the LNGRV Design and is not caused by defects in the LNGRV Design.

(e)                                  Rejection of Vessel for Failure of Components Test.  In the event the use of neither the Commissioning Facility nor a Terminal Facility located in the Republic of Korea is arranged at least three (3) months prior to the Scheduled Delivery Date and Regas Trials are not performed prior to delivery, Charterer shall have no right to reject the Vessel for any deficiency in the Closed Loop Regas Rate, the Open Loop Regas Rate and the Combined Mode Regas Rate.  However, Charterer shall have the right without prejudice to any other rights Charterer may have under this Charter to reject the Vessel on the Scheduled Delivery Date and cancel this Charter if the Vessel fails to achieve at the Components Test at least eighty-five percent (85%) of the required performance in either of the two (2) Components Tests required under section 3.3(a); provided that Charterer proves that such failure is a consequence of the implementation of the LNGRV Design and is not caused by defects in the LNGRV Design.

(f)                                   Regas Trials After Delivery.  In the event the use of neither the Commissioning Facility nor a Terminal Facility located in the Republic of Korea is arranged at least three (3) months prior to the Scheduled Delivery Date, and provided the Charterer has accepted delivery of the Vessel, Regas Trials shall take place at a Terminal Facility or at the first discharge at an LNGRV Buoy after delivery.  The Vessel shall remain on-hire during such Regas Trials.  In the event Regas Trials are not conducted prior to one hundred and eighty (180) days after the Delivery Date, Owner shall have no liability to pay liquidated damages under section 3.4(a).  In such event, Owner shall have no liability for guaranteed regasified LNG discharge rates under section 16.3 until the Closed Loop Regas Rate, the Open Loop Regas Rate and the Combined Mode Regas Rate are established at Regas Trials conducted at the discretion of Charterer.  Such Regas Trials may be conducted at a Terminal Facility or at an LNGRV Buoy as part of a voyage discharge.  Commencing one hundred and eighty (180) days after delivery, Charterer shall have the right, at its cost, to repair any defect in the Regasification Components, such repairs to meet the requirements of class and be performed under survey of class.  Any time taken to pursue any such repair work shall count as time on-hire hereunder.  Upon completion of such repairs, Charterer shall have the right to conduct Regas Trials at a Terminal Facility or at an LNGRV Buoy as part of a voyage discharge and to re-adjust the Closed Loop Regas Rate, the Open Loop Regas Rate and the Combined Mode Regas Rate in accordance with the results of such Regas Trials.

(g)                                  Costs of Regas Trials.  Charterer shall pay the costs incurred in conducting Regas Trials by payment to Owner of:

(i)                                     for Regas Trials occurring at the Commissioning Facility or the Terminal Facility located in the Republic of Korea prior to

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

delivery, ***** United States dollars (U.S. *****) per day plus buoy or terminal costs and costs of fuel and LNG;

(ii)                                  for Regas Trials occurring at a Terminal Facility or an LNGRV Buoy after delivery, ***** United States dollars (U.S. *****) per day plus terminal costs, if any, and travel and accommodation expenses incurred by Builder’s and Owner’s representatives; or

(iii)                               for Regas Trials occurring at a Terminal Facility or an LNGRV Buoy after the end of one hundred and eighty (180) days after delivery, ***** United States dollars (U.S. *****) per day ***** if any, and travel and accommodation expenses incurred by Owner’s representatives; provided that should Charterer require that Owner invite Builder’s representatives to attend Regas Trials held after the end of one hundred and eighty (180) days after delivery, Charterer shall pay the costs set out in subsection (ii) above.

The per diem amounts above shall not be payable for any day needed to rectify a defect in the implementation of the LNGRV Design or to verify by testing that the rectification was successful; except that in the case of per diem payments required under section 3.3(g)(i) and section 3.3(g)(ii) above, the aggregate duration of Regas Trials must have exceeded ten (10) days for Charterer to avoid the obligation to make such per diem payments.

3.4                               Delivery of Vessel with Reduced Capacity.

(a)                                 Reduced Regasified LNG Discharge Capacity.  If the maximum rate obtained at Regas Trials (the “Test Rate”) is less than the Closed Loop Regas Rate for the Closed Loop Mode, the Combined Mode Regas Rate for the Combined Mode, or the Open Loop Regas Rate for the Open Loop Mode (each, a “Deficient Mode”), and Charterer proves that such deficiency is a consequence of the implementation of the LNGRV Design and is not caused by defects in the LNGRV Design, then Owner shall pay to Charterer liquidated damages in the amount of ***** United States dollars (U.S. *****) per every one percent (1%) that the Lowest Test Rate is less than the Benchmark Rate, where the “Lowest Test Rate” is the Test Rate of the regasification discharge mode with the largest percent deficiency from the rate for such mode set forth in paragraph 17(c) of Schedule I and the “Benchmark Rate” is the rate set forth in paragraph 17(c) of Schedule I for the regasified LNG discharge mode from which the Lowest Test Rate was determined multiplied by ninety-seven percent (97%).  In no event shall liquidated damages under this section 3.4(a) exceed ***** United States dollars (U.S. *****).

(b)                                 Payment of Liquidated Damages for Reduced Regasified LNG Discharge Capacity.  Liquidated damages shall be paid for every regasified LNG discharge at an LNGRV Buoy where the actual regasified LNG discharge rate in a Deficient Mode is less than the rate set forth in paragraph 17(c) of Schedule I for such regasified LNG discharge mode (provided the LNGRV Buoy and pipeline installation can receive regasified LNG at

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

such rate) until the maximum amount of liquidated damages is paid (the “Cure Period”).  The liquidated damages for each such discharge at a lesser rate shall be calculated as follows:

LDs                          =                                         RPH   x   EHR

where:

RPH  =                     ***** United States dollars (U.S. *****), divided by 24 hours.

EHR  =                       the resulting excess hours (including parts thereof), calculated as the amount, if any, by which the actual discharge rate failed to meet the applicable guaranteed discharge rate as specified in Schedule I, with EHR to be calculated as follows:

*****

where:

*****

*****

*****

The maximum liquidated damages for any one (1) regasified LNG discharge shall not exceed ***** United States dollars (U.S. *****).  Owner’s obligation to pay liquidated damages under section 3.4(a) shall cease and the Cure Period shall end at the time the Vessel discharges regasified LNG at each of the Closed Loop Regas Rate, the Combined Mode Regas Rate and the Open Loop Regas Rate as demonstrated in new Regas Trials for such Deficient Mode.  Owner shall have the right to remove the Vessel from service to repair the regasified LNG discharge capacity; provided that the Vessel shall be Off-hire during the period of time the Vessel is out of service.

(c)                                  Reduced Tank Capacity.  If Owner shall deliver the Vessel for service under this Charter having a cargo tank capacity of less than the required specification under this Charter of 150,900 cubic meters (the “Contractual Tank Capacity”), then the following provisions shall apply: (i) if the actual cubic capacity of the Vessel is less than the Contractual Tank Capacity and such deficiency does not exceed 800 cubic meters, then Charterer shall accept delivery of the Vessel notwithstanding such deficiency, and Owner shall pay to Charterer liquidated damages in the amount of ***** United States dollars (U.S. *****) per each deficient cubic meter up to 300 cubic meters and ***** United States dollars (U.S. *****) per each deficient cubic meter between ***** cubic meters and ***** cubic meters; and (ii) if the actual cubic capacity of the Vessel is less than the Contractual Tank Capacity and the deficiency is greater than 800 cubic meters, then, without prejudice to any other rights Charterer may have under this Charter or otherwise, Charterer shall be entitled to reject delivery of the Vessel under this Charter.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.5                               Scheduled Delivery Date Postponement Due to Change Orders or Force Majeure.

(a)                                 The Scheduled Delivery Date shall be postponed:

(i)                                     to the date specified, if any, in change orders agreed to between Charterer and Owner in writing (including those issued pursuant to section 4.2) which expressly authorize an extension of the time of delivery of the Vessel by Daewoo;

(ii)                                  by the period of delay in construction of the Vessel due to an Event of Force Majeure affecting Owner’s ability to perform under this Charter; provided Owner has given the applicable notices to Charterer pursuant to section 3.5(b); and

(iii)                               any period of delay in the delivery of the Vessel arising as a result of unfavourable weather conditions delaying sea trials, gas trials or Regas Trials, which results in a permissible delay in the delivery of the Vessel under article VIII.3 of the Building Contract.

Delays on account of such causes as are provided for in this section 3.5 shall be understood to be permissible delays and are to be distinguished from unauthorized delays for which no revisions in the Scheduled Delivery Date shall be permitted.

(b)                                 Within ***** days after being notified of the occurrence of any Event of Force Majeure suffered by Owner or Daewoo affecting Owner’s ability to perform under this Charter and on account of which Owner may wish to claim a delay in the Scheduled Delivery Date, Owner shall notify Charterer of the date such Event of Force Majeure commenced and the reasons therefor as well as the expected duration of such event.  Owner shall use reasonable endeavours to minimize such period of delay.  Owner shall give Charterer revised notices from time to time if and when Owner obtains material additional information regarding the Event of Force Majeure.  Likewise, within ***** days after becoming aware that such event has ended, Owner shall notify Charterer of the actual extent of such delay in the Scheduled Delivery Date which in no event may exceed the period covered by the Event of Force Majeure.

3.6                               Scheduled Delivery Date .

The Scheduled Delivery Date shall be 30th April 2009.

3.7                               Progress Reports.

(a)                                 Owner shall provide Charterer with periodic reports (“Progress Reports”) advising of the progress of the construction of the Vessel.  Owner shall provide Charterer with quarterly Progress Reports until keel laying of the Vessel; thereafter, Owner shall provide Charterer with Progress Reports monthly.

(b)                                 Each Progress Report shall be in writing in a form from time to time proposed by Owner and approved by Charterer (such approval not to be unreasonably withheld) and shall include statements of any events or circumstances which may cause delivery of the Vessel to Charterer to be

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

delayed and the estimated period of such delay.  Owner shall also deliver to Charterer (within ***** days of Owner’s receipt thereof) copies of the reports submitted by Daewoo to Owner under the Building Contract.  Progress Reports shall be in addition to the notices provided for under section 3.5(b).

(c)                                  In addition, Owner shall deliver to Charterer copies of the following documents received by Owner (or its construction supervisor) in relation to construction of the Vessel:

(i)                                     promptly after the Effective Date, one copy of all Daewoo drawings previously received by Owner, and Charterer shall be provided reasonable access to all preceding project documentation, including such documentation from prior vessel(s) upon which any design is based;

(ii)                                  all additional drawings as submitted by Daewoo, including all design and construction drawings related to the LNGRV aspects of the Vessel’s construction;

(iii)                               documentation of any modifications to the Specifications being considered between Owner and Charterer;

(iv)                              periodic reports by Owner’s shipyard representative to Owner with all comments on the status of the construction program, including photographs of Vessel and components under construction;

(v)                                 schedules of all key milestones, major tests, and trials;

(vi)                              reports from all major tests and trials upon their conclusion;

(vii)                           reports and documentation of any major incidents, unplanned events, or recurring deficiencies during construction; and

(viii)                        correspondence and documentation among Owner, Daewoo, Governmental Authorities, cargo containment designer, and any other entities which may affect the technical, performance, operational, or schedule provisions of the Vessel.

In addition to the foregoing submitted documentation, Charterer shall be afforded full access to all relevant project documentation at the home office and shipyard site office of the Owner.

3.8                               Late Delivery.

(a)                                 In the event the Delivery Date is delayed beyond the Scheduled Delivery Date otherwise than as a result of default by Daewoo under the Building Contract or as a result of an Event of Force Majeure affecting Owner’s ability to perform, Charterer shall be entitled to recover from Owner such actual damages as it may be able to prove and such other remedies as may be available at law under the circumstances.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)                                 If, due to a default by Daewoo under the Building Contract, Owner does not deliver the Vessel in accordance with this Charter, then notwithstanding section 3.8(a), Charterer shall be entitled to recover from Owner, in respect of such late delivery, liquidated damages in the amount of ***** United States dollars (U.S. *****) per day for every day (or part of a day) from the ***** day following the Scheduled Delivery Date; provided, however, that Owner’s liability under this sub-section (b) shall not exceed ***** United States dollars (U.S. *****).

(c)                                  Charterer may cancel this Charter by giving notice thereof to Owner in any of the following cases:

(i)                                     if the Vessel is not delivered by Owner to Charterer under this Charter by a date which is ***** days after the Scheduled Delivery Date;

(ii)                                  if the Delivery Date is delayed by reason of Events of Force Majeure suffered by Owner for more than ***** days from the date which would have been the Scheduled Delivery Date but for the occurrence of one or more Events of Force Majeure affecting Owner’s ability to perform under this Charter; or

(iii)                               if there is a combination of such delays totalling in excess of ***** days.

(d)                                 If events have occurred which would give Owner the right to cancel the Building Contract without penalty, then Owner, subject to Owner first obtaining the prior consent of all Mortgagees and Lessors (which may not be withheld provided that they are satisfied that there shall be recovered from Daewoo or its refund guarantor sums payable to them as a result of such cancellation), shall exercise such rights upon the demand by and approval of Charterer, and Owner shall pay to Charterer any amounts which Owner is entitled to recover from Daewoo under the Building Contract as a result of said cancellation, minus: (i) amounts required to discharge all indebtedness to Owner’s shareholders and each Mortgagee and Lessor with respect to the Vessel; and (ii) Owner’s equity expended related to the construction, finance, ownership and operation of the Vessel.

(e)                                  Any cancellation under this section 3.8 shall be without prejudice to any other claims or rights Charterer may have under this Charter.

3.9                               Adjustments to Scheduled Delivery Date.  If the circumstances that give Charterer the right to cancel this Charter under section 3.8(c) arise, Owner may give notice to Charterer requesting it to elect to cancel this Charter or not and specifying a reasonable new date as the Scheduled Delivery Date.  Within ***** days after receiving such notice, Charterer shall give notice to Owner advising Owner of Charterer’s decision.  If Charterer elects to continue this Charter, the new date so specified by Owner and agreed by Charterer shall become the Scheduled Delivery Date.  If delivery hereunder is delayed by more than ***** days after such new Scheduled Delivery Date, Charterer shall again have the right to cancel this Charter.

3.10                        Force Majeure.

(a)                                 An “Event of Force Majeure” means any of the causes beyond the control of Daewoo specified in the Building Contract as force majeure excusing Daewoo from liability to Owner for any delay in delivery; provided, however, that in no event shall a delay resulting from the error, neglect, act or omission on the part of Owner or its employees constitute an Event of Force Majeure hereunder.  Owner represents to Charterer that an event of force majeure under the Building Contract in relation to a labour shortage shall be limited to circumstances in which sufficient skilled or unskilled labour is unavailable to Daewoo and further represents that force majeure in relation to a labour shortage shall not include cases in which Daewoo underestimated the labour requirements for its construction commitments.

(b)                                 Owner shall have no liability for any delays or cancellations resulting from Events of Force Majeure.

3.11                        Exclusive Use.  In no event shall the Vessel perform any voyage (other than sea trials, gas trials or Regas Trials) or take on LNG after completion of gas trials on behalf of Owner or any other person prior to the Delivery Date without Charterer’s prior written consent.

3.12                        Owner Guarantee.  On or prior to the Effective Date, Owner shall deliver the Owner Guarantee to Charterer.

4.                                      Undertakings, Representations and Warranties of Owner.

4.1                               Governmental Authorities and Classification Society.

(a)                                 Owner (i) represents and warrants that the Vessel shall be classed as provided in Schedule I at the Delivery Date; and (ii) undertakes to exercise due diligence thereafter throughout the Term to maintain such classification.

(b)                                 Owner (i) represents and warrants that the Vessel shall be constructed to the requirements of Governmental Authorities and the Vessel’s classification society for vessels carrying LNG in bulk (and operating as an LNGRV) in effect on the date of this Charter; and (ii) undertakes after the Delivery Date and throughout the Term to exercise due diligence to ensure that the Vessel shall meet all such requirements for vessels carrying LNG in bulk (and operating as an LNGRV) in effect from time to time.

4.2                               Changes.

(a)                                 If, after the Effective Date:

(i)                                     the Vessel’s classification society or any of the Governmental Authorities makes any revisions or additions to its requirements applicable to the Vessel, compliance with which is required to preserve the Vessel in the class referred to in Schedule I; or

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)                                  Daewoo shall have notified Owner under article V of the Building Contract of a request to make a change in specifications for the Vessel because the materials required by such specifications are in short supply or cannot be procured in time to maintain the Scheduled Delivery Date of the Vessel or are unreasonably high in price as compared to international market rates;

then Owner undertakes to notify Charterer thereof promptly after becoming aware of such revisions, additions or requested changes and, unless otherwise expressly notified by Charterer of Charterer’s reasonable objection thereto (other than to a revision or addition under section 4.2(a)(i) required to be made prior to the date which is ***** after the Scheduled Delivery Date) within ***** days after Charterer receives notice thereof, to comply with such revisions, additions or changes as soon as practicable.  If any such revision, addition or change occurs after the Delivery Date, then Owner and Charterer shall consult as to the timing and nature of the work required.  Time after the Delivery Date taken to pursue any such work diligently shall count as time on-hire hereunder.  Charterer shall bear an aggregate amount of up to ***** United States dollars (U.S. *****) of costs relating to changes due to new requirements of the Vessel’s classification society or Governmental Authorities as an Additional Cost Component in accordance with paragraph 1.3 of Schedule III.  Subject to the following sentence, if the aggregate amount of costs relating to changes due to new requirements of the Vessel’s classification society or Governmental Authorities exceeds ***** United States dollars (U.S. *****) then Owner shall have the option of either (A) bearing all costs related to changes in excess of said ***** United States dollars (U.S. *****) or (B) terminating this Charter by giving written notice thereof to Charterer; provided that any such termination by Owner shall take effect on the latest date on which compliance with such change due to new requirements of the Vessel’s classification society or Governmental Authorities is necessary.  However, prior to Owner exercising any such right of termination under this section 4.2(a), Owner shall notify Charterer of its intention to so terminate and Charterer may elect within ***** days of receipt of such notice to:  (x) bear all such costs related to such changes as an Additional Cost Component in accordance with paragraph 1.3 of Schedule III; and (y) require Owner to continue this Charter.

(b)                                 Owner shall cause such other changes to be made to the Vessel as Charterer may from time to time reasonably request, including changes to the LNGRV Design.  All costs incurred as a result of such changes shall be borne as an Additional Cost Component in accordance with paragraph 1.3 of Schedule III except that the cost of any changes to the LNGRV Design that exceeds ***** United States dollars (U.S. *****) shall be paid directly by Charterer.  Owner and Charterer shall consult as to the timing and nature of the work required.  If the parties cannot agree on the timing and nature of the work required, such timing and nature of the work required shall be decided solely by Charterer.  Time taken to pursue any such work diligently shall count as time on-hire hereunder.  The foregoing notwithstanding, Owner shall have no obligation to make any changes in

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

excess of ***** United States dollars (U.S. *****) in the aggregate, unless Charterer pays directly for any amounts in excess of such limit.

(c)                                  Notwithstanding the provisions of sections 4.2(a) or 4.2(b), Owner shall not be obligated to approve, make or cause to be made any changes which would conflict with applicable rules or regulations of Governmental Authorities, the Vessel’s classification society, or applicable international organizations or which would delay delivery of the Vessel (unless Charterer agrees to a corresponding delay in the Scheduled Delivery Date).

(d)                                 Owner shall use its best efforts to minimize costs to be borne by Charterer under this section 4.2 and shall certify to Charterer:

(i)                                     the nature of all changes and modifications covered by this section 4.2; and

(ii)                                  the amount and detail of all costs therefor.

(e)                                  Owner shall consult with Charterer in advance as to the necessity of making changes or modifications covered by this section 4.2.

4.3                               Personnel.  Owner undertakes that the officers and crew of the Vessel will have the ability, experience, licenses and training commensurate with the performance of their duties in accordance with internationally accepted standards as adopted on first-class LNG-carrying vessels and LNGRVs and as required by applicable Governmental Authorities and any labour organization having jurisdiction over the Vessel or her officers or crew.  Furthermore, Owner undertakes that the officers and crew of the Vessel will have sufficient training in relation to operation of an LNGRV in order to fully perform their duties.  Without in any way limiting the foregoing:

(a)                                 all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the Flag State and any requirements of the laws of the countries where the Primary Terminals are located;

(b)                                 the master, chief engineer, chief mate and cargo engineer (and such other officers having responsibilities associated with the preparation of the Vessel for loading and discharging) shall be trained and certified to a standard customary for a first-class LNG and LNGRV tanker operator and, if applicable, in compliance with the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978 (STCW), as amended in 1995, and the STCW Code, including any future amendments, supplements or replacements of such Convention or Code, and who shall all subscribe to the policy regarding the use of drugs and alcohol established pursuant to Article 43;

(c)                                  the master, chief engineer, all cargo engineers, and all deck officers shall be required to be fluent in written and oral English and shall maintain all records and provide all reports with respect to the Vessel in English; all helmsmen shall be required to be fluent in oral English; and there shall

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

otherwise be on board sufficient personnel with a good working knowledge of the English language to enable cargo handling, loading and discharging to be carried out efficiently and safely and to enable communications between the Vessel and those loading the Vessel or accepting discharge therefrom to be carried out quickly and efficiently; and

(d)                                 the crew complement shall be:

Master	*****

Deck Officers	*****

Chief Engineer	*****

Cargo System Engineer	*****

Engineers	*****

Electrician	*****

Cadets	*****

Ratings	*****

Catering Complement	*****

LNGRV Complement	*****

Total Crew	*****

provided, however, that Owner may increase the crew complement at Owner’s discretion and may reduce the crew complement with Charterer’s consent (not to be unreasonably withheld).  In addition, in the event any of the Governmental Authorities requires an increase in the LNGRV crew complement, Owner shall comply with such requirement and Owner shall include the reasonable additional costs incurred by Owner for such additional crew complement as a separate line item in the monthly invoice for Hire. Charterer shall pay such amount according to section 8.2.

4.4                               Flag State and Vessel Name.

(a)                                 Owner undertakes that, at the Delivery Date and throughout the Term, the Vessel shall be registered under the law of the country named as the Flag State in Schedule I and shall in all material respects comply with regulations and requirements of the Flag State in force for vessels registered in the Flag State but trading between Primary Terminals.  No change in the Vessel’s registration shall be made by Owner prior to or during the Term without Charterer’s prior written consent, such consent not to be unreasonably withheld.

(b)                                 In the event Owner determines that it would be desirable to change the Vessel’s Flag State, Owner shall propose in writing an alternative Flag State to Charterer for Charterer’s approval, such approval not to be unreasonably withheld.  All costs and expenses of any such proposed change shall be borne by Owner and shall include all costs and expenses attributable to such change.

(c)                                  If Charterer gives Owner notice requesting a change of the Vessel’s Flag State, Owner shall use reasonable, good faith efforts to cause the Vessel to be registered as soon as reasonably practicable in the country designated by Charterer.  The cost and expense of any such change of registry shall be borne by Charterer and shall include all reasonably incurred third-party costs and expenses directly attributable to or resulting from the implementation of Charterer’s request.  Owner shall estimate to Charterer in advance the amount and detail of all such costs and expenses.  Owner shall use reasonable endeavours to minimize such costs and expenses.

(d)                                 Prior to the delivery, Owner and Charterer shall agree on the name of the Vessel.  Thereafter no further change in the Vessel’s name shall be made without Charterer’s prior written consent, which shall not be unreasonably withheld.

4.5                               Compliance.  Owner undertakes that on the Delivery Date the Vessel shall in all material respects comply with the classification, registration, documentation, description, specifications and performance standards required under this Charter.  Owner undertakes during the Term to take all steps necessary as soon as possible and in any case within the time limits that may be prescribed by the Vessel’s classification society or relevant Governmental Authorities to comply with said classification, registration, documentation, description, specifications and performance standards.  Owner further undertakes that the Vessel shall comply with the regulations in force so as to enable her to pass through the Suez Canal by day and night, and shall have communication equipment which shall comply with applicable regulations and permit the Vessel to be in communication with land stations, Charterer’s control rooms, and with other vessels (including those employed in port operations, subject to the applicable regulations in such port).  Notwithstanding the foregoing provisions of this section 4.5, Owner shall not be required to perform any recommendations of the Vessel’s classification society before the relevant required date as it may be extended by the Vessel’s classification society so long as the condition giving rise to said recommendation does not affect Charterer’s rights under this Charter.  In addition, Owner shall provide Charterer with copies of the following documents received by Owner during the Term:

(i)                                     documents and reports issued by the classification society for the Vessel;

(ii)                                  incident reports;

(iii)                               pollution reports (including port state detention reports and compliance reports from Governmental Authorities);

(iv)                              insurance claims and reports under Compulsory Insurances; and

(v)                                 salvage and underwriter reports.

4.6                               Standards.  Owner undertakes from the date of this Charter and throughout the Term to operate and maintain the Vessel in accordance with the standards set forth in Schedule I, the Master Maintenance and Repair Plan and the LNGRV Operating Manual.  Subject to section 4.2(a), Schedule I shall at all times identify standards that meet or exceed all regulations, requirements and recommendations of the Vessel’s classification society and of all Government Authorities, and may be varied only with the prior written approval of Charterer.  Without limitation of the foregoing, except to the extent otherwise provided in this section 4.6, Owner undertakes to ensure at the Delivery Date and undertakes to exercise due diligence throughout the Term that the Vessel will comply with, and will be fully equipped, supplied and maintained to comply with, the applicable Oil Companies International Marine Forum (OCIMF) and Society of International Gas Tankers and Terminal Operators (SIGTTO) standards and guidelines, including, but not limited to, standards and guidelines for marine equipment, manifold compatibility, mooring arrangements and equipment, ship/shore emergency shut down system, loading and unloading operations, and safety.  To the extent changes occur in the standards and/or guidelines of OCIMF or SIGTTO following the date hereof, then: (i) if Charterer requires Owner to comply with such standards and/or guidelines, Charterer shall bear the cost of such compliance; or (ii) if Charterer does not agree that compliance is necessary but Owner decides in its own discretion to so comply, Owner shall bear the cost of such compliance.

4.7                               ISM Code and ISPS Code.  Owner undertakes to ensure at the Delivery Date and throughout the Term that the Manager complies fully with the International Safety Management (ISM) Code for the Safe Operation of Ships and Pollution Prevention effective July 1, 1998 (the “ISM Code”) and the International Ship & Port Facility Security Code effective 1st July 2004 (the “ISPS Code”) (including any subsequent amendments of the ISM Code and the ISPS Code, the “Codes”), and is in possession of a valid safety management certificate and a valid international ship security certificate in respect of the Vessel as required by the ISPS Code.  In addition, Owner shall comply with the notification requirements under Section 3.1 of the ISM Code and will ensure the that the Vessel’s security system and its associated security equipment complies with the applicable requirements of Part A of the ISPS Code and Chapter XI — 2 of the Safety of Life at Sea Convention (SOLAS) and that the approved ship security plan is in place.  If requested by Charterer, Owner shall provide Charterer with satisfactory evidence of compliance with the requirements of this section 4.7.

4.8                               Condition of the Vessel.

(a)                                 Owner represents and warrants at the Delivery Date and undertakes throughout the Term that the Vessel shall be fitted in every way for the safe loading, discharging, handling and carrying of LNG in bulk at atmospheric pressure, the regasification of LNG, and the discharge of regasified LNG, and suitable for trading as set forth in Article 6.  Owner (i) represents and warrants that on the Delivery Date the Vessel shall be tight, staunch, strong and otherwise seaworthy with cargo handling and storage systems (including instrumentation) necessary for the safe loading, discharging, handling, carrying and measuring of LNG, the regasification of LNG, and the discharge and measuring of regasified LNG, in good order and condition, with the Vessel and its machinery, boilers and hull in such a state as to obtain the most economic operation having regard to the rates of regasified LNG discharge and the rates of speed and fuel consumption amounts specified in Schedule I, with a main engine equipped with a system to burn boil-off gas alone, boil-off gas together with fuel oil, or fuel oil alone, and shall be fitted to burn fuel oil of normal

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

commercial grades, and with a full and efficient complement of Master, officers and crew for a Vessel of her type and tonnage and with clean tanks and piping free of debris or other foreign matter; and (ii) undertakes throughout the Term that the Vessel shall be maintained in such condition.  Owner warrants that the Vessel shall be fully stored, equipped, manned and fit in all respects for service as of the Delivery Date.

(b)                                 Owner represents and warrants at the Delivery Date and undertakes throughout the Term that the Vessel shall be fitted in every way for carrying LNG, unloading LNG or regasified LNG at any port and otherwise fully operating at all times regardless of the filling level of the Vessel’s cargo tanks.

(c)                                  Owner further represents and warrants that on the Delivery Date, and undertakes to exercise due diligence throughout the Term to ensure, that the Vessel shall be compatible with the Primary Terminals as now designed, constructed and equipped to the extent such ports are equipped to handle LNG tankers of similar cargo capacity, length, draft and containment system.  The cost of attaining and maintaining such compatibility with the Primary Terminals shall be for Owner’s account; provided that, in the event the aggregate capital cost of attaining such compatibility for a given Primary Terminal should exceed ***** United States dollars (U.S. *****) per event, Charterer shall at its election pay such excess or, alternatively, agree to delete such port from the list of Primary Terminals.

4.9                               Inspections.  Charterer shall be entitled, at Charterer’s risk and expense, from time to time within usual working hours prior to and throughout the Term (including periods of dry-docking), and during construction (including dock trials, sea trials, gas trials, Regas Trials and any other tests or trials) of the Vessel, to cause its representative(s) to inspect the Vessel as they may consider necessary to ascertain whether Owner is complying with its obligations under this Charter.  Moreover, in the event of an accident or casualty to the Vessel, Charterer shall be entitled to place its representatives on board the Vessel upon demand.  The Building Contract shall contain a provision giving Charterer’s representatives a continuing right to inspect and investigate the construction progress of the Vessel and the Regasification Components with access during usual working hours to the construction and fabricating facilities of Daewoo and its subcontractors.  Owner shall ensure that Charterer’s representatives are given a continuing right to attend all tests and trials of the Vessel.  Owner shall give timely notice to Charterer of all tests or trials and; provided such representatives are present at the time and place appointed for such trials or tests, Owner shall procure that such representatives attend such trials or tests.  Provided that timely notice has been given under the preceding sentence, a failure to attend such trials or tests at the time and place specified in such notice shall be deemed a waiver of the right to attend such trials or tests.  Owner shall provide Charterer with copies of all reports made available to Owner by Daewoo or its subcontractors (and with all information received) regarding the construction of the Vessel or any part thereof.  Any such inspection may include, without limitation, as far as is practicable having regard to the Vessel’s operational schedule, examination of the Vessel’s hull, cargo and ballast tanks, machinery, boilers, auxiliaries and equipment; examination of the Vessel’s deck and engine scrap/rough and fair copy/official log books; review of all construction records to the extent available to Owner; review of records of surveys by the Vessel’s classification society and relevant Governmental Authorities; and review of the Vessel’s operating procedures and performance of surveys, both in port and at sea.  Any inspection carried out by Charterer (or presence of Charterer’s representative aboard the Vessel) under this section 4.9:

(i)                                     shall be made without any interference with or hindrance to the Vessel’s safe and efficient construction or operation;

(ii)                                  shall be without prejudice to any other rights of inspection or investigation allowed to Charterer in accordance with the terms of this Charter; and

(iii)                               shall not entitle Charterer or any of its representatives to make any request or recommendation directly to Daewoo or other contractor of Owner except through Owner or Owner’s representatives.

Owner’s obligations under this Charter shall not be affected by whether Charterer shall have carried out inspections of the Vessel under the terms hereof or by any requests or observations made to Owner or its representatives or contractors by or on behalf of Charterer during or after any such inspection.

4.10                        Corporate Organization; Liens, etc.

(a)                                 On each of the date hereof, the Effective Date, the Delivery Date and throughout the Term, Owner represents, undertakes and warrants that:

(i)                                     Owner is and shall remain a corporation duly organized and in good standing under the laws of Belgium, duly qualified to do business in those jurisdictions where the nature of its activities or property requires such qualification and authorized to own (or, in case the Vessel is owned by Lessor pursuant to the terms of this Charter, to bareboat charter-in) the Vessel, and to perform its obligations under this Charter,

(ii)                                  Owner has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations hereunder;

(iii)                               Owner is and shall remain a corporation with no activities, assets or liabilities other than the Vessel and those relating to the Vessel; and

(iv)                              Owner shall maintain accurate books and records reflecting its operations separately from the books and records of any other entity and shall maintain such books and records in English.

(b)                                 Owner undertakes that it has not and will not place, authorize or permit any mortgage, lien, or encumbrance on the Vessel or the Vessel’s earnings or insurances, other than Permitted Encumbrances, liens and encumbrances arising by operation of law (including those arising in favour of the crew or of routine suppliers to the Vessel).  For this purpose, arrangements of a lease financing of the Vessel by which ownership of the

Vessel is transferred to a Lessor shall constitute creation of a Permitted Encumbrance.  Moreover, if any action is taken to enforce any mortgage, lien, maritime claim, claim, or encumbrance on the Vessel not created or arising by, through or under Charterer (whether a Permitted Encumbrance or not), Owner shall immediately notify Charterer thereof and take such steps as are necessary to prevent any such action from adversely affecting Charterer’s rights under this Charter.  A “Permitted Encumbrance” for the purposes of this Charter means mortgages, liens, claims or encumbrances on the Vessel, her earnings or insurances or a lease financing as referred to above.  In order that such mortgages, liens, claims or encumbrances and such lease financing may constitute Permitted Encumbrances, they must be the subject of a duly authorized, executed and delivered document in form and substance acceptable to Charterer (such acceptance not to be unreasonably withheld or delayed), (executed by Charterer, Owner and all relevant Owner Affiliates, Mortgagee and, if applicable, the Lessor) providing that, so long as the Charterer is performing its obligations under the Charter, the Mortgagee (and, if applicable, the Lessor) will not exercise their rights in such a way as to disturb Charterer’s use of the Vessel pursuant to this Charter, and otherwise addressing the rights, obligations and powers of the Charterer, Owner and all relevant Owner Affiliates, Lessor and Mortgagee.  Charterer shall not withhold its acceptance of the terms of such document if such document contemplates that, in case of enforcement of rights under Permitted Encumbrances, transfer of ownership of the Vessel from (as applicable) Owner or Lessor to a third-party may occur provided that such third party:

(i)                                     undertakes on the same terms as Owner, all relevant Owner Affiliates, Lessor and Mortgagee not to exercise its rights so long as Charterer is performing its obligations under the Charter, and

(ii)                                  such third-party is either an Affiliate of Owner, Lessor, Mortgagee or a single-purpose subsidiary of a special-purpose trust created and at all times to be used only to own all shares of such third-party or a single-purpose subsidiary of another shipping company approved by Charterer (such approval not to be unreasonably withheld provided such alternative shipping company is suitably-qualified to own and operate LNG vessels and there are and are not likely to be any commercial or competitive reasons why Charterer may wish not to have dealings with it).

(c)                                  Owner undertakes not to change its Country of Incorporation, merge or otherwise combine with another entity or transfer its rights in the Vessel or all or substantially all of its assets to another entity without Charterer’s prior written consent.  Each of the activities described in the preceding sentence shall be referred to as a “Reorganization.”  In the event that Owner determines it would be in the interest of Owner and not detrimental to Charterer to undertake a Reorganization, Owner shall so notify Charterer and the parties shall consult in a good faith effort to agree on the Reorganization and the form it should take.  All costs of any Reorganization shall be for the account of Owner.

(d)                                 On each of the date hereof, the Effective Date, the Delivery Date and throughout the Term, Charterer represents and warrants that:

(i)                                     subject to Charterer’s right under section 23.5 to assign this Charter, Charterer is a limited partnership duly organized and in good standing under the laws of the State of Texas, United States of America, duly qualified to do business in those jurisdictions where the nature of its activities or property requires such qualification and authorized to perform its obligations under this Charter, and Charterer has taken all necessary company action to authorize the execution, delivery and performance of its obligations hereunder;

(ii)                                  all filings, consents and approvals required for Charterer to perform its obligations hereunder have been obtained and true copies thereof have been delivered to Owner; and

(iii)                               neither the execution, delivery nor performance of this Charter, nor the consummation of any action contemplated herein conflicts or will conflict with or results or will result in a breach of any provision of Charterer’s constitutive instruments or any law, judgment, order, decree, rule or regulation of any court, administrative agency or other instrumentality of any governmental authority or of any other agreement or instrument to which Charterer is a party, or constitutes or will constitute a default under any provision thereof.

4.11                        Related Agreements and Parties.  Owner represents and warrants that:

(a)                                 subject to section 23.1(b) and subject also to Owner’s right (on the terms of this Charter, and particularly Clause 4.10(c)) to arrange a lease financing for the Vessel that would or may involve ownership of the Vessel by a Lessor, Owner shall have full and marketable title to the Vessel at the Delivery Date;

(b)                                 on or prior to the Effective Date, Owner Guarantor shall have executed and delivered the Owner Guarantee as a deed;

(c)                                  Owner and Manager shall execute the Management Agreement;

(d)                                 Owner shall enter into the Supervision Agreement;

(e)                                  there are no Permitted Encumbrances as of the date hereof;

(f)                                   all other material contracts shall be in effect prior to the Delivery Date as may be necessary in order for Owner to perform fully its obligations hereunder;

(g)                                  all of the above-referenced documents are and shall remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, and with no defaults thereunder nor

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

amendments thereto having any adverse effect on Charterer’s rights hereunder;

(h)                                 on or prior to the Effective Date, all filings, consents and approvals required for Owner to perform its obligations hereunder have been obtained and true copies thereof have been delivered to Charterer; and

(i)                                     neither the execution, delivery nor performance of this Charter, nor the consummation of any action contemplated herein conflicts or will conflict with or results or will result in a breach of any provision of Owner’s constitutive instruments or any law, judgment, order, decree, rule or regulation of any court, administrative agency or other instrumentality of any governmental authority or of any other agreement or instrument to which Owner is a party or by which it or the Vessel is bound, or constitutes or will constitute a default under any provision thereof.

Owner undertakes to use reasonable endeavours to procure that all parties to the above-referenced agreements, and parties to all Permitted Encumbrances, take all necessary steps to perform their obligations under such agreements.  Owner shall deliver to Charterer at Charterer’s request copies of documentation showing and analysing all amendments to the agreements and instruments referred to above.  Owner shall ensure that no amendment, supplement or other change which could have a material adverse effect on Charterer shall be made to any agreement or other instrument referred to in this section 4.11 without the prior approval of Charterer.

4.12                        Building Contract.

(a)                                 Charterer shall have access to all specifications, diagrams, charts, plans and drawings for the Vessel.  Charterer shall also have the right to participate as an observer in all meetings between Owner (and its Affiliates) and Daewoo and subcontractors and suppliers of Owner and Daewoo related to technical issues and changes to the Specifications.  In addition, Charterer shall have the right to receive promptly copies of drafts of the proposed change orders and any correspondence relating thereto and to the technical issues.

(b)                                 Owner shall cause Daewoo to prepare the LNGRV Design Drawings and, present such LNGRV Design Drawings to Charterer for approval.  Such LNGRV Design Drawings, once approved by Charterer, shall become part of the Specifications and the Building Contract.  Charterer shall have ***** days after receipt of any such drawing to notify Owner in writing as to whether Charterer approves or rejects the drawing.  Charterer shall include with its notice of rejection detailed comments explaining the basis for rejection, whereupon Owner shall cause Daewoo to consult with Charterer regarding the issues leading to rejection of the drawings.  Charterer’s approval of the drawings will be deemed to be given if Charterer does not notify Owner in writing within the ***** day period described above.

(c)                                  Owner represents and warrants that the Vessel shall be constructed in accordance with

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the Building Contract and in accordance with specifications, diagrams, charts, plans and drawings provided to Charterer pursuant to Article 32 which specifications, diagrams, charts, plans and drawings shall, unless otherwise agreed between Owner and Charterer, comply with the provisions of this Charter.

(d)                                 Unless the Building Contract has been novated to Lessor in connection with a transfer under section 23.1(b), without Charterer’s consent:

(i)                                     Owner shall not waive any material right of Owner under the Building Contract;

(ii)                                  unless this Charter has been terminated, if Owner pursuant to any right under the Building Contract elects or intends to elect to cancel the Building Contract Owner shall first offer to Charterer an assignment of the Building Contract, Charterer’s decision shall be taken promptly.  If Charterer takes such assignment then, in exchange for such assignment, Charterer shall reimburse Owner for amounts that would have been reimbursed by Daewoo for any default under the Building Contract to the extent that such amounts are (A) required to enable Owner to discharge its indebtedness to each Mortgagee with respect to the Vessel; (B) Owner’s equity expended and/or Owner’s indebtedness to its shareholders directly related to such equity expended and (C) Vessel supervision costs incurred by Owner to the extent such costs do not exceed ***** United States dollars (U.S. *****).  If Charterer takes an assignment of the Building Contract, then this Charter shall thereupon be cancelled;

(iii)                               except as provided in Article 32 and section 4.2, Owner shall not agree to any change in the Building Contract or in the specifications, diagrams, charts, plans and drawings of the Vessel; and

(iv)                              Owner shall not exercise any right under the Building Contract if such exercise could have a material effect on the Scheduled Delivery Date, the performance of the Vessel or the amount of compensation recoverable under the Building Contract for any default on the part of Daewoo.

(e)                                  If the Building Contract has been novated to Lessor in connection with a transfer under section 23.1(b):

(i)                                     Owner shall procure that no material right of the Lessor under the Building Contract is waived;

(ii)                                  unless this Charter has been terminated if Lessor pursuant to any right under the Building Contract elects or intends to elect to cancel the Building Contract Owner shall cause Lessor to offer first to Charterer an assignment of the Building Contract.  Charterer’s decision shall be taken promptly.  If Charterer takes such assignment then, in exchange for such assignment, Charterer shall reimburse to Lessor amounts that would have been

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

reimbursed by Daewoo under the Building Contract to the extent that such amounts are (A) required to discharge all indebtedness owed to each Mortgagee and Lessor with respect to the Vessel to be discharged; (B) Owner’s equity expended and/or Owner’s indebtedness to its shareholders directly related to such equity expended; and (C) Vessel supervision costs incurred by Owner to the extent such costs do not exceed ***** United States dollars (U.S. *****).  If Charterer takes an assignment of the Building Contract, then this Charter shall thereupon be cancelled;

(iii)                               except as provided in Article 32, section 4.2, and this section 4.12 Owner shall procure that no change is agreed with regard to the Building Contract or to the specifications, diagrams, charts, plans and drawings of the Vessel as submitted to Charterer prior to the date hereof; and

(iv)                              Owner shall procure that no right is exercised under the Building Contract or any other document if such exercise could have a material effect on the Scheduled Delivery Date, the performance of the Vessel or the amount of compensation recoverable under the Building Contract for any default on the part of Daewoo.

(f)                                 With a view to ensuring that Daewoo fulfils its obligations under the Building Contract, within ***** days hereof, subject to the prior approval of Charterer, Owner shall enter into a “Supervision Agreement” acceptable to Charterer appointing a supervisor to act on behalf of Owner in overseeing the construction of the Vessel and in performing co-ordination functions, including communications with Charterer, in connection with construction of the Vessel.  Promptly thereafter, Owner shall provide a true copy of such Supervision Agreement to Charterer.  Owner shall ensure that the supervisor under such Supervision Agreement is fully aware of all of Charterer’s rights under this Charter.  Within ***** days of Charterer’s notice to Owner, Charterer shall have the right to require Owner to replace the supervisor of the Vessel with another supervisor that is satisfactory to the Charterer.

(g)                                Owner represents to Charterer that, in accordance with the terms of the Building Contract, the Builder shall request Export-Import Bank of Korea to issue a refund guarantee in respect of the instalments payable to the Builder prior to delivery under the Building Contract.  Charterer accepts such guarantee may be replaced by a similar refund guarantee covering the same payment liabilities as part of a novation of the Building Contract by Owner to Lessor.

4.13                        Adjustment of Charter For Conventional LNG Vessel Operations.  In the event the Vessel shall be operated for the remainder of the Term solely as a conventional LNG vessel and not as an LNGRV, the parties shall make corresponding adjustments in each party’s obligations under this Charter to appropriately address such situation.  In particular, the parties shall revise the following:

(a)                                 Owner’s undertakings, representations and warranties under Article 4 relating to an LNG regasification vessel;

(b)                                 rights of the parties under section 16.3 relating solely to the Regasification Components;

(c)                                  obligations of the parties under Article 15 to update the LNGRV Operating Manual; and

(d)                                 obligations of Owner under Article 29 relating to measuring devices used solely on an LNG regasification vessel.

The provisions of this section 4.13 shall be without prejudice to the parties’ rights and obligations under Article 47 in relation to ownership, confidentiality and use of LNGRV Confidential Information.

4.14                        Survival.  Owner hereby agrees that all undertakings, representations and warranties herein and in other agreements or instruments delivered pursuant to this Charter shall survive any request, inspection or investigation made by Charterer and no such request, inspection or investigation shall constitute a waiver by Charterer of any right or remedy hereunder.

5.                                      Exclusive Use.

5.1                               General Use of the Vessel.  Charterer shall, throughout the Term, have the exclusive use of the Vessel for the sole purpose of transporting LNG, operating the Vessel as an LNGRV, and carrying out activities incidental to such transportation and operation in accordance with the provisions of this Charter.

6.                                      Trading.

6.1                               General Provisions.

(a)                                 This Charter is entered into and the Vessel shall be constructed upon the understanding that Charterer requires the Vessel primarily to provide LNG transportation between Primary Terminals, although Charterer may require calls at other ports.  The Vessel may trade between any other ports in any part of the world as Charterer shall direct within British Institute Warranty Limits, as amended from time to time; provided that Charterer shall not require the Vessel to call at any other port at which a state of war, war-like operations or civil unrest or commotion exists or which is the subject of risk to the health or safety of its officers and crew; provided further that the Master shall not be required to take the Vessel into or remain at an unsafe port; and provided further that Charterer shall not require the Vessel to call at any port if such requirement would violate applicable laws of the Flag State and neither party hereto shall be obligated to comply with a request to take action which would violate such laws.  If a port to which the Vessel is ordered by Charterer is determined to be unsafe by the Master and the Master has notified Charterer by email and facsimile transmission or otherwise in writing accordingly, then Charterer shall be bound to order the Vessel by e-mail and facsimile transmission or otherwise in writing to an alternative port which is determined by the Master to be a safe port or berth.  If no orders are received by the Master from Charterer prior to the time when the Master must deviate or break

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

ground to avoid unsafe conditions, Owner shall cause the Master to proceed to the nearest safe anchorage to await further orders from Charterer.

(b)                                 If Charterer directs the Vessel to any port other than a Primary Terminal, Charterer shall provide adequate notice to Owner for Owner to comply with regulations applicable to such other port (with the cost and time diligently taken for such compliance in all respects being for the account of Charterer), and Charterer shall exercise due diligence to ensure that:

(i)                                     the Vessel can lie always safely afloat at such other port; and

(ii)                                  the Vessel’s mooring and cargo manifold equipment is compatible with mooring and cargo manifold equipment at such other port.

The cost of any change in the structure or equipment of the Vessel required by Charterer’s directing the Vessel to such other port shall be for Charterer’s account in accordance with section 35(b).

(c)                                  Notwithstanding any other provision of this Charter, Charterer does not warrant the safety of any port or place to which it orders the Vessel.  Charterer shall be under no liability in respect of any port or place to which it orders the Vessel except for loss or damage caused by Charterer’s failure to perform its obligations under this Article 6.

6.2                               Designated Trade.  At its option Charterer may inform Owner in writing of the Designated Trade for the Vessel for the purposes of this Charter; provided that from time to time Charterer shall have the right to alter such designation by written notice to Owner.  Notwithstanding the above, Charterer shall not designate a trade as the Designated Trade if at the time of designation (i) such trade is experiencing an SPA Event of Force Majeure; or (ii) sales and purchases of LNG and/or regasified LNG under each LNG Sale and Purchase Agreement for such trade have a duration of less than ***** years.

6.3                               Ice.  Trading limits are also to be restricted to the January isotherm of negative ten degrees Celsius (-10oC).  The Vessel shall not be sent to or through icebound waters without Owner’s prior written consent and shall not be or become obligated to force ice or to follow ice breakers.  Despite the receipt of Owner’s consent, if the alternative port at which the Vessel is ordered by Charterer to discharge cargo should be or become inaccessible owing to ice and the Master has notified Charterer by email and facsimile transmission or otherwise in writing accordingly, then Charterer shall be bound to order the Vessel by email and facsimile transmission or otherwise in writing to an alternative port which is free from ice and at which the Vessel can discharge the cargo.  Also, if, on account of ice, the Master considers it dangerous for the Vessel to enter or remain at any alternative port for fear of the Vessel being frozen in or damaged and the Master should so advise Charterer, Charterer shall provide the Master with orders, by email and facsimile transmission or otherwise in writing, to proceed to an alternative port that is free from ice and at which the Vessel can discharge the cargo.  If no orders are received by the Master from Charterer prior to the time when the Master must deviate or break ground to avoid ice or other dangerous situations, Owner shall cause the Master to proceed to the nearest safe, ice-free position to await further orders from Charterer.

7.                                      Loading/Discharge Place.

7.1                               Generally.  Subject to the terms of Article 6, the Vessel shall be loaded and discharged at any port, berth or dock or any other safe place whatsoever as ordered by Charterer.  In the event Charterer should order the Vessel to a port, berth or dock which the Master considers unsafe, the Master shall be entitled to take such actions as are permitted under this Charter and by applicable safety regulations and conventions, but Charterer shall not be deemed to warrant the safety of any port, berth or dock and shall not be liable for any loss, damage, injury or delay resulting from conditions at or on any port, berth or dock which are not caused by Charterer’s fault or neglect or which could have been avoided by the exercise of reasonable care on the part of the Master, Owner or Owner’s contractors or subcontractors.

7.2                               Loading and Discharge Restrictions.  Subject as stated in section 7.3, Charterer may not require the Vessel to be loaded or discharged alongside another vessel or lighters; provided that such limitation shall in no way prevent operation of the Vessel as an LNGRV.  However, in the event of an emergency, either Owner or Charterer (but in either case only to the extent determined by the Master to be necessary for the safety of life or property as generally recognized by applicable maritime law or international practice) may require that the Vessel be so loaded or discharged, and in such case Owner shall exercise due diligence to ensure that any ship-to-ship operations shall conform to standards not lower than those set out in the latest published edition of ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases) and emergency directives.  Owner shall use best efforts to arrange to have such hoses, fenders, reducers and other like equipment supplied, and Owner shall undertake such procedures as may be necessary from time to time to prepare for and conduct such loading or discharging.  Owner shall pay the costs for such hoses, fenders, reducers and other like equipment unless the event requiring such ship-to-ship operations is one in which the Vessel remains continuously on-hire.

7.3                               Ship to Ship Transfer

The Charterer has the option, at their risk and expense, to perform lighterage/ transhipment operations to or from any other vessel including but not limited to, an ocean-going vessel, barge and/or lighter (the “Transfer Vessel”).

As far as possible, such operations shall be in accordance with the provisions of the latest edition of the “ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases)”, but in any case, lighterage/ transhipment operations shall always be at the discretion of the Master.  Charterer undertakes that the Transfer Vessel and its crew shall equally comply with the “ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases)” and Charterer shall ensure that adequate fendering and hoses are provided, to the satisfaction of the Master.  Owner shall not be liable for damage sustained to the Transfer Vessel unless such damage was caused by negligence of the Vessel.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

If the Master at any time considers that the lighterage/ transhipment operations are or have become unsafe, the operations may be delayed, aborted or discontinued until such time as conditions become safe and during this unsafe period the Vessel shall remain on hire, unless such operations become unsafe solely due to the Vessel’s own breakdown.

If Owner is obliged to extend the existing insurance policies to cover lighterage/ transhipment operations, such additional expenses are to be for the Charterer’s account. Charterer shall obtain permission from the proper authorities to perform the lighterage/ transhipment operation and all expenses in this connection shall be for the Charterer’s account.

8.                                      Hire.

8.1                               Hire Rate.  As full compensation for the performance by Owner of its obligations under this Charter, Hire shall accrue in accordance with this Article 8 commencing on the date and at the hour (GMT) *****.  Hire shall continue to accrue until the date and hour (GMT) when the Vessel is redelivered to Owner under the terms of this Charter.  Hire shall be paid at the rate (the “Hire Rate”) and in the manner provided for herein and in Schedule III.

8.2                               Payment.  Payment of Hire shall be made each calendar month in advance in United States dollars, without any discount, adjustment or deduction, except as specifically set forth in this Article 8 or otherwise in this Charter.  The first payment of Hire shall be pro-rated for the number of days in the initial month and shall be made within ***** days (at the designated place of payment) after the Delivery Date.  Owner shall provide invoices to Charterer covering each payment of Hire at least ***** days before due.  Payment of Hire shall be made to such United States dollar account or accounts with such bank as Owner shall designate in writing and which is/are reasonably acceptable to Charterer.  Owner shall not change such designation(s) without Charterer’s consent, which consent shall not be withheld unless Charterer determines that:

(i)                                     such change would increase Charterer’s costs;

(ii)                                  such change would expose Charterer to the risk of double payment; or

(iii)                               Owner has established a pattern of numerous account changes within the immediately preceding two (2) year period.

Except as otherwise provided in this Charter, subsequent payments of Hire shall be paid in same day funds before the close of business at the place of payment on the first day of each applicable calendar month during the Term (“Hire Payment Date”).  Hire shall accrue on a daily basis; provided, however, that Hire for any periods that constitute less than a calendar day shall be a pro rata portion of Hire for such calendar day.  If a Hire Payment Date falls on a day which is not a banking day at the place at which payment is to be received, payment shall instead be made on the next preceding day that is a banking day at such place.  Any Hire paid but not earned shall be refunded on the next Hire Payment Date (or as otherwise provided under this Charter) to Charterer by Owner (except in the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

case of a payment under section 8.5 for which Owner has a period of ***** days in which to make payment).

8.3                               Deductions.  Charterer shall be entitled to deduct from the payments of Hire:

(i)                                     actual disbursements, if any, for Owner’s account;

(ii)                                  any advances to the Master or to Owner’s Affiliates, contractors, subcontractors, or agents for expenses or disbursements for Owner’s account;

(iii)                               any previous overpayment of Hire, including payments made with respect to periods of Off-Hire;

(iv)                              any sums due in respect of Owner’s failure to meet Owner’s performance undertakings under this Charter;

(v)                                 Off-Hire accruing during the period; and

(vi)                              any other sums or credits to which Charterer is entitled under this Charter.

If a deduction is made based on an estimate, the next Hire payment shall be adjusted, if necessary, to reflect any difference between such estimate and the actual amount of deduction that Charterer is able to verify.  All deductions from Hire shall be verified by Charterer by production of vouchers or supporting documentation corresponding to the deductions within ***** days after the applicable Hire Payment Date.

8.4                               Final Payment.  Notwithstanding anything contained in this Article 8 to the contrary, the final payment of Hire hereunder shall be made on the date of redelivery of the Vessel to Owner.  Deductions from said final payment shall be those reasonably estimated by Charterer if the actual amounts have not been determined, and also less the amount estimated by Charterer to become payable by Owner for LNG, bunkers, fuel oil, gas oil and diesel oil on redelivery of the Vessel to Owner as provided in Article 13.  Within ***** days following the date of redelivery of the Vessel, a final settlement shall be calculated and the net amount due under this Charter (subject to any amount in dispute) shall be refunded to or paid by Charterer as and to the extent that the case may require.

8.5                               Loss.  Should the Vessel become an actual total loss, Hire shall cease at the time of her loss or, if such time is unknown, at the time when the Vessel was last heard of.  If the Vessel should become a constructive total loss, Hire shall cease at the time of the casualty resulting in such loss.  Within ***** days after Hire has ceased under this section 8.5, all moneys owing to Charterer under the provisions of this Charter at the time Hire ceases under this section 8.5 shall be paid to Charterer, and likewise Owner shall be paid the net amount of all sums due from Charterer.  If the Vessel shall have been missing for at least ***** hours when a payment of Hire would otherwise be due, such payment shall be postponed until the safety of the Vessel is ascertained.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

8.6                               Deficiencies.  If the Vessel does not fulfil Owner’s representations and warranties or any other part of her description as represented or warranted under this Charter other than as a result of a casualty, and such deficiency results in the performance of the Vessel under this Charter being materially and adversely affected (other than in a manner such as to give rise to a claim under Article 16), then Charterer shall be entitled, without prejudice to any other rights Charterer may have under this Charter or otherwise, to such a reduction in Hire as may be required to correct or compensate for such deficiency; provided that Charterer shall first have given Owner notice of such deficiencies and a reasonable period of time (but in no event longer than ***** days after receipt of such notice), within which to cure such deficiencies; and provided further that, if cure of such deficiencies requires removal of the Vessel temporarily from service under this Charter and Charterer is unwilling to permit such temporary removal, the period to cure referred to above shall not begin running until the Vessel has been removed from service.  Prior to such removal of the Vessel from service, Owner shall take whatever action it may be safely possible to take toward the cure of such deficiencies without removal of the Vessel from service.  In the event Owner should fail to cure such deficiencies within the period provided, the reduction in Hire permitted under this section 8.6 shall apply from the date Charterer gave Owner notice thereof until cured.

8.7                               Late Payment.  In the event Charterer fails to make any payment (including, without limitation, any payment of Hire) due and owing to Owner under this Charter, Owner shall so notify Charterer.  If Charterer fails to pay amounts due and owing within ***** days at the place of payment after receipt of such notice, Charterer shall pay to Owner, in addition to all other amounts then due and owing, a late fee at a rate equal to ***** on the amounts then due and owing for the period from said due date until paid.  If, following receipt by Charterer of any such notice, Charterer does not make such payment to Owner as provided in section 39.1(b), Owner shall have the right to withdraw the Vessel from the service of Charterer in accordance with the terms of Article 39 without prejudice to any other claim Owner may have under this Charter.  The late fee specified in this section 8.7 represents a good faith estimate of the cost to Owner for any such delay in payment and shall serve as liquidated damages therefor.

8.8                               Taxes.

(a)                                 Charterer shall pay the full amount of Hire under this Charter without any deduction or withholding for taxes; provided that Charterer shall deduct and withhold from any Hire payments due hereunder any amounts which Charterer may be required to withhold in respect of any tax (including any tax based on income, revenues, use, value added or sales), duty or impost imposed on Owner or the Vessel by any Governmental Authority of any country at which the Vessel receives or discharges LNG pursuant to this Charter, or any division or department of such Governmental Authority or any province or municipality thereof, arising out of Owner’s performance hereunder.  If, by any applicable law, rule, regulation or decree of such Governmental Authority Charterer is required to withhold, and/or if Owner is required to pay, any amount in respect of such taxes, duties or imposts (other than such taxes, duties or imposts which are the responsibility of Owner pursuant to section 8.8(c) or (d) or are imposed solely because such activities are deemed connected with other business activities of Owner or its Affiliates in such country which are not necessary for Owner’s performance hereunder), then: (i) the amount payable hereunder in respect of Hire or such other amounts shall be increased so that the amount received by Owner net of such taxes, duties or imposts shall be the amount that would have been received but for such deduction, withholding, or payment by Owner; and (ii) Charterer shall make the necessary deduction or withholding and shall promptly pay the sum to the relevant authorities and shall provide Owner with copies of all receipts (and returns filed) in connection therewith.

(b)                                 If Owner or any Affiliate of Owner receives any reciprocal credit or deduction in respect of such taxes, duties or imposts by way of reduction of tax actually payable in another country attributable to said payments by Charterer on behalf of Owner, then Owner shall reimburse Charterer for the amount the taxes payable therein are reduced by the payments by or on behalf of Owner.  Within sixty (60) days after the end of each calendar year during the Term, Owner shall provide to Charterer a certificate in which Owner certifies with respect to such year that it (i) has not received any such reciprocal credit or deduction; or (ii) if received, the amount of such reciprocal credit or deduction.

(c)                                  Hire shall not be increased as a result of any deduction, withholding or payment of taxes, duties or imposts or other amounts payable to Owner hereunder to the extent that such deduction, withholding or payment results from any of the following after the date hereof: (i) a change in, or reorganization or expansion of, the business activities of Owner or its Affiliates in the United States of America or in any of the countries in which the Primary Terminals are located; (ii) a voluntary change of Owner’s country of tax residence to any such country; or (iii) any other activities of Owner or its Affiliates that are not connected with Owner’s performance of this Charter.  Owner shall use its best efforts and take all steps reasonably and lawfully available to it to reduce its liability for such taxes, duties or imposts on Hire, should such become payable.  Notwithstanding the above, if the Country of Incorporation and/or the Flag State are changed by Owner with Charterer’s consent or at Charterer’s request under section 4.4(c), the provisions of this section 8.8 shall continue to apply to such new Country of Incorporation or Flag State.

(d)                                 Hire shall not be increased as a result of any deduction, withholding or payment of taxes, duties or imposts or other amounts payable to Owner hereunder to the extent that such deduction, withholding or payment results from Owner’s establishment of an office in the United States of America, notwithstanding that the purpose of such office is to enable Owner to fulfil its obligations under this Charter.

(e)                                  The parties will cooperate with each other and use all reasonable efforts to prevent the imposition of any taxes and to reduce the amounts thereof.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

8.9                               Non-Utilization.

(a)                                 The provisions of this section 8.9 shall be available to Charterer if Charterer has informed Owner of a Designated Trade pursuant to section 6.2.

(b)                                 If:

(i)                                     at any time an event occurs which results in a suspension of LNG deliveries under the Designated Trade for a period of time;

(ii)                                  such event did not result from theWilful Misconduct of Charterer, one of its Affiliates or an LNG Customer;

(iii)                               Charterer or its Affiliate has: (A) in good faith notified in writing one or more LNG Customers that Charterer or its Affiliate regards such event as force majeure excusing the performance of Charterer or its Affiliate under any LNG Sale and Purchase Agreement; or (B) received written notice from an LNG Customer that such LNG Customer regards such event as force majeure excusing performance of such LNG Customer under an LNG Sale and Purchase Agreement (provided that the following shall be deemed to not constitute an event of force majeure under an LNG Sale and Purchase Agreement: (1) the inability economically to produce, use or resell LNG purchased and sold under an LNG Sale and Purchase Agreement; or (2) the inability economically to utilize the Vessel for transportation under an LNG Sale and Purchase Agreement);

(iv)                              such event results in Charterer being unable to utilize the Vessel to transport LNG for the Designated Trade; and

(v)                                 at the time of such event, sales and purchases of LNG under such LNG Sale and Purchase Agreement for the Designated Trade have a duration of at least *****;

then Charterer shall give prompt written notice of such event to Owner and such event shall be considered an “SPA Event of Force Majeure” for all purposes of this Charter.

(c)                                  Such force majeure shall be subject to all the provisions of this section 8.9 for so long as it may continue.  The initial notice of an SPA Event of Force Majeure shall include a reasonably detailed explanation thereof, including the date on which such event commenced.  Charterer shall within ***** days thereafter give a supplemental notice of the period of time such SPA Event of Force Majeure is expected to continue.  Charterer shall give Owner revised notices from time to time if and when Charterer obtains material additional information regarding the SPA Event of Force Majeure.

(d)                                 An SPA Event of Force Majeure shall be either of a temporary or permanent type.  A temporary force majeure shall be one where Charterer expects full resumption of use of the Vessel before the end of ***** (“Temporary Force Majeure”).  A permanent force majeure shall be one

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

where Charterer does not expect full resumption of use of the Vessel before the end of ***** (“Permanent Force Majeure”).  Unless and until a notice given by Charterer declares an SPA Event of Force Majeure to be a Permanent Force Majeure, such SPA Event of Force Majeure shall be deemed to be a Temporary Force Majeure.

(e)                                  As part of the notice given by Charterer pursuant to section 8.9(b), or by separate notice given thereafter, Charterer shall direct that the Vessel be laid-up and removed, effective immediately, from providing LNG transportation under this Charter (such removal rendering the Vessel a “Non-Utilized Vessel”).  Charterer shall be entitled to update its directions hereunder based on the actual impact of the SPA Event of Force Majeure on its LNG delivery schedule.

(f)                                   The Vessel shall remain a Non-Utilized Vessel, in accordance with directions received by Owner from Charterer, until the date it receives orders from Charterer to proceed to a port to again provide LNG transportation under the Designated Trade.  Owner shall not withdraw and employ the Non-Utilized Vessel for other purposes without the prior written consent of Charterer, and consultations relating to such consent shall include agreement concerning the appropriate crediting to Charterer of revenues earned by Owner during any such other employment.

(g)                                  During a period of Temporary Force Majeure (or if Charterer has declared Permanent Force Majeure, until this Charter has been terminated in accordance with section 8.9(h)), Charterer shall continue to pay Hire for the Non-Utilized Vessel as follows: (i) at the Hire Rate from the ***** through the ***** day as a Non-Utilized Vessel; (ii) from the ***** through the ***** day as a Non-Utilized Vessel at a rate equal to the sum of the Financial Cost Component stated in paragraph 1.1 of Schedule III, and the Additional Cost Component stated in paragraph 1.3(a) of Schedule III for the period in question; and (iii) thereafter at the Hire Rate.

(h)                                 Charterer may terminate this Charter by giving notice of such termination to Owner if: (i) an SPA Event of Force Majeure continues for at least *****; or (ii) Charterer notifies Owner in writing that Charterer is declaring a Permanent Force Majeure and Charterer is exercising its right to terminate this Charter.  Any such termination notice under this section 8.9(h) shall be effective upon receipt by Owner of the Required Permanent Force Majeure Termination Payment and, if necessary, redelivery by Charterer of the Vessel.  Redelivery of the Vessel shall occur at the lay-up location if the Vessel is in lay up at the time of termination under this section 8.9(h).  Upon such termination becoming effective, neither Charterer nor Owner shall have any further obligation to pay Hire or to make any other payment under this Charter other than payments due with respect to periods prior to the effective date of such termination.

(i)                                     Promptly after the execution of an LNG Sale and Purchase Agreement providing for deliveries of LNG over a term of ***** years or more under the Designated Trade, Charterer shall provide Owner with all material information regarding the type of events which could qualify as force

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

majeure excusing the performance of Charterer, its Affiliate or an LNG Customer under such LNG Sale and Purchase Agreement.

8.10                        Adjustment of Hire Upon Conversion of Vessel into Conventional LNG Carrier.  Charterer shall have the right to convert the Vessel from an LNGRV into a conventional LNG carrier and back into an LNGRV and/or to cease use of or re-activate the Regasification Components from time to time by written notice to Owner.  In the event of such conversion, the Operating Cost Component shall be adjusted in that there shall be credited against Hire the full amount which Owner saves on account of such conversion.  Owner shall take all reasonable steps as may be necessary to effect savings in the costs pertaining to the Vessel on account of such conversion.  Charterer shall pay for all de-activation, preservation and re-activation costs of the Regasification Components resulting from such conversion.

8.11                        Prepayment of Hire advance on entitlement to damages

(a)                                 Charterer shall pay by way of advance Hire an amount equal to U.S.$ ***** on the date that the second instalment of the contract price is payable to Daewoo pursuant to Article II of the Building Contract.

(b)                                 Charterer shall pay by way of advance Hire an amount equal to U.S.$ ***** on the date that the third instalment of the contract price is payable to Daewoo pursuant to Article II of the Building Contract.

(c)                                  The figure representing the aggregate amount of the payments received by Owner under sections 8.11(a) and (b) is the “Original Prepaid Amount” and the figure representing the level of such payments from time to time after increase and decrease under the terms of this section 8.11 is the “Prepaid Amount

(d)                                 Owner shall use the Prepaid Amount in or towards payment to Daewoo of the second and third instalment of the Contract Price payable on the relevant dates stated in the Building Contract.

(e)                                  Interest shall accrue on the Prepaid Amount from day to day as from the time when the Owner receives payment in respect thereof, and shall be credited and/or paid by Owner on the following basis:

(i)                                     prior to the Delivery Date, interest shall not be payable by Owner but shall be capitalized and be added to and thereafter form part of the Prepaid Amount; and

(ii)                                  with effect on and from the Delivery Date during the Original Period, Owner shall pay interest quarterly in arrears to Charterer on the Prepaid Amount.

Such interest shall accrue at a rate equal to the long term borrowing cost agreed in Schedule III hereto, on and subject to the terms of this Charter.

(f)                                   From the Delivery Date to the twelfth anniversary of the Delivery Date Owner shall pay to Charterer interest on the Original Prepaid Amount quarterly in arrears.  Owner’s obligation to pay interest as set out above shall be set-off against Charterer’s obligations to make payments under this Charter on and subject to the following terms and conditions.

(g)                                From the Delivery Date to the twelfth anniversary of the Delivery Date, Owner’s obligation to pay interest on the Original Prepaid Amount pursuant to section 8.11(f) shall be set-off against Charterer’s obligations to make payments under this Charter on and subject to the following terms and conditions:

(i)                                     on each Hire Payment Date which immediately follows a quarterly interest payment date as stated in section 8.11(f) (“a Quarterly Hire Payment Date”), Charterer’s obligation to pay Hire and other sums at such Hire payment Date shall be reduced by the amount of interest then due to be paid by Owner quarterly under section 8.11(f) (the “Interest Amount”).  The Interest Amount shall be applied:

(A)                           first in or towards discharge of any amounts then due and payable by Charterer to Owner from time to time under this Charter other than in respect of the Operating and Financial and Additional Cost Components of Hire and, thereafter;

(B)                           in or towards discharge of the Operating Cost Component of Hire and, thereafter;

(C)                           in or towards discharge of the Additional Cost Component of Hire;

(D)                           in or towards discharge of the Financial Cost Component of Hire

Any balance of any Interest Amount remaining due after the application above shall be paid directly by Owner to Charterer.

(ii)                                  Owner’s obligation to pay such Interest Amount shall be cancelled and discharged upon such deemed application pursuant to this section

(h)                               If, on any Quarterly Hire Payment Date, there is no Hire payable by Charterer or the Hire payable is less than the Interest Amount then, on that Quarterly Hire Payment Date, Owner shall pay the Interest Amount or (as applicable) the balance of the Interest Amount.

(i)                                     With effect on and from the 12th anniversary of the Delivery Date during the Original Period, Owner hall repay quarterly in arrears to the Charterer the principal of and interest on the Prepaid Amount in the respective amounts stated in Schedule III, Spreadsheet “C”, on an annuity basis.

(j)                                    From the 12th anniversary of the Delivery Date until the end of the Original Period, Owner’s obligation to repay the Prepaid Amount and interest pursuant to section 8.11(i) shall be set-off against Charterer’s obligations to make payments under this Charter (or paid to Charterer, as the case may be) on and subject to the following terms and conditions:

(i)                                  on each Quarterly Hire Payment Date, Charterer’s obligation to pay Hire and other sums at such Hire payment Date shall be reduced by the amount of principal and interest due to be paid by Owner quarterly under section 8.11(i) (the “Repayment Amount”).  The Repayment Amount shall be applied:

(A)                               first in or towards discharge of any amounts then due and payable by Charterer to Owner from time to time under this Charter other than in respect of the Operating and Financial and Additional Cost Components of Hire and, thereafter;

(B)                           in or towards discharge of the Operating Cost Component of Hire and, thereafter;

(C)                           in or towards discharge of the Additional Cost Component of Hire;

(D)                           in or towards discharge of the Financial Cost Component of Hire

Any balance of any Repayment Amount remaining due after the application above shall be paid directly by Owner to Charterer.

(ii)                               Owner’s obligation to pay such Repayment Amount shall be cancelled and discharged upon such deemed application pursuant to this section and the Prepaid Amount shall be deemed to be reduced by the amount of the principal component of the relevant Repayment Amount.

(k)                                 If, on any Quarterly Hire Payment Date, there is no Hire payable by Charterer or the Hire payable is less than the Repayment Amount then, on that Quarterly Hire Payment Date, Owner shall pay the Repayment Amount or (as applicable) the balance of the Repayment Amount and the Prepaid Amount shall be deemed to be reduced by the amount of the principal component of the relevant Repayment Amount.

(l)                                     In circumstances where, following an application pursuant to either section 8.11(g)(i) or section 8.11(j)(i), a balance remains payable by Charterer to Owner in respect of other sums or the Operating Cost Component or the Additional Cost Component of Hire (the “Net Amount”) the following shall apply:

(i)                                    Owner shall notify Charterer in writing as soon as practicable of the Net Amount due; and

(ii)                                  Charterer shall pay Owner an amount equal to such Net Amount within 3 Business Days of Charterer receiving the notice referred to in section 8.11(l)(i);

(iii)                               If Charterer does not pay the Net Amount to Owner pursuant to section 8.11(l)(ii) Owner shall be entitled (but not obliged) to apply the Prepaid Amount in or towards discharge of the Net Amount.

(iv)                              In such circumstances, in case an application of the Prepaid Amount has been made pursuant to section 8.11(l)(iii) and either:

a.              the Net Amount is subsequently reduced under any other provision of this Charter; or

b.              Charterer has become entitled under any provision of this Charter not to make payment of the Net Amount,

then such application of the Prepaid Amount shall be cancelled and the level of the Prepaid Amount that existed immediately prior to such application shall be reinstated.

For the avoidance of doubt (A) there is no obligation on Owner at any time to apply the Prepaid Amount in discharge of any Net Amount; (B) if Owner does not make any such application then all Owner’s other rights under this Charter resulting from Charterer’s non-payment of the Net Amount shall be preserved; and (C) the Prepaid Amount shall not be applied in or towards the Financial Cost Component of Hire pursuant to this section 11.

(m)                             In circumstances where Owner has received the Original Prepaid Amount as contemplated by section 8.11(a) and (b) and, subsequently, either the Term ends or the Owner terminates the obligation to charter the Vessel before the Delivery Date, following either:

(i)                                     the repudiation by Charterer of its obligations hereunder; or

(ii)                                  the termination by Owner of its obligation to let the Vessel pursuant to section 39.1(a), (b) or (c),

Owner shall be entitled to the fullest extent permitted by applicable law to retain the Prepaid Amount, subject only to an obligation to pay to Charterer an amount equal to the Surplus Prepayment (if any) as contemplated by section 39.1(d) as and when that may become due. Even in circumstances where, because of applicable laws, the Owner’s obligation to repay the Prepaid Amount and to pay interest on it in accordance with section 8.11(g) and (j) is separated from the Charterer’s liability as described in section 39.1(d), that shall not result in any increase or acceleration of the Owner’s payment obligations.

(n)                                        In circumstances where Owner has received the Original Prepaid Amount as contemplated by section 8.11(a) and (b) and, subsequently Owner’s ability to charter the Vessel to Charterer pursuant to this terminates for any reason other than the circumstances contemplated by section 8.11(m) (including, but not limited to, termination of the chartering of the Vessel by Charterer under section 23.2 as a consequence of the occurrence of any Event of Owner Default or a Total Loss occurring in respect of the Vessel), Owner shall repay:

(i)                                     the Prepaid Amount; together with

(ii)                                  any accrued but unpaid interest on such Prepaid Amount calculated pursuant to and in accordance with this Charter,

at such time to Charterer, subject to the setting-off of all amounts which have accrued under this Charter, whether or not they have yet been invoiced or become due (which other amounts shall, for the purposes of this section 8.11(n), remain payable), against such liability to repay the Prepaid Amount and any interest pursuant to this section 8.11(n).

(o)                               (i)                                    To secure Owner’s contingent liability to repay the Prepaid Amount or (as applicable) an amount equal to the Surplus Drawing and to pay sums due under section 39.2(b)(iv) and also Owner’s obligation to repay any Hire paid in advance but not earned, Charterer shall be provided with security on the terms set out in sections 8.11(o)(ii) or (iii), as applicable.  The securities to be granted under sections 8.11(o)(ii)(A) and 8.11(o)(iii)(A) shall be granted on or around the Effective Date.  The securities to be granted under sections 8.11(o)(ii)(B) and 8.11(o)(iii)(B) shall be granted on or around the Delivery Date.

(ii)                                 If the Owner is to be the registered owner of the Vessel then such securities to be granted to Charterer shall comprise the following (each in such form as shall be agreed, in relation to which the approval of neither Owner or Charterer shall be unreasonably withheld):

(A)                               prior to the Delivery Date, a third priority assignment of any refund payments recoverable from Daewoo in connection with the Building Contract and any refund guarantor of Daewoo; and

(B)                               after the Delivery Date, a third mortgage on the Vessel and a third assignment of the insurances of the Vessel and a third pledge or charge in respect of Owner’s shares.

The first priority securities shall be held by Exmar NV and/or Exmar NV’s financiers to secure Owner’s obligations in relation to its guarantee of any loan incurred by Exmar NV in connection with financing the acquisition of the Vessel by the Owner. The second priority securities shall held by the Charterer and/or the Charterer’s financiers to secure the Owner’s obligations in relation to the Excelerate Loan (as defined in Schedule III hereto) in connection with the financing of the Vessel by the Owner. Charterer shall act reasonably in negotiating the securities granted to it pursuant to this section 8.11(o)(ii) and in negotiating and signing such subordination and co-ordination documentation, in form and substance satisfactory to Owner and the Mortgagee and which is customary for a financing of this type, in relation to such intercreditor arrangements as the Mortgagee may consider necessary.  For the avoidance of doubt, such subordination shall contain not only a subordination of sums recovered under enforcement of such security but also a full subordination of Charterer’s rights, both to claim for payment of, and take action to recover sums due against the Owner (but not against the Owner Guarantor under the Owner Guarantee, which right shall be unfettered) and to enforce security, until completion of enforcement of prior-ranking security.  However, Charterer will be granted a buy-out right, at par, in respect of all indebtedness owed to prior-ranking security holders.

Charterer acknowledges and agrees that the securities to be obtained by it pursuant to this section shall be in substantially the same form as the securities granted by Owner to the Mortgagee, save for their ranking and any necessary modifications required to implement this ranking.

All documents referred to in this section shall be signed as soon as reasonably possible after the Effective Date, except for those that are to be signed on the Delivery Date, which will be signed on that date.

(iii)                            If the Vessel’s financing has been by way of a lease, so that the Vessel is or (from the Delivery Date will be) owned by Lessor then such securities to be granted to Charterer shall comprise the following (each in such form as shall be agreed, in relation to which the approval of neither Owner or Charterer shall be unreasonably withheld):

(A)                                        prior to the Delivery Date, a second priority assignment by Lessee of all refund payments which Lessor makes in respect of sums which Lessor receives or recovers from Daewoo in connection with the Building Contract and from any refund guarantor of Daewoo following a termination of the Building Contract;

(B)                                        after the Delivery Date, a second priority assignment by Lessee of any rebate payments which Lessor makes in respect of sums which Lessor receives or recovers from the proceeds of sale of the Vessel or (as applicable) insurance recoveries received by Lessor; and

(C)                                        a third priority pledge or charge in respect of Owner’s shares.

In relation thereto, Charterer’s rights under such securities shall be subject to:

(1)                                 a first priority security interest held by Mortgagee to secure financing provided to enable credit support arrangements to be put in place in favour of Lessor;

(2)                                 a second priority right held by Lessor in respect of its own residual financial exposure in relation to its lease financing of the Vessel after taking into account the credit support arrangements put in place to cover part of the financial obligations owed to Lessor in connection with such finance lease.

In this respect Owner shall procure that Charterer is provided, both initially and thereafter upon Charterer’s reasonable written request (such request not to be made more than once per calendar year), with explanations of these financing arrangements and of assessments of the extent of financial commitments owed to Mortgagee and to Lessor.

(iv)                              Charterer shall act reasonably in negotiating the securities granted to it pursuant to section (m)(ii) and (iii) and in negotiating and signing such subordination and co-ordination documentation, in form and substance satisfactory to Owner, Mortgagee and Lessor as well as Charterer, and which is customary for a financing of this type, in relation to such intercreditor arrangements as Mortgagee and/or Lessor may consider necessary.  For the avoidance of doubt, such subordination shall contain not only a subordination of sums recovered under enforcement of such security but also a full subordination of Charterer’s rights, both to claim for payment of, and take action to recover sums due against the Owner (but not against the Owner Guarantor under the Owner Guarantee, which right shall be unfettered) and to enforce security, until completion of enforcement of prior-ranking security.  However, Charterer will be granted a buy-out right, at par, in respect of all indebtedness owed to prior-ranking security holders.

Upon any refinancing of any indebtedness incurred by Owner to the Mortgagee, Lessor or Owner’s shareholders in relation to the cost of acquisition of the Vessel, Charterer shall enter into such releases and/or subordination or inter-creditor agreements as such new Mortgagees or Lessor may reasonably require in order for such new Mortgagees or Lessor to obtain first priority security over the Vessel or the leasing arrangements on terms acceptable to them.

All documents referred to in this section shall be signed as soon as reasonably possible after the Effective Date, except for those that are to be signed on the Delivery Date, which will be signed on that date.

(v)                                 Charterer acknowledges and agrees that the securities to be obtained by it pursuant to this section in connection with a lease financing shall be in substantially the same form as the securities obtained by Lessor’s and/or Mortgagee save for their ranking and any necessary modifications required to implement this ranking.

9.                                      Liens.

(a)                                 Owner shall not have, and shall not permit others claiming by, through or under Owner or its Affiliates (including the Master) or Owner’s predecessors to have, any lien on cargoes, freights or subfreights or any other sums payable to Charterer or others with respect to sales or carriage of cargoes loaded under this Charter or on any property of Charterer except to the extent such a lien should arise by operation of law, in which event Owner shall take such steps as are necessary to ensure that such lien does not interfere with or otherwise materially affect Charterer’s rights in such cargoes, property, freights, subfreights or other sums.

(b)                                 Charterer shall not permit any lien to arise on the Vessel resulting from Charterer’s dealings with third parties except to the extent such a lien should arise by operation of law, in which event Charterer shall take such steps as are necessary to ensure that such lien does not interfere with or otherwise materially affect the Vessel’s operations or ownership.

10.                               Lay-Up.

(a)                                 Charterer shall have the option of laying up the Vessel (including lay-by) for all or any portion of the Term in accordance with the provisions of this Article 10.  Hire under this Charter shall continue to be paid during the period of lay-up and all additional costs incurred as a result of the Vessel entering, remaining in, breaking or leaving lay-up shall be for Charterer’s account and shall be paid to Owner promptly after demand supported by vouchers; provided, however, that there shall be credited against such Hire and costs the full amount which Owner saves during such period of lay-up, unless the Vessel is a Non-Utilized Vessel under section 8.9(e), in which event the relevant provisions of section 8.9 shall apply.  Owner shall take all reasonable steps as may be necessary to effect savings in the costs pertaining to the Vessel during any period of lay-up.  Should Charterer, having exercised the option granted hereunder, desire the Vessel again to be put into service, Owner shall, upon receipt of notice from Charterer to such effect, immediately take steps to restore the Vessel to service as promptly as reasonably possible.  The option granted to Charterer hereunder may be exercised one or more times during the Term.

(b)                                 A period of lay-up shall commence when the Vessel arrives at a lay-up location mutually acceptable to Charterer and Owner following receipt of orders from Charterer directing lay-up of the Vessel.  Such lay-up status shall terminate after Charterer has delivered written notice to Owner to take the Vessel out of lay-up, and:

(i)                                     the Vessel has departed the place of lay-up en route to the designated loading port; or

(ii)                                  after completion of any required dry-docking, bottom cleaning or repairs occasioned by the lay-up, the Vessel has departed from the place of the repairs en route to the designated loading port.

11.                               Owner to Provide.

Subject to Article 12, Owner shall provide all requirements of whatsoever nature relating to the Vessel and her Master, officers or crew, which, without prejudice to the generality of the foregoing, shall include:

(i)                                     maintenance, dry-docking and repairs and all expenses associated therewith;

(ii)                                  subsistence, wages, overtime, fringe benefits, leave pay, payroll burden, consular, shipping and discharging fees, and all other costs and expenses of the Master, officers and crew;

(iii)                               deck, cabin and engine room stores and necessary spare parts;

(iv)                              insurance as set forth in Schedule IV;

(v)                                 fumigation and deratization exemption certificates, certificates of financial responsibility issued on behalf of Owner;

(vi)                              tonnage certificates as required for world-wide trading;

(vii)                           fees of classification societies and other authorities performing inspections required so that the Vessel may continue to meet the warranties in Article 4;

(viii)                        water and lubricants;

(ix)                              nitrogen gas and inert gas (the supply of which shall be the responsibility of Owner, but fuel for making the same shall, in accordance with section 12.1(i), be for the account of Charterer);

(x)                                 communications charges; and

(xi)                              all customs or import duties arising in connection with any of the foregoing (always excluding duties on cargo and duties on the Vessel).

Any amounts allowable in general average for wages, provisions and stores shall be credited to Charterer insofar as such amounts are in respect of a period when the Vessel is on-hire.

12.                               Charterer to Provide.

12.1                        Generally.  Subject to Articles 13, 26 and 27 and section 12.3, Charterer shall provide and pay for, or Owner shall provide at Charterer’s request and expense:

(i)                                     all fuel (including boil-off used to propel the Vessel and to provide power for discharge, regasification and post-delivery Regas Trials, all LNG used during Regas Trials (whether conducted pre-delivery or post-delivery), and gas oil/diesel oil for the nitrogen gas and/or inert gas and diesel generators), but excluding fuel used in connection with a general average sacrifice or expenditure;

(ii)                                  to the extent incurred at loading and unloading ports and bunkering ports to which Charterer directs Owner: port charges (including, but not limited to, charges for tugs, service boats, fire boats, escort vessels, consular fees, and local or governmental levies required to be paid by the Vessel), agency fees, commissions, expenses of loading and discharging cargoes and canal dues; and

(iii)                               to the extent incurred at loading and unloading ports and bunkering ports to which Charterer directs Owner: towage, pilotage and, when not provided by the Vessel’s crew, docking, loading and unloading, except that Owner shall remain responsible for proper stowage, which shall be carried out under the supervision and responsibility of the Master.  The Master shall keep strict account of all cargo loaded and discharged.  Owner hereby accepts responsibility for and indemnifies Charterer, its servants and agents against all claims, damages, liabilities and obligations whatsoever that may arise out of any towage, pilotage and, when not provided by the Vessel’s crew, docking, loading and unloading as aforesaid, whether such claim, damage, liability or obligation arises under conditions imposed by the party rendering the service or otherwise.  Owner’s liability under this section 12.1(iii) shall not exceed the amount to which Owner would have been entitled to limit its liability if the arrangements for towage, pilotage, docking, loading and unloading had been made by Owner itself.

12.2                        Cool-down.  Charterer shall provide without charge LNG required for purging and cooling at delivery of the Vessel, on arrival at the loading port after regularly scheduled dry-docking or after a lay-up ordered by Charterer pursuant to Article 10.  If, upon such arrival in any other circumstances, the Vessel is not in ready-to-load condition in accordance with section 28(a), the extra time and the LNG used to cool the Vessel’s cargo tanks to be in such ready-to-load condition shall be for Owner’s account (such LNG to be provided by Charterer to Owner but accounted for by Owner at the FOB price for the LNG utilized to meet the cool down requirement) unless:

(i)                                     arrival at the berth is delayed due to Charterer’s orders or fault;

(ii)                                  the Vessel arrived on schedule at the loading port (as such schedule may have been amended by Charterer’s orders to slow steam or other instructions), but was delayed in arriving at the berth due to port congestion or by reason of a permitted exception under section 22.2 suffered by Owner;

(iii)                               arrival at the berth is delayed due to weather;

(iv)                              the amount of heel retained in the Vessel’s cargo tanks as a result of instructions by Charterer is not enough to maintain the required temperature; or

(v)                                 cool down is otherwise required by reason of a permitted exception under section 22.2 suffered by Owner; provided, however, that the Vessel shall be Off-Hire during the extra time required to cool the Vessel’s tanks in the circumstances under this paragraph (v).

Charterer shall also provide without charge LNG required for purging and cooling the Regasification Components as necessary to discharge regasified LNG.

12.3                        Exceptions.  All requirements of the Vessel whatsoever during or in connection with periods of Off-Hire shall be provided and paid for by Owner, notwithstanding that such requirements would otherwise be provided and paid for by Charterer under this Article 12.  Owner shall account and pay to Charterer for all bunkers, fuel oil, gas oil, diesel oil, and LNG of Charterer consumed by the Vessel during said periods of Off-Hire, valued in accordance with Article 13 in respect of redelivery.

13.                               Bunkers, etc. at Delivery and Redelivery.

Charterer shall accept and pay Owner for all bunkers, fuel oil, gas oil, diesel oil and (to the extent the cost is not included in the purchase price of the Vessel under the Building Contract) LNG on board at delivery, and Owner shall, on redelivery, accept and pay Charterer for all bunkers, fuel oil, gas oil, diesel oil and LNG then remaining on board.  All such payments by Charterer and Owner shall be on the basis of Owner’s or Charterer’s (as the case may be) most recent cost of the relevant items, except for LNG on board at the time of redelivery which shall be paid for by Owner at a price equal to the most recent sales price for the LNG Customer to whom the last cargo is delivered.  At or about the time of gas trials or Regas Trials for the Vessel, Owner and Charterer shall agree on the amount of bunkers Owner shall provide, at Charterer’s expense as provided in this Article 13, at the time of delivery of the Vessel.  If requested by Charterer, Owner shall give Charterer the benefit of the price under any fuel contract Owner may have in force.  The Vessel is to be redelivered at the end of the Term with sufficient bunkers to reach the nearest safe bunkering port for the Vessel.  Unless otherwise agreed, the Vessel shall not be redelivered with cargo (other than LNG heel that cannot be discharged) on board.

14.                               Off-Hire.

14.1                        Events of Off-Hire.  In the event of loss of time under this Charter (whether arising from interruption or delay in performance of the Vessel’s service or in any other way whatsoever) through any of the following (an “Event of Off-Hire”):

(a)                                 deficiency of personnel (whether numerical or otherwise); deficiency of stores; breakdown (whether partial or otherwise) of machinery or boilers; breakdown of the Regasification Components resulting in total inability of the Vessel to discharge regasified LNG as an LNGRV; overhaul or survey (other than scheduled dry-docking); fire; accident or damage to the Vessel, including collision and stranding; and any other cause whatsoever unless brought about by the negligent act or omission or wilful misconduct of Charterer preventing the efficient working of the Vessel or unless attributed to the LNGRV Design;

(b)                                 breach of orders or neglect of duty by, industrial action, labour disputes or strikes by, or refusal to sail or cross picket lines (unless such picket lines are unrelated to Vessel and crossing thereof would risk the safety of the crew) on the part of, the Master, officers or crew;

(c)                                  deviation for the purpose of obtaining medical advice or treatment for or landing of any person (other than a supercargo carried pursuant to Article 36) in consequence of illness, injury or death unless brought about

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

by Charterer’s having directed the Vessel to an infected area or by the negligent act or omission or wilful misconduct of Charterer preventing the efficient working of the Vessel;

(d)                                 proceeding to or from and while at any port or anchorage other than that to which the Vessel is bound under the instructions of Charterer for any reason other than stress of weather;

(e)                                  detention of or interference with the Vessel in consequence of legal action against, or alleged or actual breach of regulations by, the Vessel, Owner, Owner’s contractors or subcontractors, the Master, officers or crew of the Vessel (unless brought about by the negligent act or omission or wilful misconduct of Charterer) or by any other vessel owned or managed by Owner or Owner’s contractors or subcontractors;

(f)                                   exceeding the number of days determined pursuant to section 15.3 for time lost for any regularly scheduled dry-docking, including time spent cleaning and painting of the Vessel’s bottom, repairing and dry-docking, pre-dry-docking procedure (including warming, inerting and gas freeing), post-dry-docking procedure (provided that time taken for inerting, purging and cooling subsequent to dry-docking shall be for Charterer’s account), and waiting for any of the aforesaid purposes;

(g)                                  any repairing and unscheduled dry-docking, including time spent for pre-dry-docking/repair procedure, including inerting, purging and gas freeing; post-dry-docking/repair procedure, including inerting, purging and cooling in excess of that undertaken at normal loading, and waiting for any of the aforesaid purposes;

(h)                                 the extra time needed to cool the Vessel’s cargo tanks that is for Owner’s account as provided in section 12.2;

(i)                                     the Vessel fails to meet the required cargo liquid saturation pressure on arrival at an unloading port as specified in Article 33;

(j)                                    failure of documentation as specified in section 37(a) or 37(b);

(k)                                 requisition as specified in Article 38; and

(l)                                     any of the circumstances providing for cessation of Hire under other sections of this Charter;

then the provisions of section 14.2 shall apply.

14.2                        Effect of Off-Hire.  Without regard to any other remedy to which Charterer is entitled, if an Event of Off-Hire has occurred, all Hire shall cease to be due or payable and the Vessel shall be treated as “Off-Hire” in respect of all of the time lost (as calculated under section 14.3) as a consequence of said Event of Off-Hire.  However, without prejudice to any other remedy to which Charterer is entitled, it is agreed that Hire shall not be reduced to the extent that the Events of Off-Hire in a calendar year do not exceed an allowance of ***** hours in the aggregate.

14.3                        Calculation of Time Lost.

(a)                                 The time lost shall be calculated from the commencement of the loss of time, deviation or putting back until the Vessel is again in a fully efficient state, is again ready and positioned in all respects for service under this Charter and is in a position not less favourable in all respects for the performance of the service required of the Vessel by Charterer than that at the commencement of the loss of time, deviation or putting back.  In case of dry-docking pursuant to Article 15, time lost shall (unless otherwise agreed) continue from the day and hour of the deviation to proceed to the dry-dock port until the Vessel is again in the same or equivalent position.  Any period of time the Vessel is in lay-up pursuant to Charterer’s orders under Article 10 shall not be considered time for dry-docking.

(b)                                 Time lost for purposes of this Article 14 shall also include time lost in order to prepare the Vessel to return to service hereunder, including inerting, purging and cooling in excess of that undertaken at normal loading.

(c)                                  For the purposes of determining time lost, service given or distance made good by the Vessel while Off-Hire shall be taken into account.

15.                               Maintenance; Dry-docking; LNGRV Operations.

15.1                        Generally.  Owner shall be solely responsible for all maintenance, repair and dry-docking of the Vessel, for which purpose Charterer shall allow the Vessel to proceed to an appropriate port.  Owner shall put the Vessel in dry-dock at its sole expense as soon as practicable after Charterer places the Vessel at Owner’s disposal, at its sole expense gas-free the Vessel prior to each dry-dock, and pay for all towage, pilotage and other port charges incurred while proceeding to and from and while in dry-dock.  Owner shall use its best endeavours to minimize the time that the Vessel is out of service for dry-docking and routine maintenance.

15.2                        Master Maintenance and Repair Plan.  Owner shall ensure that all maintenance and repair of the Vessel from the date of this Charter until the end of the Term conforms to the Master Maintenance and Repair Plan, as supplemented by classification society rules and prudent operating practices as adopted on first-class LNG-carrying and LNGRV vessels.  The Master Maintenance and Repair Plan shall specifically address the maintenance and repair of the Regasification Components of the Vessel.  Owner shall propose a Master Maintenance and Repair Plan for Charterer’s approval (such approval not to be unreasonably withheld or delayed) no later than twelve (12) months prior to the Scheduled Delivery Date, such initial plan to be updated annually by agreement no later than October 30th of each year during the Term.  Should there be a significant interruption or frequent interruptions in the availability of the Vessel or other under performance, Owner shall, in consultation with Charterer, modify the Master Maintenance and Repair Plan and/or take any other action that may be necessary to ensure to the satisfaction of Charterer that such interruption or under performance does not recur.

15.3                        Dry-docking.  Owner shall be entitled to dry-dock the Vessel at intervals of approximately every thirty (30) months.  During each sixty (60) month interval of the Term, Owner

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

shall be entitled to an allowance of no more than ***** in the aggregate for regularly scheduled dry-dockings and any interim in-water surveys of the Vessel; provided that Owner’s allowance in such respect shall not exceed ***** during the initial thirty (30) months of such sixty (60) month interval.  Any period of time the Vessel is in lay-up pursuant to Charterer’s orders under Article 10 shall not be included in measuring the dry-docking period.  Subject to prior consultation between the parties and no less than ***** advance written notice to Charterer, Owner shall determine the dry-docking and interim in-water surveys schedule in due consideration of: prudent operating practices; the safety of the Vessel, her cargo, officers and crew; and Charterer’s shipping requirements and schedule under all relevant LNG Sale and Purchase Agreements.  Subject to prior consultation with Charterer, dry-docking shall occur at a shipyard chosen by Owner that is located in reasonable geographic proximity to the trade of the Vessel at such time.

15.4                        LNGRV Dry-docking.  At any time Charterer may order the Vessel into dry-dock or a shipyard to correct a defect in the Vessel attributable to the LNGRV Design, which corrections shall be at Charterer’s sole cost and expense.  Hire under this Charter shall continue to be paid during said period of dry-dock or other repair and all additional costs incurred as a result of the Vessel entering, remaining in, breaking or leaving dry-dock or the shipyard shall be for Charterer’s account and shall be paid to Owner promptly after demand supported by vouchers; provided, however, that there shall be credited against such Hire and costs the full amount which Owner saves during such period of dry-dock or other repair.  Owner shall take all reasonable steps as may be necessary to effect savings in the costs pertaining to the Vessel during any period of said dry-dock or other repair.  Owner shall be permitted to perform maintenance and repair activities during such period so long as such activities do not delay Charterer’s work or add to Charterer’s cost.  Should Charterer, having exercised the option granted hereunder, desire the Vessel again to be put into service, Owner shall, upon receipt of notice from Charterer to such effect, immediately take steps to restore the Vessel to service as promptly as reasonably possible.  The option granted to Charterer hereunder may be exercised one or more times during the Term.

15.5                        LNGRV Operating Manual.  As soon as reasonably possible after the Effective Date, Owner shall provide to Charterer a document that addresses in as much detail as possible Owner’s operational philosophy in relation to LNGRV operations.  No later than six (6) months prior to the Scheduled Delivery Date Owner shall provide to Charterer an LNGRV Operating Manual for Charterer’s approval (such approval not to be unreasonably withheld or delayed).  Such initial manual shall be updated annually by agreement no later than October 30th of each year during the Term.  The LNGRV Operating Manual shall include, among other things, a description of the activities and operation of the crew and the LNGRV components; provided, however that the LNGRV Operating Manual shall not restrict the Master’s rights to order the Vessel or its crew to take any action the Master determines to be necessary to preserve life and property at sea.

16.                               Owner’s Performance Undertakings and Adjustment of Hire.

16.1                        Generally.  In addition to the other warranties and undertakings set forth in this Charter, Owner undertakes that the Vessel will maintain throughout the Term of this Charter, on all sea passages, from sea buoy to sea buoy, an actual speed of no less than the guaranteed speed established in Schedule I.  The actual speed shall be calculated as set forth in Schedule II.  Notwithstanding the foregoing, Charterer, at its option, may instruct the Vessel to slow steam or speed up in accordance with Article 34.  To comply with the provisions of this section 16.1, if, on the occasion of the Vessel’s scheduled dry-docking, Owner and Charterer determine that the Vessel cannot maintain, or will not maintain until the next scheduled dry-docking, the guaranteed speed established in Schedule I due to deterioration affecting the anti-corrosion and anti-fouling paint of the Vessel’s bottom and sides, Owner shall carry out such work as is necessary to enable the Vessel to maintain such guaranteed speed.  Should the Vessel be obliged by Charterer’s order to resume voyages without cleaning and repainting of its bottom as provided for in this section 16.1, then until cleaning and repainting has been carried out by Owner all time and distance during sea passages shall be excluded from any determination under Schedule II of the actual average speed and the actual average fuel consumption of the Vessel.

16.2                        Speed and Fuel Consumption.  Owner further undertakes that throughout the Term, the Vessel will (i) maintain the guaranteed speed of no less than that specified in Schedule I; and (ii) consume no more than the quantity of fuel oil specified for fuel consumption in Schedule I, such fuel oil having the specifications described in Schedule I.

16.3                        Discharge.  Owner further undertakes that the main cargo pumps will, throughout the Term, discharge the Vessel’s cargo in not more than the number of hours specified in Schedule I; provided shore installations can receive at such rate and also provided that the shore supplies a suitable gas return line.  Time for stripping, connecting and disconnecting, and cooling of shore liquid arms shall not be included in the computation of discharge time.  Owner further undertakes that the Regasification Components will throughout the Term enable the Vessel’s cargo to be regasified and discharged at the rates, pressures and temperatures specified in Schedule I; provided the subsea pipeline and shore facilities can receive at such rate and provided further that Owner shall not be liable for any deficiency in such rates, pressures or temperatures if such deficiency is caused by a defect in the LNGRV Design.  In addition, Owner undertakes that throughout the Term the Vessel will be able to connect to and disconnect from an LNGRV Buoy in the manner and in not more than the number of hours specified in Schedule I; provided that the failure of the Vessel to meet such performance standards is not caused solely by a defect in the LNGRV Design.

16.4                        Loading.  Owner further undertakes that the high duty compressors will throughout the Term enable the Vessel’s cargo to be loaded in not more than the number of hours specified in Schedule I; provided shore installations can load at such rate and also provided that the shore supplies a suitable gas return line.  Time for connecting and disconnecting and cooling of shore liquid arms shall not be included in the computation of loading time.

16.5                        Other Provisions.  The provisions of this Article 16 shall be administered in accordance with the provisions of Schedule I and Schedule II and shall be without prejudice to any other remedies to which Charterer may be entitled for failure of Owner to meet its obligations under this Charter; provided that Charterer’s remedies for breach of the performance undertakings in sections 16.1 and 16.2 shall be limited to the remedies for such breaches set forth in Schedule II.  Owner shall provide personnel sufficiently experienced and qualified to provide

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Charterer with the data necessary for Charterer to make the calculations contemplated in Schedule I and Schedule II and to follow up on Charterer’s deficiency claims.

17.                               Fuel System for Main Engine.

The Vessel’s main engine shall be equipped with a system to burn either boil-off gas from the LNG carried together with fuel oil or, alternatively, fuel oil alone or boil-off gas alone.  To determine the Vessel’s total fuel oil consumption when transporting LNG, it is agreed that one (1) cubic meter of LNG shall be deemed to be equivalent to ***** metric tons of fuel oil; provided that either party may request a recalculation of the LNG/fuel oil equivalency if at any time evidence indicates that ***** metric tons of fuel oil is not representative of actual conditions.  The Vessel shall, except as otherwise instructed by Charterer, use the available boil-off gas as fuel subject to the provisions of Article 27 and within the limits as may be imposed by safety regulations and the safety of the Vessel.

18.                               Space Available to Charterer.

The whole reach, burthen and decks of the Vessel (but not more than she can reasonably stow and safely carry) shall be at Charterer’s disposal, reserving proper and sufficient space for the Vessel’s officers, crew, the Master’s cabin, tackle, apparel, furniture, fuel, water, provisions and stores, spare gear and lubricating oil.

19.                               Duties of Master.

19.1                        Prosecution of Voyages.  Subject to the provisions of Article 34 on speed, Owner shall cause the Master to prosecute his voyages with utmost dispatch and render all reasonable assistance with the Vessel’s officers, crew and equipment, including hoisting, connecting and disconnecting hoses at ports or sea berths where requested or where such assistance is a normal practice.

19.2                        Observe Orders; Send Notices.  Owner shall cause the Master to observe the orders of Charterer or Charterer’s agents as regards employment of the Vessel, sending of notices to LNG Customers, shippers or consignees of cargo or any arrangements required to be made by Charterer hereunder; provided, however, that at no time shall the Master be required to comply with instructions inconsistent with safety and local regulations or directives of the Vessel’s classification society or Governmental Authorities applicable to the Vessel.

19.3                        Personnel Changes.  If Charterer should be dissatisfied with the conduct of the Master, officers or crew, Owner shall, on receiving particulars of the complaint, investigate it and, if reasonably justified, make a change in the appointments.  In any event, Owner shall communicate in writing the result of its investigation to Charterer as soon as possible.  Charterer agrees to refrain from arbitrarily requiring changes in appointments.

19.4                        Records.  Charterer shall furnish to the Master, from time to time, all requisite instructions and sailing orders.  Both the Master and the engineers shall keep full and correct logs of the voyages, which shall at all times within normal working hours be made available to Charterer and its agents, and abstracts thereof, or such other forms or reports as Charterer may require, shall be sent to Charterer from each port of call or at such other intervals as may be required by Charterer.  Failure of the Master promptly to forward the Vessel’s abstracts and other forms and reports in compliance with the above shall be adequate grounds for Charterer’s invoking the provisions of section 19.3.

19.5                        Notice of Unavailable Vessel.  If the Vessel is unavailable for loading, transporting or discharging LNG or regasified LNG, regasifying LNG, or performing any other activities of an LNGRV for any reason whatsoever, except for regularly scheduled dry-docking periods not exceeding allowed time under Article 15 and lay-up in accordance with Article 10, then Owner shall give Charterer notice thereof immediately by email and facsimile, including a reasonably detailed description and an estimate of the duration of the period for which the Vessel is anticipated to be unavailable.  Owner shall update such notices from time to time to provide Charterer with any material new information.

20.                               Infected Area.

Charterer shall be liable for any loss of time in quarantine arising from the Master or any of the officers or crew having communication with the shore at any infected area unless the Vessel has proceeded, otherwise than under instructions of Charterer, to a port which is in or becomes part of an infected area, in which event Owner shall be liable therefor.

21.                               Bills of Lading, etc.

21.1                        Signing of Documents.  Bills of Lading, custody transfer sheets, volume certificates and similar documents (“Shipping Documents”) shall be signed by the Master, in such form and manner as Charterer or its agents may direct (except for Bills of Lading covered by section 21.2).  However, at Charterer’s request, Owner’s agents may sign Shipping Documents on behalf of the Master.  All Shipping Documents shall be without prejudice to this Charter and, unless otherwise agreed, shall be non-negotiable.  The Master shall not be required to sign Bills of Lading for any port which the Vessel cannot enter, remain at and leave in safety and always afloat nor for any blockaded port.  Charterer hereby indemnifies and agrees to indemnify Owner against all liabilities that may arise:

(a)                                 from any irregularities in papers supplied by Charterer or its agents;

(b)                                 from the signing of Shipping Documents in accordance with the directions of Charterer or its agents to the extent that the terms of such Shipping Documents impose more onerous liabilities than those assumed by Owner under the terms of this Charter; or

(c)                                  from delivery of cargo to a Consignee named in a Bill of Lading without presentation of the Bill of Lading or another party named by Charterer when such delivery is pursuant to Charterer’s orders.

21.2                        Incorporation of Standard Clauses.  This Charter and Bills of Lading issued under this Charter shall be subject to a Both-to-Blame Collision Clause, General Average Clause, New Jason Clause, Clause Paramount, Blockades Clause, War Risks Clause, Deviation Clause and Safe Port Clause as set forth in sections 21.4, 21.5, 21.6, 21.7, 21.8, 21.9, 21.10 and 21.11, respectively, of this Charter and such clauses shall be incorporated verbatim or be deemed incorporated by reference in all such Bills of Lading.

21.3                        Parties.  In the provisions of this Article 21, all Bills of Lading, and statutes referred to herein and therein: (i) the term “carrier” shall include Owner; and (ii) the terms “owner” and “owners”, when used in the context of an owner or owners of the Vessel, shall include Owner.

21.4                        Both-to-Blame Collision Clause.  If the liability for any collision in which the Vessel is involved while performing this Charter should be determined in accordance with the laws of the United States of America, the following clauses shall apply:

(a)                                 If the Vessel comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the carrier in the navigation or in the management of the Vessel, the owners of the cargo carried hereunder shall indemnify the carrier against all loss or liability to the other or non-carrying ship or her owners insofar as such loss or liability represents loss of, or damage to, or any claim whatsoever of, the owners of said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of said cargo and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the Vessel or the carrier.

(b)                                 The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.

21.5                        General Average.  General average contributions shall be payable according to York/Antwerp Rules, 1994, and shall be adjusted in London in accordance with English law and practice.

21.6                        New Jason Clause.  When a general average adjustment is made in accordance with the law and practice of the United States of America, the following shall apply:

(a)                                 In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, the carrier is not responsible, by statute, contract or otherwise, the cargo shippers, the consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo; and

(b)                                 If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers.  Such deposit as the carrier or its agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo shippers, consignees or owners of the cargo to the carrier before delivery of the cargo.

21.7                        Clause Paramount.  All Bills of Lading issued under this Charter shall contain the following Clause Paramount:

(a)                                 Subject to subsection (b) hereof, this bill of lading shall be governed by, and have effect subject to, the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 and the Protocol signed on 21st December 1979 (hereafter the “Hague-Visby Rules”).  Nothing contained herein shall be deemed to be either a surrender by the carrier of any of its rights or immunities or any increase of any of its responsibilities or liabilities under the Hague-Visby Rules.

(b)                                 If there is governing legislation which applies the Hague Rules compulsorily to this bill of lading, to the exclusion of the Hague-Visby Rules, then this bill of lading shall have effect subject to the Hague Rules.  Nothing herein contained shall be deemed to be either a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under the Hague Rules.

(c)                                  If any term of this bill of lading is repugnant to the Hague-Visby Rules, or Hague Rules if applicable, such term shall be void to that extent but no further.

(d)                                 Nothing in this bill of lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit its liability under any available legislation and/or law.

21.8                        Blockades.  The Master shall not be required or bound to sign Bills of Lading for any blockaded port or for any port which the Master in his discretion deems dangerous or impossible to enter or reach.

21.9                        War Risks.  If:

(a)                                 any port of loading or of discharge named in this Charter or to which the Vessel may properly be ordered pursuant to the terms of Bills of Lading be blockaded; or

(b)                                 owing to any war, hostilities, warlike operations, civil war, civil commotions, revolutions or the operation of international law:

(i)                                     entry to any such port of loading or of discharge or the loading or discharge of cargo at any such port be considered by the Master in his discretion dangerous or prohibited; or

(ii)                                  it be considered by the Master in his discretion dangerous or impossible for the Vessel to reach any such port of loading or of discharge,

then Charterer or shipper, as the case may be, shall have the right to order the cargo or such part of it as may be affected to be loaded or discharged at any other port of loading or discharge, respectively, within the ranges of ports established under the provisions of this Charter or the Bill of Lading, as the case may be (provided such other port is not blockaded or that entry thereto or loading or discharge of cargo thereat is not, in the Master’s discretion, dangerous or prohibited).  If in respect of a port of discharge no orders be received for the nomination of a substitute port from Charterer prior to the date on which the Term is scheduled to end, the Master shall then be at liberty to proceed to the closest place of discharge to which the Vessel can then proceed, as determined by the Master, and there discharge the cargo, taking due care to preserve Charterer’s rights therein.  Such discharge shall be deemed to be due fulfilment of this Charter so far as cargo so discharged is concerned.

21.10                 Deviation.  The Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the nation under whose flag the Vessel sails or any other government or local authority having or purporting to have authority over the Vessel, including any de facto government or local authority, or by any person or body acting or purporting to act as or with the authority of any such government or authority, or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such directions or recommendations.  If, by reason of or in compliance with any such directions or recommendations, anything is done or is not done, such shall not be deemed a deviation.

21.11                 Safe Port. If by reason of or in compliance with any such direction or recommendation described in section 21.10 the Vessel does not proceed to the port or ports of loading or discharge to which she may have been ordered, the Vessel may proceed to the nearest safe port or anchorage from where the Vessel is then located, as determined by the Master, and there await further orders from Charterer not inconsistent with the provisions of this Article 21.  Notwithstanding movements of the Vessel by reason of or in compliance with section 21.10 or this section 21.11, Owner shall be entitled to payment of Hire as if the Vessel had proceeded in accordance with Charterer’s original orders.  So long as Owner and the Master have acted in compliance with the provisions of this Article 21 and otherwise in compliance with the provisions of this Charter, all extra expenses involved in reaching, standing by at, loading or discharging the cargo at and returning from, any such other port or safe anchorage shall be paid by Charterer.

22.                               Liberty, Exceptions, etc.

22.1                        Liberty.  The Vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of vessels in distress as necessary for the purpose of saving life or property.

22.2                        Exceptions.

(a)                                 Neither the Vessel, her Master nor Owner shall, unless otherwise in this Charter expressly provided, be responsible to Charterer for any loss, damage, delay or failure arising or resulting from: the LNGRV Design;

any act, neglect or default of the Master, pilots, mariners or other servants of Owner in the navigation or management of the Vessel; fire, unless caused by the actual fault or privity of Owner; collision or stranding; dangers or accidents of the sea; explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery, unless caused by want of due diligence on the part of Owner to make the Vessel seaworthy or to have the Vessel properly manned, equipped and supplied.

(b)                                 Charterer shall not, unless otherwise in this Charter expressly provided, be liable to the Vessel, her Master or Owner for any loss or damage arising or resulting from: collision or stranding; dangers or accidents of the sea; or explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery.

(c)                                  Neither the Vessel, her Master, Owner nor Charterer shall, unless otherwise in this Charter expressly provided, be responsible for any loss, damage, delay or failure in performance hereunder arising or resulting from: act of God; act of war; acts of public enemies, pirates, robbers or assailing thieves; seizure under legal process (provided bond or other security is promptly furnished and the Vessel and her cargo are promptly released); quarantine restrictions; strikes; lockouts; riots; restraints of labour; civil commotions; or arrest or restraint of princes, rulers or people.

(d)                                 Section 22.2(a) shall not apply to or affect any liability of Owner or the Vessel or any other relevant person in respect of:

(i)                                     loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe or crane or other works or equipment whatsoever at or near any place to which the Vessel may proceed under this Charter, whether or not such works or equipment belong to Charterer; or

(ii)                                  any claim (whether brought by Charterer or any other person) arising out of any loss of or damage to or in connection with cargo.  All such claims shall be subject to the Rules provided for in section 21.7.

(e)                                  No provision for the payment or cessation of Hire, including provisions relating to Off-Hire and reduction in Hire, contained in this Charter shall be affected by the provisions of section 22.1 or this section 22.2.

22.3                        Port and/or Terminal Regulations; Conditions of Use.  Notwithstanding any other provision of this Charter, any liability of Owner or Charterer for loss of or damage to any property and death of or injury to any person arising out of or relating to the use by the Vessel of ports at which Primary Terminals are located or such other ports as may be designated by Charterer shall be subject to such Port and/or Terminal Regulations or Conditions of Use and such other terms relating to the use of such ports as may be from time to time required by the responsible port and/or terminal authority; provided that such Port and/or Terminal Regulations or Conditions of Use are reasonably acceptable to reputable insurers and the Approved Provider.

22.4                        Salvage.  All salvage moneys earned by the Vessel and all proceeds from derelicts shall, to the extent salvage operations are permitted under section 22.1 or otherwise under this Charter, be divided equally between Owner and Charterer after deducting the Master’s, officers’ and crew’s share, after reimbursing the Hire of the Vessel for time lost (and the cost of fuel consumed), and after reimbursing, to the party bearing them, all other expenses incurred.  To the extent not recovered as aforesaid, and subject to the provisions of Article 14, all loss of time and all expenses (excluding any damage to or loss of the Vessel or her cargo) incurred in saving or attempting to save life and in unsuccessful attempts at salvage permitted under this Charter shall be borne equally by Charterer and by Owner except to the extent reimbursed by the Vessel’s insurance.  Charterer shall not be liable to contribute towards any salvage payable by Owner arising in any way out of services rendered under this section 22.4.

22.5                        Limitation on Damages.  Under no circumstances, whether by reason of breach of this Charter or by reason of any negligence and notwithstanding any other provision of this Charter to the contrary, shall a party be liable for any consequential loss suffered by the other party.  The expression “consequential loss” shall include (but without prejudice to the generality of the expression) any and all loss of revenue, loss of profit, loss of business and loss of business opportunity which does not flow directly and immediately from the act of the party allegedly causing the loss.

23.                               Transfers, Default, Assignment and Sub-Charter.

23.1                        Transfers by Owner.

(a)                                 Owner’s rights and obligations under this Charter are not transferable by either sale or assignment without Charterer’s prior written consent, which shall not be unreasonably withheld, and any such attempted transfer without such consent shall be void ab initio.

(b)                                 Charterer shall not withhold consent to a proposed transfer of the Vessel or assignment of this Charter, and any rights hereunder, by Owner if: (i) such transfer or assignment is to a Lessor or is required as security to a Mortgagee and in connection with the financing of the Vessel; (ii) the requirements of section 4.10(b) are satisfied in relation to execution of a document among Charterer, Owner, any relevant Owner Affiliate, Mortgagee and (if applicable) Lessor addressing any resulting Permitted Encumbrances; and (iii) the Owner Guarantee continues to remain in full force and effect such that the guarantee of Owner’s obligations under this Charter in favour of Charterer is not adversely affected by such transfer or assignment unless otherwise agreed in the document contemplated by section 4.10(b);

(c)                                  In the event of a transfer or assignment of this Charter pursuant to section 23.1(b), if Charterer intends to terminate this Charter due to an Event of Owner Default, Charterer shall first give written notice to any Mortgagee and/or Lessor of the occurrence thereof and then at least fifteen (15) days in which the Event of Owner Default giving rise to the right of termination may be remedied;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(d)                                 In relation to any transfer or assignment pursuant to section 23.1(b), Charterer agrees that it will not unreasonably withhold or delay its execution of each document by which the Charterer consents to creation of such Permitted Encumbrances.  In this regard, any such consent document may, as part of arrangements resulting from enforcement of rights by Lessor and/or Mortgagee under the financing agreements for the Vessel, permit change of ownership of the Vessel as contemplated by section 4.11(a) and/or transfer of Owner’s rights and obligations hereunder to a controlled affiliate of Mortgagee or Lessor or to a third party acceptable to Charterer; provided that:

(i)                                     Charterer is reasonably satisfied that in all respects it will be in a no less advantageous position (e.g., commercially, legally and financially) afterwards than it was before the circumstances arose which gave rise to such enforcement; and

(ii)                                  subject to section 23.1(c), Charterer retains all rights to which it is entitled under this Charter.

23.2                        Default.  In the event:

(a)                                 subject to sections 4.11(a) and 23.1(b), Owner ceases to remain the sole owner of the Vessel and all shares in the Vessel;

(b)                                 Owner suspends payment of its debts or is unable to pay its debts and such suspension or inability is not caused by a failure of Charterer to pay Hire when due;

(c)                                  Owner passes a resolution, commences proceedings or has proceedings commenced against it (which are not stayed within ***** days of service thereof on Owner) in the nature of bankruptcy or reorganization resulting from insolvency or for its liquidation or for the appointment of a receiver, trustee in bankruptcy or liquidator of its undertaking or assets and such action is not caused by a failure of Charterer to pay Hire when due;

(d)                                 Owner announces its inability or refusal to meet its debts and other liabilities generally, or any class of them, as they fall due;

(e)                                  Owner enters into any composition or scheme or arrangement with its creditors and such action is not caused by a failure of Charterer to pay Hire when due;

(f)                                   any of these events described in sections 23.2(b), (c), (d) or (e) in relation to any Owner Affiliate which may adversely affect Owner’s ability to perform its obligations under this Charter;

(g)                                  any representation or warranty of Owner under this Charter:

(i)                                     shall prove to be untrue, false or materially misleading when made or for the time covered; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)                                  as a consequence shall materially and adversely affect Charterer’s rights or benefits under this Charter;

(h)                                 without Charterer’s written consent:

(i)                                     subject to the provisions of section 4.4, the Vessel shall cease to be registered under the laws of the country where it had previously been registered;

(ii)                                  the Vessel’s classification society shall remove the Vessel from the classification described in Schedule I;

(iii)                               Owner shall place or permit to exist a mortgage or other form of consensual security interest on the Vessel other than a Permitted Encumbrance;

(iv)                              the Vessel shall be arrested as a consequence of any claim or event other than a claim arising by, through or under Charterer and is not released from such arrest within ***** days after being arrested;

(v)                                 Owner shall make a transfer prohibited by section 23.1 of Owner’s rights or obligations under this Charter;

(vi)                              Owner shall fail to maintain any of the insurance it is obligated to maintain under Schedule IV; or

(vii)                           Owner shall make a transfer (other than to an Affiliate of Owner) of its rights and obligations under any of the contracts, agreements or instruments referred to in section 4.12;

(i)                                     Owner is in material breach of any other provision of this Charter and has failed to cure such breach within a reasonable period of time but in no event longer than ***** days after receipt of notice of such breach from Charterer;

(j)                                    Owner Guarantor:

(i)                                     suspends payment of its debts or is unable to pay its debts;

(ii)                                  passes a resolution, commences proceedings or has proceedings commenced against it (which are not stayed within ***** days of service thereof on the Owner Guarantor) in the nature of bankruptcy or reorganization resulting from insolvency or for its liquidation or for the appointment of a receiver, trustee in bankruptcy or liquidator of its undertaking or assets;

(iii)                               enters into any composition or scheme or arrangement with its creditors;

unless, within ***** days of the occurrence of (i), (ii), or (iii) above, a replacement Owner Guarantee equal in value to the original Owner

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Guarantee is executed by a third party acceptable to Charterer and substituted for the original Owner Guarantee required hereunder; or

(k)                                 the Owner Guarantee ceases to be in full force and effect (unless, within ***** days thereafter, a replacement Owner Guarantee equal in value to the original Owner Guarantee is executed by a third party acceptable to Charterer and substituted for the original Owner Guarantee no longer in effect).

(each of the above events constituting an “Event of Owner Default”), then in addition to any other rights Charterer may have under this Charter or otherwise, Charterer (subject to section 23.1(c)) may, at its absolute discretion, terminate this Charter, whereupon Owner shall immediately reimburse Charterer for any Hire paid and not earned and any other sums to which Charterer is entitled under this Charter.  Charterer shall be entitled (but not obligated) to advance such moneys or guarantees so as to settle any of the Vessel’s accounts or Owner’s accounts with respect to the Vessel and to secure the release of the Vessel from any arrest so as to exercise Charterer’s rights hereunder.  Moreover, if any of the foregoing Events of Owner Default occurs then Charterer may take possession of the Vessel to operate the Vessel at Charterer’s sole risk and expense (without waiving any right or claim Charterer may have against Owner) as bareboat charterer as contemplated by section 23.3.  In such event, Hire shall continue to accrue and be paid but Charterer may deduct from moneys Charterer might otherwise owe to Owner all of Charterer’s expenses and costs for making such advances or for so operating the Vessel.

23.3                        Additional Default Rights.  Without prejudice to Charterer’s other remedies under this Charter or otherwise, in the event that Owner repeatedly fails to maintain and operate the Vessel in accordance with the requirements of this Charter, such as being Off-Hire for substantial periods or failing to perform voyages, loadings, and discharges in accordance with the performance warranties to a degree that such failure, if continued, would result in a material breach of Owner’s obligation under this Charter and such failure is not cured to the satisfaction of Charterer within ***** days of Charterer’s notifying Owner of such failure, then (subject to section 23.1(c)) Charterer shall have the right to require Owner to replace the Manager of the Vessel with another Manager that is satisfactory to the Charterer.  Any increase in operating costs shall be for Owner’s account and Hire will continue to be paid by Charterer in accordance with the terms hereof, excluding such increase.  Alternatively, at Charterer’s election, Charterer on giving not less than ***** days’ notice to Owner, shall have the right to convert this Charter into a bareboat charter for a term equal to the then unexpired portion of the Term and to appoint a technical shipmanager of Charterer’s choice (subject to such shipmanager having experience in the operation of LNG tankers and to the approval of such appointment by Owner, such approval not to be unreasonably withheld) to provide crew and to manage the Vessel.  Such bareboat charter shall be on the terms of BARECON “2001”, amended as appropriate, but shall provide that: (a) bareboat charterhire shall be payable in the amount of the then Financial Cost Component, and the Additional Cost Component of Hire, reduced by any reasonable additional costs incurred by Charterer as a result of Charter operating the Vessel in excess of the Operating Cost Component of Hire applicable from time to time during such period; (b) the insurance of the Vessel shall continue to be arranged by Owner in accordance with the requirements of Schedule IV to this

Charter; provided that Charterer shall reimburse Owner for the cost of the Compulsory Insurances; and (c) in the event that Owner fails to make timely payment of premium or calls relating to the insurances, or the Vessel shall cease for any reason to be validly and properly insured as required by Schedule IV to this Charter, then Charterer may take over the responsibility of paying for and arranging the insurances on the Vessel, which shall continue to meet all of the requirements of Schedule IV to this Charter except as may be required to reflect the interests of the Owner as owner of the Vessel, the interests under any Permitted Encumbrances, and interests of the Charterer as bareboat charterer of the Vessel, with responsibility for repairs and navigation of the Vessel and the interests of the shipmanager appointed by Charterer to manage the Vessel.

23.4                        Specific Performance.  Owner acknowledges and agrees that the Vessel, given its operation as an LNGRV, constitutes a unique property, that damages for Owner’s breach of contract would be difficult or impossible to ascertain, that Charterer has no clear and adequate remedy at law and that as a remedy for Owner’s breach Charterer has the right (exercisable in its sole discretion) to demand and obtain specific performance of this Charter.  As part of pursuing such remedy of specific performance Charterer may pursue such other remedies as Charterer may have under the terms of this Charter or at law or in equity, subject to the express limitations on certain types of damages and remedies elsewhere set forth in this Charter.

23.5                        Assignment by Charterer.  Charterer may freely assign this Charter to an Affiliate, upon notice to, but without requiring the consent of, Owner; provided that: (i) such assignee delivers to Owner its written undertaking to be bound by and perform all obligations of Charterer under this Charter, as if it were the Initial Charterer; (ii) any Charterer Security remains in full force and effect and is made expressly applicable to such assignee; and (if applicable) (iii) any securities then held by Charterer as referred in section 8.11(m) are also transferred at the same time to such assignee.  Any such assignment to an Affiliate of Charterer shall serve as a novation of this Charter, such that said assignee shall be deemed to be the Charterer for all purposes and the Initial Charterer shall be relieved of liability for performance of its obligations hereunder.  Any assignment other than as permitted above shall require Owner’s consent, which shall not be unreasonably withheld.

23.6                        Sub-Charter.  Charterer may, without limitation, sub-charter the Vessel but Charterer shall remain responsible for the continued performance of the obligations of Charterer hereunder.

24.                               Insurance.

Owner shall procure and maintain insurance in accordance with the terms of Schedule IV.

25.                               Payment Security

(a)                                 Owner Guarantee.  As an essential inducement and consideration for entering into this Charter, Charterer is relying on the legal, valid, binding and enforceable nature of the Owner Guarantee given by the Owner Guarantor.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)                                 Charterer Security.  As an essential inducement and consideration for entering into this Charter, Owner is relying on the legal, valid, binding and enforceable nature of the Charterer Security.

26.                               Inert Gas and Nitrogen.

The supply of inert gas and nitrogen shall be the responsibility of Owner, but fuel for making the same shall, in accordance with section 12.1, be for the account of Charterer.

27.                               Boil-Off.

Owner covenants that the boil-off per day during laden and ballast voyages shall not exceed the percent of the Vessel’s cargo tank capacity specified in Schedule I.  Charterer shall be compensated by Owner for any failure to comply with said covenant in accordance with Schedule II.  Consistent with Charterer’s instructions, Owner shall use its best efforts to minimize boil-off.  Charterer may, at its option, require a greater boil-off (within the capability of the Vessel and subject to considerations of safety as determined by the Master) by so informing the Master and Owner.

28.                               Temperature of Cargo Tanks.

(a)                                 The Vessel shall arrive at the load port in a ready-to-load condition with the average temperature of the cargo tanks being such as to permit continuous loading of LNG (but no warmer than ***** degrees Celsius (*****C)) and the ability to maintain such temperature for a period of not less than ***** hours after the later of: (i) 00:00 hours local time on the scheduled loading date (or such later hour as local port regulations permit LNG tankers to proceed to the berth); or (ii) tendering of notice of readiness for the Vessel at the load port.  The average temperature of a cargo tank shall be the mathematical average of the temperatures measured by the temperature sensors on the pump column, excepting that the uppermost sensor shall not be used to calculate the average.

(b)                                 Owner, the Master and Charterer shall agree from time to time as to the quantity of LNG to be retained on board following cargo discharge for the purpose of cooling and propulsion on the ballast voyage so as to permit the Vessel to arrive at the next loading berth in a ready-to-load condition.  If no such agreement can be reached, said quantity shall be as established by an independent surveyor knowledgeable in the transportation of LNG chosen by Charterer in consultation with Owner.  Owner and the Master will cooperate with Charterer to manage retained LNG for cargo tank cooling in accordance with Charterer’s instructions.

(c)                                  The Vessel shall arrive at the discharge port with a cargo tank temperature that will permit continuous discharge of LNG as agreed from time to time by Owner and Charterer or, if none has been so agreed, as generally accepted by owners of LNG tankers of comparable size, age, and containment system.

29.                               Measuring Devices.

Owner shall equip the Vessel with ullage tables, gauges and devices for measuring temperature, level and pressure, and gauges and devices suitable for accurately measuring regasified LNG, which are acceptable to Governmental Authorities and the parties in the trade in which the Vessel is engaged and which are customarily maintained on board LNG vessels, including LNGRVs.  Such tables, gauges and devices shall be accurate and reliable in their practical application and shall comply with the maximum permissible tolerances provided for in Schedule I.  Compliance with the foregoing shall be certified by an internationally recognized independent marine surveyor chosen by Owner and approved by Charterer.  From time to time as requested by Charterer (but not to exceed the period between the Vessel’s normal dry-dockings for items (i) and (ii) below), in a manner which avoids undue interference with normal operation of the Vessel, Owner shall arrange for:

(i)                                     testing the accuracy of the instrumentation described above;

(ii)                                  the recalibration of such instruments; and

(iii)                               the recalibration and recertification of tank gauge tables.

Such testing and recalibration shall be done using methods approved by Charterer and in compliance with appropriate regulatory requirements of any applicable Governmental Authorities.  All costs incurred in relation to such testing and recalibration under (i), (ii) and (iii) above shall be for Owner’s account, unless such costs are incurred at Charterer’s request in order to enable the Vessel to be utilized to provide transportation between ports other than the Primary Terminals.

30.                               Sampling and Measuring Cargo.

Charterer, its representatives and invitees in reasonable numbers shall have the right to attend measurements, take samples and read and record indications from the cargo instrumentation during loading and discharging operations.  At Charterer’s request, from time to time, Owner will ensure that LNG samples are transported on the Vessel, properly stored during the voyage, and delivered to LNG Customers upon arrival at the termination of the voyage.

31.                               Venting of Boil-Off Gases.

Owner covenants that the Vessel shall be capable of operating with no venting of boil-off gases to the atmosphere but shall be capable of venting if circumstances so require and if Governmental Authorities and other authority and safety of the Vessel so permit.

32.                               Particulars of the Vessel.

Owner represents and warrants that (i) prior to the date hereof, Owner has submitted to Charterer two (2) complete sets of certified true copies of the Vessel’s specifications and general arrangement drawing reference number 100.001.A (dated 29th June 2005 and initialled by Owner and Charterer) together with the change orders described in Schedule VIII; and (ii) the said specifications and general arrangement drawing were true and correct as of the date of their delivery to Charterer and they have not been materially changed prior to the date hereof.  Owner undertakes that the specifications and general arrangement drawing shall not thereafter be materially changed without Charterer’s written consent (such consent not to be unreasonably withheld).  As soon as they are available Owner shall provide Charterer with copies of all diagrams, charts, plans and drawings relating to the following:

(a)                                 Parallel Mid-Body Dimensions;

(b)                                 Midships Section Drawing;

(c)                                  Machinery Arrangements Drawing;

(d)                                 Scantling Plan;

(e)                                  One Line Electrical Diagram;

(f)                                   Heat Balance;

(g)                                  Control Room Layout;

(h)                                 Cargo Tank Arrangements;

(i)                                     Cargo Handling Plant Operational Diagram;

(j)                                    Custody Transfer Measurement System;

(k)                                 Ballast Diagram;

(l)                                     Coating and Painting Specifications; and

(m)                             LNGRV plans, drawings and diagrams.

In order to allow Charterer to make an informed decision in relation to approval of any proposed new specifications (“New Specifications”), on a timely basis Owner shall provide to Charterer copies of all diagrams, charts, plans and drawings relating to such New Specifications.  Withholding of consent to such New Specifications on the basis of an extension of the Delivery Date or Scheduled Delivery Date or increased cost to Charterer shall not be considered unreasonable.  Owner shall, on the same basis as set forth above, further provide to Charterer full information on type and accuracy of heel and trim gauges for use with tank calibration tables, of instruments used for measuring or gauging level, temperature and density of LNG and regasified LNG, of navigation equipment and on communications equipment.  At no expense to Charterer, Owner shall deliver to Charterer a copy of all finalized diagrams, charts, plans and drawings, and a copy of each instruction manual received by the Owner from Daewoo.  Owner shall use reasonable endeavours to provide such finalized diagrams, charts, plans and drawings and instruction manuals to Charterer as soon as practicable, but in no event later than six (6) months after the Delivery Date.

33.                               LNG Arrival Pressure at Unloading Ports.

Unless otherwise agreed by Owner and Charterer, the cargo liquid saturation pressure on arrival at all unloading ports shall be not greater than 1080 mb absolute.  Any time lost as a result of the Vessel’s failure to meet such required cargo liquid saturation pressure on arrival shall be for Owner’s account and the Vessel shall be Off-Hire.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

34.                               Speed.

Charterer shall have the right to order the Vessel to steam at any speed (“Ordered Speed”) within the Vessel’s capabilities, subject to considerations of safety as determined by the Master.  Alternatively, if the Charterer orders an arrival time at a port instead of an Ordered Speed, the Master shall adjust the Vessel’s speed to accommodate such arrival time required by Charterer; provided that such adjustments to speed do not unnecessarily and unreasonably increase the Vessel’s fuel consumption for such voyage.

35.                               Regulations.

(a)                                 Owner undertakes that, subject as provided in sections 22.3 and 35(b), it will comply in all respects with provisions of port, harbour, canal and jetty bylaws, regulations, conditions of port use, and other requirements of the port/port authorities at harbours/ports nominated by Charterer pursuant to the terms of this Charter.

(b)                                 If Charterer directs the Vessel to any port other than a Primary Terminal, Charterer shall give Owner reasonable advance notice of such change in trade to permit Owner to comply, at Charterer’s expense, with the requirements of this Article 35 and of Article 37 to the extent such requirements are different for voyages to or from a Primary Terminal.

(c)                                  Owner undertakes that the Vessel will have been constructed and after the Delivery Date the Vessel shall be maintained in a manner which will permit clearance for entry with the authorities in the countries in which the Primary Terminals are located (the “Primary Terminal Entry Requirements”).  Owner shall inform Charterer in writing no later than ***** prior to the Scheduled Delivery Date (and promptly after Owner becomes aware of new Primary Terminal Entry Requirements for an LNGRV Buoy) of any Primary Terminal Entry Requirements which Owner believes are atypical in the LNG industry (i.e., a substantial deviation from clearance standards generally applicable to LNG vessels trading in established LNG routes), and promptly thereafter Owner and Charterer shall discuss such atypical Primary Terminal Entry Requirements and any action to be taken by the parties to ensure Owner’s compliance therewith in accordance with the provisions of this Charter.  If the Charterer orders the Vessel to a Primary Terminal outside the Designated Trade (a “Non-Designated Trade Terminal”) and the Primary Terminal Entry Requirements for the Non-Designated Trade Terminal are substantially different from the clearance standards for Primary Terminals in the Designated Trade, the Charterer shall give Owner reasonable advance notice (not less than ***** days prior to the time of arrival at the Non-Designated Trade Terminal) to permit Owner to comply with Primary Terminal Entry Requirements for the Non-Designated Trade Terminal.

(d)                                 Notwithstanding section 35(c), if despite Owner’s continuing best efforts the Vessel fails to meet all of the entry requirements of the United States Coast Guard or of the similar authority for any other jurisdiction for its initial voyage into the territorial waters of such jurisdiction and such denial of approval relates solely to the configuration of the Vessel for the discharge of regasified LNG in the territorial waters of such jurisdiction (hereafter a “Coast Guard Denial”), then:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)                                     any offshore unloading facility or LNGRV Buoy suitable for the discharge of regasified LNG located in the territorial waters of such jurisdiction shall be deemed to be excluded from the definition of “Primary Terminals” for all purposes of this Charter until such time as such Coast Guard Denial is reversed; and

(ii)                                  Owner shall use continuing best efforts to reverse the Coast Guard Denial, and shall periodically provide Charterer written updates as to its actions in such regard.

(e)                                  Owner shall use reasonable endeavours to assist Charterer to obtain approvals and permits of Governmental Authorities for the siting of any offshore loading facility, offshore unloading facility or LNGRV Buoy suitable for berthing, loading or unloading an LNGRV.

36.                               Supercargo and Training.

Charterer, at its risk and responsibility, may send up to two (2) representatives as supercargo for the Vessel on any voyage after Charterer’s acceptance of the Vessel under section 3.2, with Owner providing accommodations, provisions and requisites.  All expenses of the Owner in providing such provisions and requisites shall be reimbursed by the Charterer.  At Charterer’s risk, Owner shall permit such representatives to observe Vessel operations and shall cause the Vessel’s Master, officers and crew to respond to inquiries from such representatives with respect to Vessel operations to the extent such inquiries do not interfere with Vessel operations or result in increased costs to Owner.  At Charterer’s request and at Charterer’s sole risk and expense upon reasonable notice, Owner shall provide additional training on board the Vessel to Charterer’s employees for the same positions, in the same manner and at the same cost as employees of Owner receive training on board the Vessel.

37.                               Documentation.

(a)                                 Owner undertakes that the Vessel shall have on board all such valid documentation as may from time to time be required to enable the Vessel to enter, leave and carry out all required operations at all ports or places to which the Vessel may be directed under the terms of this Charter (subject to the provisions of Article 6), without delay, let, or hindrance, and Owner hereby expressly confirms:

(i)                                     that it shall be responsible for any loss, damage, delay or expense arising from its failure to fulfil its obligations under this Article 37 unless such failure arose as a consequence of Charterer’s failure to give Owner adequate notice of a voyage to a port other than a Primary Terminal (a notice of ***** days shall be deemed to be “adequate notice”); and

(ii)                                  that the Vessel shall be Off-Hire for any period during which she is not fully and freely available to Charterer, as a result of action taken against her by any person or organization owing to her flag, failure to have on board valid documentation as aforesaid, or any

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

dispute relating to Owner’s wages or crew employment policy or to the condition of the Vessel or her equipment.

(b)                                 Owner warrants that, while the Vessel is trading within the territorial waters of the United States of America, it will provide the Vessel with the following certificates: certificates issued pursuant to Section 1016(a) of the United States Oil Pollution Act 1990, and Section 108(a) of the United States Comprehensive Environmental Response, Compensation and Liability Act 1980, as either is amended in accordance with Part 138 of United States Coast Guard Regulations.

38.                               Requisition.

In the event that the Vessel should be requisitioned for use or seized by any Governmental Authority on any basis not involving or not equivalent to requisition of title, the Vessel shall be Off-Hire hereunder during the period of such requisition or seizure, and any hire or any other compensation paid in respect of such requisition or seizure shall be for Owner’s account.  In the event that title to the Vessel should be requisitioned or seized by any governmental authority (or the Vessel should be seized by any person or government under circumstances which are equivalent to requisition of title), this Charter shall terminate as of the effective date of such requisition or seizure; provided that Charterer, at its option exercised by notice to Owner given within ***** days after such requisition or seizure, shall have a period of ***** days after such requisition or seizure within which to seek a reversal of such requisition or seizure.  In the event Charterer does exercise such option, Owner shall use its best efforts and cooperate with Charterer in securing such a reversal.  The Vessel shall be Off-Hire during any such period but all compensation received with respect thereto shall be for Owner’s account.

39.                               Breach by Charterer; Security.

39.1                        Breach by Charterer.

(a)                                 In the event Charterer shall be in material breach of any of Charterer’s obligations arising under this Charter other than Charterer’s obligations to pay Hire when due, Owner may give Charterer written notice thereof and Charterer shall, within ***** days (or such other period as the parties may have pre-agreed or may then agree having regard to all the circumstances) of the date upon which Charterer receives such notice, remedy such breach.  If Charterer fails to remedy such breach within such period of ***** days (or such other period as the parties may have pre-agreed or may then agree having regard to all the circumstances), Owner may then, but only then:

(i)                                     terminate the Term and withdraw the Vessel from service upon ***** days’ written notice from Owner to Charterer of Owner’s intention so to withdraw the Vessel; and

(ii)                                  exercise any other rights and claims it may have under this Charter and in law, equity or admiralty, including, without limitation, rights and claims in respect of termination and damages;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

provided always that Charterer has not fully remedied such breach prior to any such withdrawal or exercise.

In the event Charterer should fail to pay Hire when due and Charterer has not fully remedied such failure within the applicable period after notice from Owner of such failure, Owner may without further notice terminate the Term and withdraw the Vessel from service under this Charter without prejudice to the exercise of any other right or claim to which Owner may be entitled against Charterer. In circumstances where Charterer’s failure is to prepay Hire under section 8.11(a) and/or (b), which has not been remedied either by the Charterer or by payment under the Charterer Guarantee within the applicable period after notice of such failure from Owner (in which case, the Charterer’s failure having been so duly remedied, the Owner may not exercise its termination right), Owner may then without further notice terminate its obligation to deliver the Vessel under this Charter. Before Owner does this, it must make demand under the Charterer Guarantee.  The applicable period of time within which such non-payment must be remedied from the time of Owner’s notice of payment failure is ***** days unless the Vessel has been Off-Hire at any time during the ***** days expiring on the date Hire was due but not paid, in which case the right to withdraw or terminate shall arise on the earlier of the date ***** days after receipt by Charterer of notice of such failure plus the number of days the Vessel was Off-Hire during the ***** days expiring on the date Hire was due but not paid, or the next Hire Payment Date; provided further if Owner fails to give notice in a timely manner such that the date ***** days after such notice is received by Charterer falls after the next Hire Payment Date then the right to withdraw shall not arise until that date ***** days after the date of such notice is received.  After any such past due payment and prior to a withdrawal of the Vessel, the parties shall consult with each other about possible means of avoiding such action but in no event shall Owner be under any legal obligation to refrain from exercising its rights under this section 39.1.

(b)                               In case any of the events listed in sections 23.2(b)-(e)or their equivalent for a natural person) occur in relation to Charterer, in relation to Charterer Guarantor (for so long as he has any continuing liability under the Charterer Guarantee), (reading such sections as if all references therein to “Owner” were references to “Charterer” or, as applicable, to “Charterer Guarantor”, ““ mutatis mutandis), or in case of the occurrence of the death or incapacity of the Charterer Guarantor and the failure of the Charterer to provide substitute security by way of Charterer Security within ***** days of such occurrence, then subject to section 39.1(e) Owner may then terminate the Term and withdraw the Vessel from service immediately upon notice to Charterer or, if such event occurs before the Delivery Date, the Owner may terminate its obligation to charter the Vessel to the Charterer hereunder, in each case without prejudice to the exercise by Owner of any other right or claim to which Owner may be entitled against Charterer.

(c)                                Upon or at any time after the occurrence of any Charterer Event of Default in case Owner exercises its rights to withdraw the Vessel from service to Charterer or, if such event occurs before the Delivery Date, its right to

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

terminate its obligation to charter the Vessel to the Charterer hereunder then, without prejudice to Charterer’s liability to pay amounts already due and unpaid and amounts which have accrued but which have not yet been invoiced or become due (all of which, for this purpose, remain payable), Owner shall be entitled to exercise all rights and pursue all claims to which it is then entitled in law, equity or admiralty against Charterer for compensation for all losses, damages, costs, claims, damages and expenses which it has suffered or incurred.  Owner shall prosecute any such proceedings reasonably expeditiously.

(d)                               In circumstances where Owner has received the Original Prepaid Amount, as contemplated by sections 8.11(a) and (b) and subsequently the Term terminates pursuant to section 39.1(a) (b) or (c) Owner’s obligation to pay the Prepaid Amount and interest thereon shall be suspended until the Charterer’s liability as referred to in section 39.1(c) has been established. When the amount of Charterer’s liability to Owner in respect of all matters as referred to in section 39.1(c) has been determined (by means of an arbitration award, court judgment or settlement agreement signed between Owner and Charterer), in case the Prepaid Amount at that time exceeds the amount of Charterer’s liability then the Owner’s liability with respect to the Prepaid Amount shall be reduced by the amount of the Charterer’s liability so that if after such reduction the Owner has any remaining liability then the Owner shall be liable to pay to Charterer an amount equal to such excess.  The amount so payable by Owner to Charterer is “Surplus Prepayment”.  Owner’s payment shall be made within ***** after the amount of the Surplus Prepayment has been determined (which will be when Charterer’s liability has been determined in the manner described above).

(f)                                 If the circumstances described in section 23.2(b), (c), (d), (e) or (f) occur in relation to Charterer, which would be a Charterer Event of Default under section 39.1(c), Owner may not exercise its right to terminate the Term and withdraw the Vessel from service:

(i)                                     while Charterer continues to pay all Hire when due in full, or

(ii)                                  in contravention of any then-applicable insolvency or creditor protection laws or procedures relating to Charterer.

If during a time when Charterer is subject to applicable insolvency or creditor protection procedures, or at the time when that ends and Charterer’s creditor reorganization takes effect, Charterer affirms all its obligations under this Charter and all Charterer’s payment obligations under the Charter have all been paid in the meantime when due in full, the occurrence of such Charterer Event of Default shall be waived by Owner, and the Term shall continue thereafter, without interruption (but without prejudice to Owner’s rights subsequently in case any further Charterer Event of Default may occur).

However, although such insolvency or creditor protection procedures may restrain Owner from exercising its right to terminate the Term and to withdraw the Vessel from service (as the case may be), nevertheless Owner shall remain entitled (but not obliged) to retain the Prepaid Amount

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and to apply it in prepayment of hire in the manner described in sections 8.11(a) and (b).  Owner shall be entitled absolutely to ownership and to retain and use all of such money subject however in such circumstances to an obligation on Owner to pay to Charterer the amount (if any) of any Surplus Prepayment when due after the end of such applicable insolvency or creditor protection procedure if the Term has then ended (whether because Charterer has disclaimed the Charter or because Owner has terminated the Term and withdrawn the Vessel from service because of Charterer’s failure to pay all Hire and other sums), and after the amount of Charterer’s liability as envisaged by section 39.1(c) has been determined (by means of an arbitration award, court judgment or settlement agreement signed by Owner and Charterer). Owner’s payment shall be made within ***** after the amount of the Surplus Prepayment has been determined (which will be when Charterer’s liability has been determined in the manner described above).

39.2                        Charterer Security

(a)                                 Charterer Guarantee

(i)                                     As security for Charterer’s obligations under sections 8.11(a) and (b) of this Charter, Charterer shall arrange on or prior to the Effective Date for the Charterer Guarantee to be issued by the Charterer Guarantor in an amount of ***** United States dollars (U.S.$ *****).

40.                               Notices.

Any notice which Charterer is required or permitted to give Owner hereunder shall be addressed to Owner as follows:

Mail Address:	Exmar Marine NV
De Gerlachekaai, 20
B-2000 Antwerp 1
Belgium

Attention: CEO
Facsimile: Address:	32-3-248-2740
E-mail Address:	chartering@exmar.be

Any notice which Owner is required or permitted to give to Charterer hereunder shall be addressed to Charterer as follows:

Mail Address:	Excelerate Energy Limited Partnership
1330 Lake Robbins Dr., Suite 270
The Woodlands, TX 77380
United States of America

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Attention: Jon Cook
Facsimile Address:	1 832 8137103
E-mail Address:	jonathan.cook@excelerateenergy.com

Any party may designate any other address to which notices to such party are to be sent hereunder by giving notice to the other party hereto of such other address.  Any notice hereunder shall be effective as to a particular party hereto when delivered in writing (including facsimile transmission) in the English language to the address of said party as provided in this Article 40; provided that e-mail addresses for the parties are listed above as a matter of convenience only.  Written notices sent solely to an e-mail address shall not comply with the notice requirements of this Article 40.

41                                  Charterer’s Right of Audit.

For the purposes of determining Auditable Costs, Charterer shall have the right to cause an internationally recognized firm of accountants appointed by Charterer at Charterer’s sole expense to audit the books of Owner, its Affiliates, Manager or any other person related to the operation of the Vessel (or any other books of original entry for financial activity related to the Vessel) from time to time but only to the extent such books are relevant to the Auditable Costs.

42                                  No Brokers.

Owner warrants that it shall be solely responsible to third parties to whom it has entered into arrangements regarding commissions, finder’s fees or similar fees with respect to the entering into of this Charter.  Charterer represents that it has no obligation to any third party by way of commissions, finder’s fees or similar fees with respect to the entering into of this Charter.  Each party agrees to indemnify and hold harmless the other party for and against all claims and losses suffered by such other party resulting from a breach of the foregoing representations and warranties made by the indemnifying party.

43                                  Drug and Alcohol Policy.

Owner undertakes that none of the Vessel’s Master, officers or crew shall, while serving on the Vessel, abuse the use of drugs or alcohol and Owner will maintain a written policy to such effect throughout the Term, such policy to meet or exceed the standards of the OCIMF Guidelines for the Control of Drugs and Alcohol Aboard Ship 1995, as amended from time to time.  If any Master, officer or crew member abuses the use of drugs or alcohol, such individual shall be dismissed from service on the Vessel.

44                                  Confidentiality of Commercial Information.

Owner and Charterer (each a “Party” and together the “Parties”) each agrees to treat the commercial terms of this Charter as confidential and will not disclose such terms or any additional confidential information obtained from the other Party (and so identified) related to its negotiation or performance (“Commercial Confidential Information”) to a third party, without the prior written consent of the other Party.  Subject to the terms specified below, Commercial Confidential Information may be disclosed by a Party (without the aforesaid prior written consent) to: (i) any governmental authority pursuant to and in compliance with any bona fide governmental or legal order, regulation or requirement to enforce or protect rights under this Charter; (ii) any arbitrator appointed in accordance with the terms of this Charter; (iii) any Affiliate which has a need to know; (iv) a legal, accounting, or other professional, business or technical consultant/adviser who has a need to know; (v) another entity as may be required by and in accordance with the regulations of a recognized stock exchange; or (vi) a bank or financial institution from which the Party concerned is seeking or obtaining financing.  It is understood and agreed that, prior to any such disclosure, the proposed recipient of the information shall agree in writing to preserve the confidentiality of the information in accordance with this Article 44 and a copy of such signed agreement shall be sent to the other Party.  Without limiting the specific provisions recited above, a Party disclosing Commercial Confidential Information pursuant to the provisions of this Article 44 shall use reasonable endeavours to ensure that the recipient of such information respects and preserves its confidentiality.  The restrictions on disclosure of Commercial Confidential Information in this Article 44 shall not apply to such information as the Party making the disclosure to a third party can demonstrate has been published or is readily available to the general public, without any obligation of confidentiality, through no fault of the Party making such disclosure.

45                                  Improper Governmental Influence.

(a)                                  Owner shall not permit or countenance the offer, promise to pay, or the payment of anything of value, either directly or indirectly, to any government official to secure, maintain, or direct business, or for any other improper purpose.  For these purposes, “government official” includes the employee of any government owned or controlled entity or any international governmental organizations, any political party or party official, or any candidate for public office.  Notwithstanding any other provision of this Charter, Owner shall indemnify, defend, and hold harmless Charterer from and against any claim, loss, damage, penalty, liability, expense, including reasonable attorneys’ fees, and costs of whatever nature arising from or relating to a failure to comply with the terms of this section 45(a).

(b)                                 Charterer shall not permit or countenance the offer, promise to pay, or the payment of anything of value, either directly or indirectly, to any government official to secure, maintain, or direct business, or for any other improper purpose.  For these purposes, “government official” includes the employee of any government owned or controlled entity or any international governmental organizations, any political party or party official, or any candidate for public office.  Notwithstanding any other provision of this Charter, Charterer shall indemnify, defend, and hold harmless Owner from and against any claim, loss, damage, penalty, liability, expense, including reasonable attorneys’ fees, and costs of whatever nature arising from or relating to a failure to comply with the terms of this section 45(b).

46                                  Ownership and Confidentiality of Technology.

46.1                        Ownership and Confidentiality

As used herein, “LNGRV Confidential Information” means the Regasification Technology.  It is expressly agreed that all intellectual property rights related to the

LNGRV and the Regasification Technology, including any intellectual property rights developed by or for either party as a result of this Charter or any of its related agreements, shall be or shall remain the sole and exclusive property of Charterer.  Owner agrees to execute all appropriate papers and documents and to perform all lawful acts that may be necessary or appropriate to vest title in such intellectual property rights in Charterer.  Owner also agrees to cooperate with Charterer, at Charterer’s expense, to obtain and enforce valid patent rights on any inventions that may be included in such intellectual property rights.  Owner understands and agrees that all LNGRV Confidential Information disclosed or made available to Owner by Charterer or its subsidiaries, affiliates, or representatives will be kept confidential by Owner and will not be used for any other purpose than fulfilling its obligations under this Charter.  Access to such information shall be restricted by Owner to those officers and employees of Owner who (i) have a reasonable need to know the same in connection with the purposes set forth in this Charter, and (ii) have been informed of the restrictions on use and disclosure.  LNGRV Confidential Information may be disclosed by Owner to Daewoo or any other third party only under the terms of a Confidentiality Agreement of a form approved in advance by Charterer.  Such Confidentiality Agreement will restrict the disclosure of LNGRV Confidential Information to individuals with a reasonable need to know such information and who are otherwise acceptable to Charterer.  The restrictions on use and disclosure of LNGRV Confidential Information in this Article 46 shall not apply to such information as Owner can show has been published or otherwise is readily available to the general public, without any obligation of confidentiality, through no fault of Owner or its officers or employees.

The provisions of the Technology License Agreement (“the Agreement”) dated 15 December 2003 and made between the Charterer and Exmar LNG Investments Limited (except clause 11 thereof) shall be deemed to form part of this Charter and to be binding on the parties hereto as if the aforementioned Agreement (except clause 11 thereof) was originally entered into by the Owner and the Charterer.

In the case of any inconsistency between the provisions of the Agreement and the first paragraph of this section, the Agreement (except clause 11 thereof) shall prevail to the extent of such inconsistency but no further.

46.2                         Improvements to Regasification Technology.  .

To the extent not prohibited by any third-party agreement governing the use of improvements to Regasification Technology developed or acquired by Owner or any Affiliate of Owner, (i) Charterer shall, during the term of the Charter, have a non-exclusive, worldwide, fully paid-up, irrevocable license to use such improvements with respect to the Vessel and Owner shall inform Charterer promptly of any such improvements and (ii) Charterer shall, at Charterer’s expense, have the right to require Owner to install, implement or otherwise utilize such improvements on the Vessel.

The provisions of the Technology License Agreement (“the Agreement”) dated 15 December 2003 and made between the Charterer and Exmar LNG Investments Limited (except clause 11 thereof) shall be deemed to form part of this Charter and to be binding on the parties hereto as if the aforementioned Agreement (except clause 11 thereof) was originally entered into by the Owner and the Charterer.

In the case of any inconsistency between the provisions of the Agreement and the first paragraph of this section, the Agreement (except clause 11 thereof) shall prevail to the extent of such inconsistency but no further.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

46.3        Exceptions to Non-disclosure.

(a)           The restrictions on use and disclosure of LNGRV Confidential Information shall not apply to such specific information as Owner can show:

(i)                                     at the time of the proposed use or disclosure by Owner, previously had been published (except publication of any patent applications of Charterer or its Affiliates) or otherwise was readily available to the general public, without any obligation of confidentiality and through no fault of Owner; or

(ii)                                  at the time of the proposed use or disclosure by Owner, was disclosed to Owner by a third party in lawful possession of such information without any obligation of confidentiality; or

(iii)                               is known to Owner, prior to disclosure thereof by Charterer.

(b)           Any publication, availability to the general public, disclosure by a third party, or independent development of information that is more general than the LNGRV Confidential Information shall not release Owner from its obligations of confidentiality or nonuse with respect to the more specific portions of the LNGRV Confidential Information.  Similarly, the publication, availability to the general public, disclosure by a third party, or independent development of individual steps of a process or elements of a device or apparatus shall not release Owner from its obligations of confidentiality and nonuse with respect to combinations of steps or elements contained in the LNGRV Confidential Information unless the specific combination itself has been published, made available to the general public, disclosed by a third party, or independently developed. As mentioned above in section 46.3(a)(i), publication of any patent applications of Charterer shall not relieve Owner of its obligations of nondisclosure and nonuse.

47           Indemnity.

During the Term, Charterer shall fully indemnify, defend, and hold harmless Owner against any third party action brought against Owner to the extent that it is based upon a claim that the design, manufacture, use, or sale of the Regasification Technology or Regasification Components on the Vessel infringes the intellectual property rights of the third party (the “Infringement Claim”); provided that Owner, upon receipt of a notice of a claim that could result in Charterer indemnifying Owner, shall give written notice to Owner within ***** days of such claim or threat. This indemnity obligation is further conditioned upon the following:

(a)                                 that Owner has operated the Regasification Components in accordance with the instructions and order of Charterer as to cargoes (including loading, unloading and discharge thereof);

(b)                                 Charterer will conduct and have sole control of the defence of any such action or such claim and all negotiations for its settlement or compromise and Charterer shall not be required to pay any settlement amount which it has not approved in writing in advance; and

(c)                                  should the Regasification Components become, or in Charterer’s opinion be likely to become, the subject of a claim of infringement of a patent in the United States or elsewhere, then Owner shall permit Charterer, at its option and expense, either to procure for Owner the right to continue to have and use the Regasification Components or to replace or modify the same so that it becomes noninfringing.

Notwithstanding the foregoing, Charterer shall have no liability to Owner or any other party under any provision of this Charter with respect to any claim of infringement of any patent or any other intellectual property right which is based upon or arises out of (i) combination of Regasification Components specified by Charterer with equipment or software not within Specifications, or (ii) the use of the Regasification Components in a manner inconsistent with the Charter.

In addition, Charterer shall have no liability for any costs or expenses incurred without Charterer’s written authorization.  The foregoing states the entire warranty by Charterer and exclusive remedy of Owner with respect to any alleged infringement of any patent or other intellectual property right.  As a further condition of the indemnity provided above, Owner covenants and agrees that it will not assert a claim, lawsuit or other action covered by the indemnity provided herein against any of Daewoo or its Affiliates or any other party that has constructed the Regasification Components of the Vessel.  If Owner violates this covenant, it understands and agrees that it will forfeit the indemnity provided in this Article 47.  Charterer disclaims all warranties with regard to the regasification components, express or implied, including, but not limited to warranties of adequacy, completeness, merchantability, or fitness for a particular purpose or use, except as provided in this Article 47.

48           Laws, Arbitration and Miscellaneous.

48.1        Law.  The interpretation of this Charter and the rights and obligations of the parties shall be governed by the laws of England, including the maritime laws of England, but excluding (i) any rights under legislative provisions conferring rights under a contract to persons not a party to that contract; and (ii) its conflicts of law rules.

48.2        Headings.  The headings set forth herein are for convenience of reference only and shall not affect the interpretation of this Charter.

48.3        Entire Agreement.  This Charter embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein as related to the Vessel.  There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.  This Charter supersedes any and all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, anything contained in any preliminary proposals or letters of intent.

48.4        Dispute Resolution.

(a)                                 Any technical dispute relating to the construction or modification of the Vessel or which is otherwise capable of efficient expert resolution shall be referred to an independent surveyor chosen by the classification society for the Vessel.  In addition, the parties may agree to appoint, either in advance or at the time a dispute arises, an expert to settle disputes arising under any provision of this Charter.  The decision of the expert shall be final and binding upon the parties;

provided that, if the expert fails to render a decision within thirty (30) days of receipt of the parties’ statements of position, the remaining provisions of this section 48.4 shall apply.

(b)                                 In the event of any dispute (except as provided in subsection 48.4(a)) arising out of, in relation to, or in connection with this Charter, including but not limited to the validity, invalidity, construction, execution, meaning, performance or non-performance, operation, effect, or breach of this Charter which cannot be resolved amicably by the parties, such dispute shall, by notice from either party to the other party (“Referral Notice”) be referred to the parties’ respective senior managements who shall meet in an effort to resolve such dispute within a period of not more than seven (7) days after the date of delivery of the Referral Notice.

(c)                                  In the event the parties’ respective senior managements are unable to resolve amicably such dispute within a reasonable time not to exceed thirty (30) days after delivery of a Referral Notice, then either party may initiate arbitration proceedings and such dispute shall be finally determined by arbitration in New York, New York in accordance with the Maritime Arbitration Rules of the Society of Maritime Arbitrators (New York), as amended, by a panel of three (3) arbitrators, who shall be familiar with time charters and maritime transportation, fluent in English, and familiar with the general maritime laws of England.  Notwithstanding the above provisions, if either party deems that time is of the essence in resolving the dispute, it may initiate arbitration and seek interim measures, if appropriate, and then comply with the requirements for negotiations and mediation as long as they are fully completed before the commencement of the final hearing on the merits of the arbitration proceeding.

(d)                                 Each party shall appoint one arbitrator, and the two so appointed shall thereafter appoint the third arbitrator.  The language of the arbitration shall be English. The arbitrators are not authorized to make any decision or award ex aequo et bono but shall apply the governing law chosen by the parties.  The arbitral panel shall make a reasoned award, and is authorized to award costs and attorneys’ fees to the prevailing party as part of its award.  Any award shall be binding and enforceable against the parties in any court of competent jurisdiction, and the parties hereby waive any right to appeal such award on the merits or to challenge the award except on the grounds set forth in article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.  Notwithstanding the foregoing agreement to arbitrate, the parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration, and in seeking such relief shall not waive the right of arbitration.

48.5        No Demise.  Except as specifically provided in section 23.3 relating to the right of Charterer to take possession of and operate the Vessel at its sole risk and expense upon default by Owner under this Charter, no provision of this Charter shall be interpreted as constituting a demise of the Vessel by Owner to Charterer.

48.6        No Waiver.  No course of dealing between either party and no failure or delay on the part of either party in exercising any right or remedy under this Charter shall operate as a waiver of any such right or remedy and no single or partial exercise of any right or remedy under this Charter shall operate as a waiver or preclude the exercise of any other right or remedy of either party.

48.7        Separability. The invalidity or unenforceability of any provision of this Charter shall not impair the validity or enforceability of any other provisions; provided, however, that whenever a provision is held to be invalid or unenforceable, the parties shall negotiate in good faith to adopt a replacement provision to carry out the parties’ original intention to the extent permitted by applicable law.

48.8        Amendments. This Charter may be amended only in a writing signed by both parties.

48.9        Counterparts.  This Charter shall be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

48.10      Effective Date.  This Charter shall become effective at the time when all agreed conditions precedent have been fulfilled including but not limited to the execution of the Building Contract by Daewoo and the Owner and receipt by the Owner of the Refund Guarantee to be provided by Daewoo to Owner under the Building Contract).

*          *          *

IN WITNESS WHEREOF, the parties have caused this Charter to be executed by their duly authorized representatives as of the date first written above.

EXPRESS NV		EXCELERATE ENERGY LIMITED PARTNERSHIP

		By:	Excelerate Energy L.L.C., its general
partner

By:	/s/ [illegible]	By:	/s/ [illegible]
Name:		Name:
Title:		Title:

SCHEDULE I

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

VESSEL DESCRIPTION, SPECIFICATIONS

AND PERFORMANCE STANDARDS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE I

VESSEL DESCRIPTION, SPECIFICATIONS AND PERFORMANCE STANDARDS

1.  GENERAL

Kind of Ship	LNG Carrier - Membrane type
Classification

Bureau Veritas
I +HULL +MACH, Liquefied gas carrier/LNG, Ship type 2G (membrane tank, 0.25 bar, 163ºC, 500 kg/m3), unrestricted navigation, +VeriSTAR-HULL, +AUT-UMS, +SYS-NEQ-1, SPM/STL, INWATERSURVEY.

Flag	Liberia, Luxembourg or Belgium

2.  PRINCIPAL DIMENSION

Length (Loa)	Abt. 291.00 m
Length (BP)	Abt. 280.00 m
Breadth (Moulded)	Abt. 43.40 m
Depth (Moulded)	Abt. 26.00 m
Draught (Scantling)	Abt. 12.40 m

3. TONNAGE

Gross Tonnage	Abt. 99.900
NRT	Abt. 30,000
Displacement	Abt. 117,500 m³ at scantling draft

4. DEADWEIGHT

At Summer Draught	Abt. 82.500 metric tonnes at scanting draft

5.  CAPACITY

Cargo Capacity	Cargo tank excluding dome space At 20°C. Atm. (100%): 150.900 m3 At - 163°C. Atm. (98.5%): 148.620 m3
Tank Capacity	Fuel Oil Diesel Oil Light Oil Drinking Water Distilled Water Ballast Water	Abt. 5,700 m3 Abt. 350 m3 Abt. 120 m3 Abt. 450 m3 Abt. 500 m3 Abt. 53.000 m3

6.  CREW QUARTERS

DECK DEPART.	ENGINE DEPART.	OTHER DEPART.
Officers: 7	Officers: 7	Regas Officers: 4
Crew: 8		Crew: 4
Sum: 15	Sum: 7	Sum: 8
Officers & Crew Total:		30
Others:		Up to 10 people
Grand Total:		40

7.  CRANE

	CAPACITY	No.	WORKING RADIUS
Manifold Cranes	12 ton (SWL)	2	Approx. 24 m
Provision Crane Port	12 ton (SWL)	1	Approx. 18.5 m
Provision Crane Starboard	12 ton (SWL)	1	Approx. 14 m
STL Service Crane	10 ton (SWL)	1	To reach CL of STL component

8.  BALLAST SYSTEM

Ballast Pump	Type	Centrifugal, single stage, self Priming pump	Eductor
	No.	3	2
	Cap.	5000 m3/hr x 30 mTH	300 m3/hr
Small Ballast Pump	Type	Centrifugal, single stage, self Priming pump
	No.	1
	Cap.	500 m3/hr x 30 mTH

9.  DECK MACHINERY

NAME	TYPE	No.	RATED CAPACITY
Windlass	Electro-hydraulic HP, non auto-tensioning type	2	30 t x 15 m/min
Mooring Winch	Electro-hydraulic HP, non auto-tensioning type	9	30 t x 15 m/min
Boat Winch	Electric motor driven winch	2	As Per Classification Society Requirements
STL traction winch with heave compensator		1	130 t x 2 m/min
Steering Engine	Electro-hydraulic, 2 ram/4 cylinders	1	2 x 100%
Lift	Swing door type	1	6 pers/500 kg
Engine Part and Provisions Handling Crane	Jib type	2	12 t SWL
Refrigerating Machine for Air Conditioning	Electr. Switchboard room E/R workshop Engine control room Accommodation	1 set 1 set 1 set 2	30,000 kcal/h 15,000 kcal/h As Per Vessel Specifications 2 x 60% capacity
Refrigerating Machine for Refrigeration of Provisions and Stores	R404a Direct Expansion Type with Automatic Control Device	2	2 x 100%
Emergency Fire Pump	Centrifugal, vertical pump	1	520 m3/hr at 100 mTH

10.  EQUIPMENT & OUTFIT

Anchor	2 high holding power type stockless bower anchor of cast steel + one spare
Chain	2 Flash butt welded stud link chains of HS steel grade 3
Mooring Wires	Steel wire rope (galv) 42 mm. Diam. (6x36 IWRC) 280m x 18 sets, MBL 124 t
Life Boat	2 x 40 persons
Fire Extinguisher	Fixed CO2 for engine room (alternatively high expansion foam system) Dry power / Foam / CO2
Fire Detection	Addressable system
Ventilation	As Per Vessel Specifications
Navigation Equipment	Integrated Navigation System, As Per Vessel Specifications

ii

11.  RADIO EQUIPMENT

Transmitter	MF/HF (GMDSS)
Receiver	MF/HF (GMDSS)
Radio Telephone	1 set Simplex/duplex VHF (international/US channels)
Inmarsat System	Inmarsat B, Inmarsat C
Satellite EPIRB	1 set float free type, radio beacon freq. 121.5/406.0 MHz
Radar Transponder	2 sets, 9 GHz
Two-way Radio Telephone	3 sets VHF
Navtex Receiver	Yes

12.  MACHINERY PARTICULARS

Main Turbine	Type & No. Output	Cross compound marine steam type 36,000 SHP / 88 RPM (MCR) 32,400 SHP / 85 RPM (NCR)
Main Boiler	Type & No. Press., Temp. Evaporation	2 x Vertical two drum, water tube type 61.5 kg/cm2g at 5l5°C 71.000kg/hr
Auxiliary boiler	Type and n° Press. Evaporation	1 x Vertical cylindrical water tube type 8 barG 30.000 kg/h

Heat Recovery System	N°	1 set — Heater: Titanium plate type
Generator	No. of set Prime Mover Generator	3 sets Steam multistage high efficiency turbine 60 kg/cm2g at 5l0°C 4625 kVA (3700 kW) AC 6,600 V, 60 Hz	1 set 4 stroke diesel engine 5200 BHP at 720 RPM 4562 kVA (3650 kW) AC 6,600V, 60 Hz	1 set (emergency generator) 4 stroke diesel engine 750 BHP at 1800 RPM 625 kVA (500 kW) AC 450V, 60 Hz
Propeller	No. of set Type & Material	1 Keyless, skewed type, fixed pitch - Ni-Al-Bronze
Distilling Plant	2 sets	60 tons/day at MCR, max 4 ppm salinity

iii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

13.  CARGO EQUIPMENT

Cargo Tank	No. Type	4 Prismatic - membrane type GTT membrane system (GT No. 96-2) Reinforced boxes will be fitted in all areas except flat bottom.

	MACHINERY	TYPE	No.	CAPACITY
Cargo Handling	Cargo pump	Vertical, centrifugal single stage pump	8	1700 m³/hr at 155 mLC (s.g. 0.50)
	Spray pump	Vertical, centrifugal single stage pump	4	50 m³/hr at 135 mLC (s.g. 0.50)
	HP Pump for regasification	Vertical, centrifugal, multi-stage pump	6	205 m³/hr at 2326 mLC (s.g. 0.43)
	HP Pump for regasification	Vertical, centrifugal, multi-stage pump	2	20 m³/hr at 2326 mLC (s.g. 0.43)
	LNG Feed Pump	Portable, vertical, single stage pump	3	620 m³/hr at 155 mLC (s.g. 0.50)
	LNG Vaporizers	Horizontal singe stage	6 sets	100 mmscf/d output at 100 bar and 40°F
	High duty compressor	Horizontal, centrifugal compressor	2	35,000 m³/hr at 140°C suction temp.
	Low duty compressor	Horizontal, single stage, centrifugal compressor	2	9,500 m³/hr
	Boil-off gas/ warm up heater	Horizontal, shell & tube, direct steam heated	2	1,430 kW
	Nitrogen Generator	Membrane separation low pressure	2	125 Nm³/hr
	Nitrogen Buffer Tank	Horizontal	1	Approx. 26 m³
	Inert Gas Generator	Gasoil Fired Generator Plant with Scrubber and Drying Unit	1	15.000 Nm³/hr at kPa g

14.          GUARANTEED SPEED

The guaranteed speed up to and including ***** for a Specified Passage (as defined in paragraph 3.2 of Schedule II) shall be as follows:

GUARANTEED SPEED DURING FIRST HALF OF ORIGINAL PERIOD	GUARANTEED SPEED AFTER FIRST HALF OF ORIGINAL PERIOD
***** knots	***** knots

Calculations and determinations in respect of the guaranteed speed shall be made in accordance with paragraph 4.1 of Schedule II.

15.          GUARANTEED FUEL CONSUMPTION

The limits set forth in the following table containing ship speeds and equivalent fuel consumption up to and including ***** shall be applied for each Passage (as defined in

iv

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

paragraph 1 of Schedule II) and the results accumulated and the compensation, if any, assessed on an annual basis.

AVERAGE SPEED IN KNOTS	FUEL CONSUMPTION DURING FIRST HALF OF ORIGINAL PERIOD	FUEL CONSUMPTION AFTER FIRST HALF OF ORIGINAL PERIOD
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****

Guaranteed fuel consumption for a Passage shall be determined based on the average speed of that Passage by straight line interpolation from the above table.  Calculations and determinations in respect of the guaranteed fuel consumption shall be made in accordance with paragraph 4.2 of Schedule II.

Consumption for propulsion purposes and operating necessary auxiliaries (air conditioner, distilling plant, galley equipment, boiler blowdown operations, cargo machinery, fuel oil tanks heating, etc.) is based on fuel oil with high calorific value of 10,280 Kcal/Kg (Maximum viscosity: 3000 second redwood no. 1 at 38°C) and/or boil-off gas equivalent.

Consumption of inert gas generator shall be less than ***** MT/hour of G.O. or D.O.

16.          GUARANTEED BOIL-OFF

When the Vessel is employed in the transportation of LNG, the boil-off per day shall not exceed ***** of cargo tank capacity on Laden Voyages and Ballast Voyages (as defined in paragraph 1 of Schedule II).  Calculations and determinations in respect of the guaranteed boil-off rate shall be made in accordance with paragraph 4.5 of Schedule II.

17.          LOADING AND DISCHARGE

a.             Guaranteed Cargo Loading Performance

The Vessel shall load a full cargo in not more than ***** hours when the Vessel arrives at the loading port berth with the cargo tanks in cooled down condition.  The cargo tanks are considered cooled down when:

•              the presence of liquid at the bottom is confirmed;

•                                          the average temperature of the tank measured by the temperature sensors on the pump column (except the uppermost one) does not exceed *****C; and

•              the temperature sensors at the liquid header line indicate *****C.

v

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Calculations and determinations of guaranteed loading time shall be made in accordance with paragraph 4.4 of Schedule II.

b.             Guaranteed LNG Cargo (not Regasified LNG) Discharge Performance

The Vessel shall be capable of discharging a full cargo of LNG in not more than ***** hours pumping against a maximum manifold discharge pressure of ***** bar g with a cargo specific gravity of *****.  The discharge pressure shall be measured downstream of Vessel’s cargo manifold strainer.  Calculations and determinations of guaranteed discharge time shall be made in accordance with paragraph 4.3 of Schedule II.

c.             Guaranteed Regasified LNG Discharge Performance

The Vessel shall be capable of discharging regasified LNG in three operating modes:

•                                          an open loop heating mode using heat from circulated sea water (the “Open Loop Mode”);

•                                          a closed loop heating mode using steam from the Vessel’s boilers as the heating medium (the “Closed Loop Mode”); and

•                                          a combined heating mode where steam is used to supplement the heat content of the open loop heating mode (the “Combined Mode”).

In the Open Loop Mode, the Vessel shall be capable of discharging regasified LNG at an average rate of not less than ***** mmscf/d (the “Open Loop Regas Rate”), with a pressure of ***** bar and a temperature of *****F (*****C) at the main deck isolation valve and a minimum sea water temperature of *****F (*****C).

In the Closed Loop Mode, the Vessel shall be capable of discharging regasified LNG at an average rate of not less than ***** mmscf/d (the “Closed Loop Regas Rate”), with a pressure of ***** bar and a temperature of *****F (*****C) at the main deck isolation valve.  The Closed Loop Regas Rate shall decrease annually by ***** percent (*****%) beginning on January 1, 2007; provided that, after the ***** year of the Original Term, the Closed Loop Regas Rate shall be adjusted if (i) Owner provides evidence that the rate of discharge in the Closed Loop Mode is reduced as a result of the Vessel’s age (considering normal wear and tear based on Owner’s proper implementation of the Master Maintenance and Repair Plan); and (ii) the extent of any such reduction in the rate of discharge in the Closed Loop Mode is verified by an independent expert of recognized standing with experience in the transportation of LNG, such expert to be appointed (after consultation between Owner and Charterer) by Owner at Owner’s sole cost and expense.

In the Combined Mode, the Vessel shall be capable of discharging regasified LNG at an average rate of not less than ***** mmscf/d (the “Combined Mode Regas Rate”), with a pressure of ***** bar and a temperature of *****F (*****C) at the main deck isolation valve and a minimum sea water temperature of *****F (*****C).

The rates guaranteed above shall be based upon LNG with a chemical composition of Trinidad LNG.  The actual gas flow rate shall be measured using

vi

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the installed metering unit.  Calculations and determinations of guaranteed regasified LNG discharge performance shall be in accordance with paragraph 4.3.2 of Schedule II.  In the event of any adjustment determined pursuant to paragraph 17(d) of this Schedule I, Charterer and Owner shall adjust the above mentioned guaranteed discharge rates in a written memorandum.

Notwithstanding any other provision of this Charter, Charterer shall have the right to require Owner to discharge regasified LNG using only a single specified mode of the above-mentioned operating modes.

d.             Adjustment of Regasified LNG Discharge Performance Standards

The Closed Loop Regas Rate, the Open Loop Regas Rate and the Combined Regas Rate shall be adjusted according to the results of finalized Regas Trials as conducted in accordance with the Building Contract, the Specifications and this Charter.

•              Adjustment of Closed Loop Regas Rate

If the maximum regasified LNG discharge rate obtained during the Cure Period (as adjusted for pressures, temperatures and gas composition established in paragraph 17(c) of this Schedule I, the “Cure Rate”) in the Closed Loop Mode is less than the Closed Loop Regas Rate, and Owner has paid Charterer the liquidated damages as provided in section 3.4(a), the Cure Rate of the Closed Loop Mode shall become the Closed Loop Regas Rate; provided that the Closed Loop Regas Rate after adjustment shall not be less than the Test Rate for the Closed Loop Mode or 280 mmscf/d, whichever is greater.

•              Adjustment of Open Loop Regas Rate

If the Cure Rate of the Open Loop Mode is less than the Open Loop Regas Rate, and Owner has paid Charterer the liquidated damages as provided in section 3.4(a), the Cure Rate of the Open Loop Mode shall become the Open Loop Regas Rate; provided that the Open Loop Regas Rate after adjustment shall not be less than the Test Rate for the Open Loop Mode or ***** mmscf/d, whichever is greater.

•              Adjustment of Combined Mode Regas Rate

If the Cure Rate of the Combined Mode is less than the Combined Mode Regas Rate, and Owner has paid Charterer the liquidated damages as provided in section 3.4(a), the Cure Rate of the Combined Mode shall become the Combined Mode Regas Rate; provided that the Combined Mode Regas Rate after adjustment shall not be less than the Test Rate for the Combined Mode or ***** mmscf/d, whichever is greater.

In the event Regas Trials are not conducted prior to the end of seven hundred thirty (730) days after the Delivery Date, the Closed Loop Mode, the Open Loop Mode and the Combined Loop Mode shall be established and re-adjusted according to section 3.3(f) of this Charter.

vii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

18.          CARGO TANK CAPACITY

Subject to section 3.4(c), the cargo tank capacity is 150.900 m(3) (100% volume) at cryogenic temperature (-160°C) and atmospheric pressure, excluding the volume of dome space, and internal structure and fittings.  The maximum permitted filling level of the cargo tanks is 98.5%.  The minimum permitted filling level of the cargo tanks shall be confirmed.

Cargo tanks and the Vessel are designed to carry cargoes of LNG (consisting mainly of methane) up to specific gravity 0.50.

19.          OPERATION

a.             LNGRV Buoy Connection and Disconnection

The Vessel shall be fitted and capable of connecting, disconnecting and performing regasified LNG discharge operations through an LNGRV Buoy in accordance with the LNGRV Operating Manual.

Upon reaching a distance of 3 nautical miles from an LNGRV Buoy, the Vessel shall be capable of safely approaching, retrieving and completing all connection operations to the LNGRV Buoy (including but not limited to cooling down vaporizers and piping and pressurizing risers) and be capable of being ready to commence regasified LNG discharge operations in a time of no more than ***** hours, when operating in sea conditions of ***** or less with no adverse influence from swell.  Interference from any other marine activities shall not be an exception to this standard.

Upon completion of regasified LNG discharge and the complete securing of all cargo-related operations (including depressurising of the LNGRV Buoy and risers), the Vessel shall be capable of disconnecting from the LNGRV Buoy, restoring the LNGRV Buoy for retrieval by a subsequent vessel, and proceeding en route, in a time of no more than ***** hours when operating in sea conditions of ***** or less with no adverse influence from swell.  Interference from any other marine activities shall not be an exception to this standard.

b.             Ballasting

The Vessel shall be capable of loading/discharging ballast concurrent with cargo operations.  The Vessel shall be capable of ballast exchange at sea in not more than TBC hours.

c.             Other Cargo Operation

The Vessel shall be capable of displacing air with inert gas (O2 2% by vol. or less) in less than ***** hours.

d.             Special Cargo Operation

The Vessel shall be capable of the following operations:

viii

•              Emergency Discharge in Case of Cargo Pump Failure

If both of the cargo pumps should fail in a certain tank, the liquid cargo in that tank can be discharged by a removable emergency pump (620 m3/h x 155 mLC).

•              Gas Freeing Operation during Voyage

Gas freeing of cargo tanks during seagoing operations shall be possible.

20.          C.T.M.S. DESCRIPTION AND ACCURACY

Temperature Sensors
Type	Platinum resistance type
Sensors per Tank	6 in service; 6 in standby
Measuring Range	-199°C tot + 50°C
Accuracy	-165/-145°C ± 0.2°C -145/-120°C ± 0.3°C -120/+50°C ± 1.5°C

Liquid Level Gauge
Make	Radar System	Secondary System
Number per Tank	1	1
Measuring Range	Full range	Full range
Accuracy	± 7.5 mm in port condition	± 5 mm

Pressure Sensor System
Number per Tank	1
Measuring Range	Able to Read Out in 0.5 kPa Increment; Otherwise as Per Vessel Specifications
Accuracy	± 2% of span

Trim/List Gauge
Maker System	Electro-Pneumatic System
Number	4
Measuring Range	As Per Vessel Specifications
Accuracy	± 25 mm

ix

SCHEDULE II

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

ADMINISTRATION OF OWNER’S PERFORMANCE UNDERTAKINGS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE II

ADMINISTRATION OF OWNER’S PERFORMANCE UNDERTAKINGS

1.             Introduction

Data for administration of Owner’s performance undertakings, as set forth in this Charter, shall be taken from voyage reports and custody transfer documentation prepared for each voyage performed during the Term.  The voyage reports shall be prepared under the provisions of section 19.4 of this Charter.  Subject to Articles 16 and 27 and Schedule I of this Charter, this Schedule establishes the method by which Charterer shall be compensated for Owner’s failure to meet its agreed upon performance undertakings with respect to fuel consumption, speed, discharge of LNG and regasified LNG, loading and boil-off.  Owner shall not be entitled to any premium for exceeding any performance standards established in this Charter.  As used in this Schedule:  “P/F” means performance compensation for fuel, “P/S” means performance compensation for speed, “P/D” means performance compensation for discharge of (not regasified) LNG, “P/L” means performance compensation for loading, “P/B” means performance compensation for boil-off and “P/R” means performance compensation for discharge of regasified LNG.

“Passage” means: (i) for laden passages (“Laden Passages”), beginning when “full away of passage” is ordered after the Vessel passes the sea buoy off the loading port and ending when “end of passage” is ordered prior to arrival at the sea buoy off the discharge port; and (ii) for ballast passages (“Ballast Passages”), beginning when “full away of passage” is ordered after the Vessel passes the sea buoy off the discharge port and ending when “end of passage” is ordered prior to arrival at the sea buoy off the loading port.

“Voyage” means: (i) for laden voyages (“Laden Voyages”), the period between the closing of custody transfer at the loading port and the opening of custody transfer at the discharge port; and (ii) for ballast voyages (“Ballast Voyages”), the period between the closing of custody transfer at the discharge port and the opening of custody transfer at the loading port.

2.             Method of Payment of Compensation

If Charterer is entitled to compensation pursuant to this Schedule II, such compensation shall be recovered by Charterer:

(i)                                     by way of deduction from the first Hire payment due after completion of the relevant calculations pursuant to this Schedule (or, in the event such compensation is in excess of the amount available for such deduction, such excess shall be paid immediately after delivery of an invoice therefor from Charterer to Owner); or

(ii)                                  in respect of the final Performance Period, as hereinafter defined, by payment in full by Owner to Charterer immediately after completion of the relevant calculations pursuant to this Schedule.

Payments pursuant to this Schedule shall be made by wire transfer into an account to be designated in writing by Charterer.

3.             When Performance Reviews are Made

3.1                               Calculations and performance reviews made pursuant to this Schedule in the case of P/F or P/B shall be made on an aggregate basis with respect to all Passages during the relevant performance period (“Performance Period”) and shall be completed as soon as possible after the end of each Performance Period.

(a)                                 The first Performance Period shall commence at the time and on the date on which Charterer accepts the Vessel in accordance with section 3.2 and shall end at the time and on the date on which the last unloading in the year of the Delivery Date is completed.

(b)                                 The second and each subsequent Performance Period shall commence at the time and on the date on which the immediately preceding Performance Period ended and shall end at the time and on the date on which completion occurs of the last unloading to be made in the calendar year immediately succeeding that in which the commencement of the Performance Period occurs, save that the last Performance Period shall end at the time and on the date on which completion occurs of the last unloading to be made before the end of the Term.

3.2                               Calculations and performance reviews made pursuant to this Schedule in respect of P/S shall be made on an aggregate basis with respect to all Passages during the relevant Performance Period for which Charterer has specified by notice in writing prior to the commencement of such Passage that the Vessel maintain an average speed equal to the guaranteed speed specified in paragraph 14 of Schedule I.  Any such Passage is herein called a “Specified Passage” for the calculation of P/S.

3.3                               Calculations and performance reviews made pursuant to this Schedule in respect of P/D and P/L shall be made in respect of all voyages during the relevant Performance Period which are not excluded pursuant to qualifications specified in paragraph 4.3.1(a) below for P/D and paragraph 4.4(a) below for P/L.  Calculations and performance reviews made pursuant to this Schedule in respect of P/R shall be made in respect of each discharge at an LNGRV Buoy during the relevant Performance Period which is not excluded pursuant to qualifications specified in paragraph 4.3.2(a) for P/R and subject to the provisions of section 16.3 for P/R.  Calculations and performance reviews shall be completed as soon as possible after the end of each Performance Period.  The Performance Period shall be determined as provided in paragraphs 3.1(a) and (b).

4.             Method of Calculation of Compensation

4.1          Speed

(a)                                 Calculation of Actual Average Speed

(i)                                     At the completion of each Performance Period, Charterer shall compute the actual average speed (“AAS”) for the aggregate of all Specified Passages during the Performance Period in accordance with the formula:

AAS (in knots)  =                                                  MT/HS

ii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

where:

MT =                  the actual total mileage of the actual course which the Vessel traversed for all the laden and ballast Specified Passages during the Performance Period less the mileage deductions required by (ii) below.

HS =                     the actual total hours steamed during all the laden and ballast Specified Passages during the Performance Period less the time deductions required by (ii) below.

(ii)                                  The following time during a Specified Passage (and distances traversed during such time) shall be excluded from any determination of MT and HS if Owner demonstrates that such time actually occurred:

(A)                               time lost for stops at sea or any other time at sea which is considered an Event of Off-Hire under this Charter;

(B)                               time lost solely for reasons of safe navigation;

(C)                               time lost due to delays resulting from Charterer’s orders or Charterer’s scheduling or time spent steaming at reduced speed at the instruction of Charterer or stopped at sea as requested by Charterer;

(D)                               time spent for the purpose of saving life or property;

(E)                                time spent steaming at reduced speed by mandatory order of regulatory bodies having jurisdiction over the Vessel;

(F)                                 time spent steaming at reduced speed as a result of fouling caused by delays in port beyond Owner’s control or caused by lay-up at Charterer’s instructions; and

(G)                               time spent during weather conditions greater than *****.

(b)                                 Calculation of Speed Compensation (P/S)

If the AAS for the Performance Period is less than the guaranteed speed specified in Schedule I (“GS”), Owner shall pay Charterer compensation (P/S) calculated as follows:

P/S = (GS - AAS) x HS x DVC
24

where DVC (the daily value constant per knot ) is calculated as follows:

DVC  =  Average Hire Rate during the Specified Passage

GS

iii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.2                               Fuel Consumption

(a)                                 Determination of Actual Fuel Consumption

At the completion of each Performance Period, Charterer shall compute the actual fuel consumption (“AFC”) for the Performance Period as follows:

*****

where:

*****

*****

*****

where:

BOE                      =                                         ***** metric tons of fuel oil per cubic meter of LNG (as adjusted in accordance with Article 17).

*****

*****

where:

THP                       =                                         the cumulative total hours steamed on all Passages during the Performance Period.

THV                     =                                         the cumulative total hours steamed on all Voyages during the Performance Period.

BOVT                =                                         the total volume of boil-off in cubic meters between custody transfers measurements for the Performance Period being the sum of boil-off volumes for Laden Voyages (“BOVL”) and Ballast Voyages (“BOVB”), separately determined as follows:

(i)                                     BOVL is the quantity of LNG boil-off in respect of each laden voyage, being the difference between the quantity of LNG recorded at the custody transfer measurement at the loading port after completion of loading, and the quantity of LNG recorded at the custody transfer measurement recorded on arrival at the discharge port prior to discharge cumulated for all Laden Voyages during the Performance Period; and

(ii)                                  BOVB is the quantity of LNG boil-off in respect of each ballast voyage, the difference between the quantity of LNG recorded at the custody transfer measurement at the discharge port after completion of discharging, and the quantity of LNG recorded at the custody transfer measurement recorded on arrival at the loading port prior to loading cumulated for all Ballast Voyages during the Performance Period.

OH                             =                                         The amount of fuel oil and boil-off gas paid for by Owner during periods of Off-Hire.

iv

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)                             Calculation of Fuel Consumption Compensation (P/F)

If during the Performance Period the AFC is greater than the total guaranteed fuel consumption as computed according to the guarantees specified in section 16.2 and Schedule I of this Charter, Owner shall pay to Charterer performance compensation for fuel (P/F) calculated as follows:

*****

where:

ABC                     =                                         the weighted average cost per ton of all fuel oil (purchased by Charterer and consumed by the Vessel) during the relevant Performance Period based on GAAP.

TGFC               =                                         the total guaranteed fuel consumption (in tons) for the Performance Period for all Passages, calculated by summing the GFC for all such Passages during the Performance Period.

where:

GFC                       =                                         the guaranteed fuel consumption as specified in Schedule I of this Charter in tons (calculated by interpolation on a straight-line basis) for the AAS for all Passages in the Performance Period, as the case may be, multiplied by the number of days (or proportionate parts thereof excluding periods of Off-Hire during which Owner paid for fuel oil and boil-off gas) steamed for each Passage.

4.3                               Discharge

4.3.1                     Conventional LNG Discharge

(a)                                 Determination of Actual Discharge Time

At the completion of each Performance Period, Charterer shall compute the actual discharge time (“ADT”) for each voyage during the Performance Period, except for voyages where:

(i)                                     the Vessel is Off-Hire during the discharge;

(ii)                                  the shore installations at such port are not able to receive cargo at the relevant rate; and/or

(iii)                               the shore installations do not supply a suitable gas return line.

(b)                             Calculation of Discharge Compensation (P/D)

The compensation due from Owner to Charterer as a result of the Vessel or Owner not meeting the guaranteed discharge time specified in Schedule I of this Charter shall be the amount calculated as follows :

*****

where:

RPH                      =                                         the hourly time charter rate, calculated as the average Hire Rate during the relevant Performance Period, divided by 24 hours.

EHD                       =                                         the excess hours (including parts thereof), calculated as the amount, if any, by which the ADT for the relevant voyage, subject always to the exceptions provided in section 16.3 of

v

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

this Charter, exceeds the guaranteed discharge time as specified in Schedule I of this Charter.

4.3.2                     Regasified LNG Discharge

(a)                                 Determination of Actual Regasified LNG Discharge Rate

At the completion of each Performance Period, Charterer shall compute the regasified LNG discharge rate (“RDR”) for each discharge during the Performance Period, except for discharges where:

(i)                                     the Vessel is Off-Hire during the discharge;

(ii)                                  the LNGRV Buoy installation or pipeline installation are unable to receive cargo at the relevant rate;

(iii)                               the Charterer ordered a varying regasified LNG discharge rate; and/or

(iv)                              the discharge occurs during the Cure Period.

(b)                             Calculation of Regasified LNG Discharge Compensation (P/R)

The compensation due from Owner to Charterer as a result of the Vessel or Owner not meeting the applicable ordered discharge rate specified in Schedule I of this Charter shall be the amount calculated as follows:

*****

where:

RPH                      =                                         the hourly time charter rate, calculated as the average Hire Rate during the relevant Performance Period, divided by 24 hours.

EHR                        =                                         the resulting excess hours (including parts thereof), calculated as the amount, if any, by which RDR, subject always to the exceptions provided in section 16.3 of this Charter, failed to meet the applicable ordered discharge rate, with EHR to be calculated as follows:

*****

where:

ADT                      =                                         actual discharge time as calculated in accordance with section 16.3 as the time period commencing when the last high pressure pump required to achieve the ordered discharge rate is placed on line and terminating when the first high pressure pump is secured near the end of the discharge cycle.

AVD                     =                                         actual volume discharged shall be the volume of regasified LNG discharged during ADT as measured by the Vessel’s meter.

ODR                     =                                         applicable ordered discharge rate per hour; provided such rate is equal to or less than the applicable guaranteed discharge rate.

The discharge rate is based on LNG chemical composition Trinidad LNG and shall be corrected for the actual LNG composition.

vi

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.4                               Loading Time

(a)                                 Determination of Actual Loading Time

At the completion of each Performance Period, Charterer shall compute the actual loading time (“ALT”) for each voyage during the Performance Period, except for voyages where:

(i)                                     the Vessel is Off-Hire during the loading;

(ii)                                  the shore installations at such port are not able to load cargo at the relevant rate; and/or

(iii)                               the shore installations do not supply a suitable gas return line.

(b)                             Calculation of Loading Compensation (P/L)

The compensation due from Owner to Charterer as a result of the Vessel or Owner not meeting the guaranteed loading time specified in section 16.4 and Schedule I of this Charter shall be calculated as follows:

*****

where:

RPH                      =                                         the hourly time charter rate, calculated as the average Hire Rate during the relevant Performance Period, divided by 24 hours.

EHL                        =                                         the excess hours (including parts thereof), calculated as the amount, if any, by which the ALT for the relevant voyage (subject always to the other exceptions provided in section 16.4 of this Charter) exceeds the guaranteed loading time as specified in section 16.4 and Schedule I of this Charter.

4.5                                                                               Boil-Off Gas

(a)                                 Determination of Boil-Off Gas Volume

At the completion of each Performance Period, Charterer shall compute BOVT during the Performance Period according to the method set forth in paragraph 4.2(a) above and the compensation, if any, due from Owner to Charterer as a result of the Vessel not meeting the guaranteed boil-off rate specified in Article 27 and Schedule I of this Charter.

(b)                                 Calculation of Boil-Off Gas Compensation (P/B)

To determine the P/B compensation, if any, due from Owner to Charterer the BOVT for all Laden Voyages and Ballast Voyages (except for Passages where sea conditions have exceeded ***** for periods in excess of ***** of either the Laden Voyage period or the Ballast Voyage period) completed during the Performance Period shall be determined and compared to “GBOV”, being the aggregate total of LNG in cubic meters that would have resulted if the actual boil-off rates had been identical to the applicable guaranteed boil-off rates for all Voyages.  GBOV for all Voyages is determined as follows:

*****

*****

where:

TETT                   =                                         the total elapsed time, expressed in hours, for all Voyages during the Performance Period.

vii

CTC                      =                                         cargo tank capacity, as set forth in paragraph 18 of Schedule I, at the maximum filling level of 98.5%.

To the extent that BOVT is greater than GBOV, then Owner shall pay Charterer compensation for boil-off in an amount determined by converting the differential in cubic meters into BTU’s and multiplying the result by the FOB price for LNG loaded on the Vessel in effect during the Performance Period.  Charterer shall provide Owner with reasonable evidence in support of the said price computation and BTU conversion.

Notwithstanding the above, Owner shall receive appropriate credit for any savings arising as a consequence of the use of excess boil-off for the purpose of fuel and thereby reducing bunker compensation.  The quantity of bunkers saved shall be determined by consultation between Charterer and Owner, and the value of such savings shall be determined by reference to the average cost of bunkers purchased during the Performance Period.

In the absence of manifest error, the volume of LNG at any time shall be determined by reference to the voyage reports and custody transfer documentation referred to in the preamble to this Schedule II.

Should cooldown of Regasification Components occur prior to the discharge CTS reading at the LNGRV Buoy, the total boil off will be adjusted for the vapour generated during cooldown through an agreed calculation.  Alternatively, the parties may agree to CTS readings prior to the start of cooldown.

viii

SCHEDULE III

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

HIRE RATE AND ADJUSTMENTS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE III

HIRE RATE AND ADJUSTMENTS

1.                                      The Hire Rate.

The Hire Rate shall consist of the following three (3) components:

1.1                               Financial Cost Component.

Financial Cost Component:  The Financial Cost Component will reflect the aggregate cost of service of the Loans and the Hire Prepayment Obligation referred to below for the duration of the Time Charter. Such cost of service shall be calculated on the following principles:

•                  Exmar Loan 1 to be amortised (on an annuity basis) over a profile of 25 years down to a balloon at the end of year 12 with interest calculated at the agreed long term borrowing cost (for the purpose of this Schedule assumed to amount to 6% p.a.). Such balloon amount thereafter to be amortised (on an annuity basis) over the remaining thirteen (13) years, with interest calculated at the then prevailing long term borrowing cost (assumed 6%); for the purpose of this Schedule the agreed long term borrowing cost means the aggregate of LIBOR plus the applicable Margin and any Mandatory Costs payable by Exmar NV to its financiers in respect of any loan made available to Exmar NV in connection with financing the acquisition of the Vessel. Once Exmar NV enters into an interest swap to hedge the LIBOR rate applicable to such loan, the fixed rate payable by Exmar NV under the interest swap shall be substituted for LIBOR.

•                  Exmar Loan 2 to be remunerated at fifteen percent (15%) per annum and amortised on an annuity basis over the duration of the Time Charter;

•                  Excelerate Loan to be amortised (on an annuity basis) over the duration of the Charter Period at the long term borrowing cost (assumed 6%). Interest on this Excelerate Loan during construction of the Vessel will be capitalized on delivery.

•                  Hire Prepayment: Predelivery, the Hire Prepayment shall earn interest at the longterm borrowing cost and will be capitalised on delivery of the Vessel (assumed 6%). Any prepaid hire (together with such capitalised interest) shall earn interest at the long-term borrowing cost (assumed 6%) from the first to the twelfth year of the Charter Period. Thereafter, the principal element of the prepaid hire shall be amortised on an annuity basis over the remainder of the Charter Period (13 years) with interest being calculated at the long term borrowing cost (assumed 6%).

Principal and interest of Loans and Prepaid Hire shall be repaid quarterly in arrears.

Based on above principles, the Financial Cost Component (in US$/day) due by Charterer to Owner is calculated as follows:

CAPEX per day

	Year 1 to 12	Year 13 to 25

Exmar Loan 1	USD *****	USD *****
Exmar Loan 2	USD *****	USD *****
Excelerate Loan	USD *****	USD *****
Prepaid Hire	USD *****	USD *****

Total	USD *****	USD *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

A detailed calculation of the Financial Cost Component is attached in Appendix A .

Pre-delivery funding shall be organised as follows:

•                  1st Instalment of the Contract Price (***** US$): partial drawdown by Owner of the loan to be advanced by Charterer (the “Excelerate Loan”).

•                  2nd Instalment of the Contract Price (***** US$): drawdown by Owner of the balance of the Excelerate Loan (US*****) and partial drawdown of the Hire Prepayment Obligation in the amount of US*****.

•                  3rd Instalment of the Contract Price (***** US$): Drawdown by Owner of the balance of Hire Prepayment Obligation (US*****) and partial drawdown of US$ ***** of the funds to be advanced by Exmar NV to Owner under the Exmar Loan 1.

•                  4th & 5th Instalment of the Contract Price: Drawdown by Owner on the balance of the Exmar Loan 1 and partial drawdown of the funds to be advanced by Exmar NV to Owner under the Exmar Loan 2.

•                  Pre-delivery expenses (building supervision, plan approval, interest during construction, …) will be funded by drawdown on Exmar Loan 1 and Exmar Loan 2.

The Exmar Loan 1 will bear an interest equal to the agreed long-term borrowing cost (assumed 6% per annum). The Exmar Loan 2 will bear an interest equal to the agreed long-term borrowing cost (assumed 6% per annum) during construction and 15% thereafter.

The Exmar Loan 1 and the Exmar Loan 2 shall hereinafter collectively be referred to as the “Exmar Loans”.

Based upon the Assumed Contract Price and Assumed Payment Terms, and the Assumed Pre-delivery Expenses, the Delivered Cost of the Vessel amounts to ***** US$ and will be funded as follows:

•	Excelerate Loan (incl. capitalised interest):	***** US$
•	Hire Prepayment Obligation (incl. capitalised interest):	***** US$
•	Exmar Loan 1:	***** US$
•	Exmar Loan 2:	***** US$

A detailed calculation of the Delivered Cost is attached in Appendix B.

It is agreed and understood that any additional cost incurred by the Owner pursuant to the addendum to the Building Contract (also dated 1st July 2005) relating to the vaporiser to be installed on the Vessel shall not form part of the Delivered Cost. It is agreed that if the Owner wishes to take steps to reduce its exposure under the said addendum by way of agreement with Daewoo, which agreement shall have the effect of varying the terms of the Building Contract or modifying the Specifications (eg involving the change of the identity of the supplier) the Owner shall first consult with and obtain the prior written consent of the Charterer which shall not be unreasonably withheld.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

In the event the finally agreed Contract Price, payments terms or pre-delivery expenses vary from the Assumed Contract Price, the Assumed Payment Terms or the Assumed Pre-Delivery Expenses, the amounts of the Excelerate Loan, Hire Prepayment Obligation and Exmar Loans shall be increased or decreased accordingly.

1.2                               Additional Cost Component.

Comprising any cost payable by Charterer under paragraph 3.2 of this Schedule III or under section 2.2 or section 4.2 of this Charter, which costs shall be capitalized and payable on a daily basis pursuant to this paragraph unless Charterer elects to pay such costs directly.  The Additional Cost Component shall be calculated by determining the sum of such costs plus accrued interest at the rate of:

(a)                                 in the case of costs incurred in connection with changes to the LNGRV Design as set forth in section 4.2(b) or costs incurred in connection with depot regasification spares pursuant to paragraph 3.2 of this Schedule III, ***** or

(b)                                 in the case of costs incurred under any other provision contained in section 2.2 or section 4.2 of this Charter (including the provisions of section 4.2(c) not related to changes in LNGRV Design), *****

*****  The adjustment to the Additional Cost Component shall become effective on the first day of the month following the month that the relevant costs were incurred.  Owner shall furnish an audited statement supporting the calculation of the Additional Cost Component, and Charterer shall be entitled to have such statement, and supporting documentation therefor, reviewed by its own audit firm pursuant to Article 41.

1.3                               Operating Cost Component.

Comprising from the Delivery Date, ***** United States dollars (U.S. *****) per day.  The Operating Cost Component shall provide for all costs of vessel operation under the Charter. The Operating Cost Component is subject to annual adjustment, up or down, to reflect changes in such operating costs in accordance with clause 2 of this Schedule III.  The amount of the Operating Cost Component, which initially formed the basis of this agreement in respect of the Charter, was based on estimated operating costs for the year 2006.  These estimates (except for Other Costs) shall be readjusted as of the Delivery Date in accordance with clause 2 of this Schedule III.

2.                                      Periodical Adjustment of Operating Costs.

2.1                               Categories.

For the purposes hereof, the operating costs of the Vessel shall be deemed to consist of the following categories and the amount estimated in respect of the calendar year 2006 is set opposite each such category below:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Category	Estimated Amount in U.S. $ for 2006
Manning	***** US$
Maintenance and Repair	***** US$
Dry-docking	***** US$
Insurance	***** US$
Other Costs	***** US$
TOTAL ESTIMATE FOR CALENDAR YEAR 2006	*****US$
DAILY ESTIMATED OPERATING COST COMPONENT	*****

2.2                               Approval of Estimate for Operating Costs.  At least sixty (60) days prior to the commencement of the Term and of each subsequent 1st January during the Term, Owner shall submit to Charterer for Charterer’s approval in writing (such approval not to be unreasonably withheld) a written estimate of the operating costs Owner anticipates will be incurred during such year in the following categories (taking into account any anticipated lay-up costs and/or savings), such estimate to be consistent with good ship operating practice and with Owner and Manager exercising sound and prudent management at all times; provided, however, that if Owner does not reasonably anticipate incurring any dry-docking expenses during such year, then no dry-docking expenses shall be included in the estimate:

Manning

Maintenance and Repair

Dry-docking Provision or Actuals (as the case may be)

Insurance

For such purposes, Owner and Charterer shall meet at a mutually agreed date at least thirty (30) days prior to the beginning of the applicable year.  If at any time during the year Owner anticipates that actual expenditures for operating costs in the aggregate (excluding Other Costs) are likely to vary from the approved estimate by more than five percent (5%), Owner shall prepare and submit a revised estimate to Charterer for approval in writing (not to be unreasonably withheld), and, if approved in writing by Charterer, the Hire Rate shall be adjusted with effect from the Hire Payment Date which first occurs following the twentieth (20th) day after the date on which Charterer received such revised estimates.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.3                               Price Index for Other Costs.  The agreed amount of the category of Other Costs set forth in paragraph 2.2 above shall be adjusted as of each January 1st in accordance with the following formula:

*****

where:

USCPIo                              =                 the United States Consumer Price Index for All Urban Consumers published by the Bureau of Labour Statistics of the U.S. Department of Labour, as of 12/31/2005 and

USCPIN                            =                 the United States Consumer Price Index for All Urban Consumers published by the Bureau of Labour Statistics of the U.S. Department of Labour, as of 12/31/Year N-1.

2.4                              Operating Costs Component Payable.  The Operating Costs Component payable as part of the Hire Rate during each year shall be the sum of (a) the approved estimates for that year under paragraph 2.2 above; and (b) the amount described as Other Costs under paragraph 2.1 above, adjusted in accordance with paragraph 2.3 above.

2.5                               Audit.  Audits shall be conducted as follows:

(a)                               Accounting and Accounting Methods.

Immediately following the end of each calendar year or at such time as the Vessel is redelivered to Owner, an audit shall be conducted of Owner’s and Manager’s books of account or any other books of original entry for financial activity related to operating the Vessel (which shall be maintained in U.S. dollars), by an internationally recognized firm of accountants appointed by Charterer at Charterer’s sole expense, for the purpose of determining the actual amounts chargeable in accordance with paragraph 2.6 below to operate the Vessel during such year in respect of the manning, maintenance and repair, dry-docking and insurance categories.  Such actual amounts chargeable are to be determined following International Accounting Standards (“IAS”) as published by the International Accounting Standards Committee, and considered shipping industry practices.  Unless agreed otherwise, cash basis accounting will prevail for purposes of the Charter.

(b)                               Cooperation.

The accountants referred to in paragraph 2.5(a) above shall conduct such audits in accordance with the International Standards of Auditing published by the International Federation of Accountants (“ISA”) then in effect including, but not limited to, reviews of the controls and procedures applicable to those costs subject to audit and confirmation of such costs paid to vendors/suppliers.  For purposes of such audit, Owner shall make available or shall cause to be available to Charterer and its auditor full access to the offices of Owner and Manager during normal business hours

v

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

to review such books and records as relate to the Vessel and its operation excepts books and records which relate solely to the Financial Cost Component or the Other Costs category of the Operating Cost Component.  Owner shall assist and cooperate with Charterer in reviewing such books and records and shall provide Charterer with copies and explanations as requested.  Each party shall cooperate to ensure that each such audit is conducted diligently and expeditiously with the objective that such audits shall be completed within ninety (90) days after January 1 of each audit year or from the date of redelivery of the Vessel to Owner during any year.

(c)                                Adjustment for Operating Cost Component.

Based on the above audit, Charterer shall calculate the Operating Cost Component, which would have been applicable for the relevant year if actual costs had been used to calculate such Operating Cost Component as opposed to estimates thereof (the “Adjusted Operating Cost Component”).  The difference between actual payments made in respect of the Operating Cost Component during such year (after adjustment for Off-Hire to the extent it relates to such component) and the payments which would have been made if the Adjusted Operating Cost Component had been in effect (after adjustment for Off-Hire to the extent it relates to such component) shall be either paid to Owner or refunded to Charterer, as the case may be, within thirty (30) days of the completion of the applicable audit, together with an amount equal to interest on the amount refunded or paid for the period from the preceding June 30 to the date upon which the refund or payment is made.  Such interest shall be calculated at ***** for each calendar month during such period (prorated for partial months).

2.6                               Charges to Specific Categories.  The items of expenditure which can be charged to the specific operating cost categories shall include, but not be limited to, be those specified below which (unless otherwise agreed for a specific cost category) are incurred and paid for in respect of the relevant year and are consistent with good ship operating practice and with Owner and Manager exercising sound and prudent management at all times:

(a)                                 Manning.  Wages, overtime (subject to a reasonable limit approved by Charterer), sustenance and victualing provisions for the crew, consular charges on crew, fringe benefits, payroll burden (contributions required by governmental authorities, syndicates or unions such as medical and welfare contributions, social security and pension funds), leave pay, joining and repatriation costs and training (subject to a reasonable limit approved by Charterer) for the following positions:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Master	*****

Deck Officers	*****

Chief Engineer	*****

Cargo System Engineer	*****

Engineers	*****

Electrician	*****

Cadet	*****

Ratings	*****

Catering Complement	*****

LNGRV Complement	*****

Total Crew	*****

Owner may alter the crew complement when such alteration is required by any applicable law, regulation, union agreement, international convention or for the safety of the Vessel or as otherwise provided in 4.3(d), or with Charterer’s consent (not to be unreasonably withheld).  Levels of crew remuneration shall, at all times, be reasonable in light of the circumstances.

(b)                                 Maintenance and Repair.  To the extent not covered by insurance or Builder’s guarantee and/or warranty under the Building Contract, the costs (other than those associated with dry-docking) of repairing and maintaining the Vessel to the standards required under Article 4 of this Charter, including replacement of spare parts consumed pursuant to Clause 3 below. Such maintenance, repair and spare parts shall include, but not be limited to, the following: hull structure, rudder, bilge keel, hull outfitting, mooring and rigging, accommodation, ventilation, heating and air-conditioning, hull piping system, paint and painting, packing for major spare parts (such as manifolds), deck and engine stores and consumables which are purchased directly by Manager and used by shipboard personnel in implementing the Master Maintenance and Repair Plan; lubricants, mooring rope, items required for ship to ship transfers, classification society and governmental authority fees, cavitation and corrosion control, fire fighting and safety equipment, steering gear, gauging equipment, piping and valves, cargo system, cargo system machinery, cargo system piping, cargo system valves, gas detection system, custody transfer system, nitrogen system, ballast system, gas compressor, main propulsion and auxiliary engine, propeller and shafting, steam plant, fresh water system, seawater system, lubricating oil system, fuel system, compressed air system, instrumentation and control, hydraulic system, inert gas/dry air and nitrogen system, refrigeration plant, fire and oil mist detection, boiler, turbine/diesel generator, pump, heat exchanger, evaporator, electrical system, power supply, distribution, automatics, motors and starters, internal communications equipment, external communications equipment, navigation equipment lighting and micro processor equipment.

(c)                                  Dry-docking. To the extent not covered by insurance or Builder’s guarantee under the Building Contract, the amount payable to the shipyard and to other contractors during or in connection with the dry-docking of Vessel, including general services provided by the shipyard, services related to bottom cleaning, all painting included in the approved dry-dock specifications (including all paint), overhaul, hull repair, cargo system

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

repair, ship’s equipment repair, equipment for crew/galley repair, main machinery repair, systems for main machinery repair and ship’s systems repair, replacement parts purchased for and consumed during the dry-docking, towage, pilotage and port charges at the dry-dock port and other costs incurred by Owner in accordance with this Charter in connection with such dry-docking.

(d)                                 Insurance.  Premiums or calls and deductibles in respect of the Compulsory Insurances as described in Schedule IV below to the extent provided therein.

2.7                               Other Costs.  Any item of expenditure can only be included in one category of operating costs and if it not specifically referred to in paragraphs 2.6(a) through 2.6(d) above it will be deemed to fall into the category of Other Costs.  Other Costs include but are not limited to stores and equipment (other than deck and engine related), consumables (including kitchen ware, cleaning materials and tools), leasing of equipment for the Vessel (other than office equipment), communication, non-crew related travel, consultancy expenses, training expenses not approved by Charterer, stationery, miscellaneous delivery charges, fumigation and deratization, tonnage and safety certificates, annual fees and taxes on the Vessel, water, customs and import duties on the Vessel, its officers, crew, stores and appurtenances, garbage disposal and fees and expenses incurred by agents for the Vessel or its crew except port charges, towage and pilotage at loading or unloading ports and dry-docking ports, administration and overhead and all other miscellaneous expenditure items required to operate the Vessel.  The cost of ***** United States dollars (U.S.*****) for Other Costs shall be fixed for 2006 and shall thereafter be escalated annually in accordance with paragraph 2.3 above.  Except for such escalation, Other Costs shall not be increased or decreased throughout the Term.  Other Costs shall not be subject to audit.

2.8                               Insurance and Third Party Recoveries.  Owner shall diligently pursue recovery of all claims under insurance coverages or from third parties in all cases where a claim for recovery can be responsibly made.  Owner shall notify Charterer of the amount and the nature of any expected or actual claims and recoveries.  Any operating costs which are expected to be recovered by Owner under insurance coverages or from third parties shall be deducted from the Operating Cost Component pursuant to this Schedule III.  Operating costs that have been included in the Operating Cost Component which has been paid by Charterer to Owner and are subsequently recovered by Owner under insurance coverages or from third parties (including Builder) shall be paid by Owner to Charterer immediately following such recovery.  In addition, if any costs incurred by Charterer are costs which can be recovered under the Compulsory Insurances, Owner shall make a claim under the Compulsory Insurances on behalf of Charterer, and the amounts recovered shall be paid by Owner to Charterer immediately following such recovery.

2.9                               Delivery Date Readiness.  Owner warrants that the Vessel will be fully stored, equipped, manned and ready in all respects for service as of the Delivery Date.  Any expenditure required to comply with this warranty or to remedy any shortfall therein shall not be charged as an operating cost.

2.10                        Late-in-Term Expenditures.  During the last ***** years of the Term, it is recognized that some portion of the expenditures on dry-docking, maintenance and repairs and the Additional Cost Component items may accrue to the benefit of

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Owner after the expiration of the Term.  The parties shall agree upon a portion of such expenditures, which shall be excluded from the Operating Cost Component. A portion of Dry-docking expenditures incurred within ***** months of redelivery is specifically presumed to accrue to the benefit of Owner after the expiration of the Term.

2.11                        Proration.  Operating costs shall only be charged in respect of the Term.  Any reference to “year” herein shall include the portion of the first year following entry into service and the portion of the last year prior to departure from service and for such years insurance costs will be prorated from the Delivery Date in the case of the first year and the date of redelivery in the case of the last year.  The principle set out in this paragraph 2.11 shall apply to the Extension Period.

3.                                      Spare Parts.

3.1                               Inventory.  Owner, at its own cost and expense, shall ensure that an adequate inventory of major capital spare parts (excluding those necessary for LNGRV operation) is maintained ashore and/or on board the Vessel.  At least sixty (60) days prior to the Delivery Date, Owner shall provide for Charterer’s approval (not to be unreasonably withheld) an inventory of the spare parts to be maintained ashore and on board the Vessel, or otherwise available to the Vessel, which is adequate for performance of Owner’s obligations hereunder (“Agreed Allowance List”).  Charterer shall be entitled to verify the availability of such spare parts upon the entry of the Vessel into service and Owner will, for Owner’s account, at the request of Charterer remedy any deficiency.  Any spare parts consumed must be replaced by Owner so as to maintain the inventory of spare parts in accordance with the Agreed Allowance List throughout the Term of the Charter.  Any change in the Agreed Allowance List (either a reduction due to non-replacement of consumed spare parts or order of additional spare parts not included on the Agreed Allowance List) must have Charterer’s prior approval, not to be unreasonably withheld.

3.2                               Depot Regasification Spares.  ***** spare vaporizer and ***** high pressure pump shall be purchased and stored at a mutually acceptable depot location.  The purchase cost of such depot spare parts (including the cost of delivery to the place where they are to be stored for the use of the Vessel, but excluding any administrative costs or continuing preservation and maintenance costs associated therewith) for use in maintaining the Regasification Components shall be considered an Additional Cost Component.  Owner shall have the right, subject to Charterer’s consent (not to be unreasonably withheld), to re-adjust the number of Regasification Component depot spares if, after trials and/or initial service period under this Charter, prudent and safe operating practice show that the number of spares needs to be increased.  Owner and Charterer shall examine ways to improve spare parts management giving consideration to the number of LNGRVs in operation and the number of different managers of such vessels.  To enable verification of spare parts associated with Regasification Components held on shore solely for the use of the Vessel, such parts shall be stored and recorded separately from any parts which are the same or similar which may be held by Owner or Manager for any other vessel.  Owner shall require Manager to maintain records of the stock of spare parts in such a manner that they can be audited and the stock verified at any time during the Term by Charterer’s auditors.  Owner shall install, on board and on shore, at Owner’s expense an efficient computerized spare parts management system which will enable Manager to accomplish the foregoing.  Since the Hire Rate under this Charter does not contemplate the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

replacement of vaporizer(s) during the Original Period, in the event a vaporizer fails, Owner and Charterer shall carry out a joint survey to determine the reason for failure of the vaporizer. ***** shall bear the cost of replacement of such vaporizer unless the reason for such premature failure is the fault of ***** in which case ***** shall bear the cost.

4.                                      Charterer’s Option to Establish Shore-Based Regasification Crew.

Charterer shall have the right to establish a shore-based regasification crew (meeting the requirements of section 4.3 of the Charter for similar personnel) to undertake as agents for Owner the LNGRV Buoy connection and disconnection operations and watchkeeping during regasified LNG discharge.  In such event, the Operating Cost Component shall be adjusted in that there shall be credited against Hire the full amount which Owner saves on account of such shore-based crew (including but not limited to a deduction of ***** United States dollars (U.S. *****) per day for every crew member no longer needed on the Vessel).  Owner shall take all reasonable steps as may be necessary to effect savings in the costs pertaining to the Vessel on account of such change in crew.

5                                         Quarterly Reports.

As soon as possible, but within sixty (60) days after the end of each calendar quarter during the Term, Owner shall provide Charterer (in form and substance from time to time satisfactory to Charterer) with:

(a)                                 a detailed statement of all Additional Cost Component costs incurred during the said quarter (together with year-to-date activity, cost comparison to approved budget and comparison to the prior year);

(b)                                 computations of Vessel compliance with Owner’s performance undertakings under this Charter with respect to said quarter; and

(c)                                  such other operational data as Charterer may reasonably require.

6.                                      Currency Conversion.

All accounts subject to adjustment under this Schedule III shall be maintained in United States dollars.  Charges, credits and other computations representing transactions in other currencies shall be made at the free market value of such other currencies in terms of United States dollars (or, if Owner has been able to secure a better rate, then at such better rate) to the end that Owner neither gains nor loses on account of such computations as of the date accrued.

x

Express Charts Tables — Exmar NV

CAPEX CALCULATION	DSME 2263 — 151,000m3	Appendix A

ASSUMPTIONS

Delivered cost			*****

Funding
Loan 1	Exmar	*****	*****
Loan 2	Exmar	*****	*****
Loan 3	Excelerate	*****	*****
Prepaid Hire	Excelerate	*****	*****

CAPEX per day

Year 1 to 12
Loan 1			*****
Loan 2			*****
Loan 3			*****
Prepaid Hire			*****
TOTAL			*****

CAPEX per day

Year 13 to 25
Loan 1			*****
Loan 2			*****
Loan 3			*****
Prepaid Hire			*****
TOTAL			*****

Year 1 to 12

	Loan 1				Loan 2				Loan 3				Prepaid Hire
Quarter	Outstanding Loan 1	Principal repayment	Interest 6.00%	Total	Outstanding Loan 2	Principal repayment	Interest 15.000%	Total	Outstanding Loan 3	Principal repayment	Interest 6.00%	Total	Outstanding	Principal repayment	Interest 6.00%	Total
0	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
1	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
2	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
3	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
4	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
5	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
6	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
7	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
8	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
9	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
10	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
11	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
12	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
13	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
14	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
15	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
16	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
17	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
18	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
19	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
20	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
21	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
22	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
23	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
24	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
25	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
26	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
27	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
28	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
29	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
30	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
31	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
32	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
33	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
34	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
35	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
36	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
37	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
38	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
39	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
40	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
41	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
42	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
43	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
44	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
45	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
46	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
47	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
48	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Daewoo Hull No. 2263	SCHEDULE III

Year 13 to 25

	Loan 1				Loan 2				Loan 3				Prepaid Hire
Quarter	Outstanding Loan #	Principal repayment	Interest 8.00%	Total	Outstanding Loan 2	Principal repayment	Interest 15.000%	Total	Outstanding Loan 3	Principal repayment	Interest 8.00%	Total	Outstanding	Principal repayment	Interest 8.00%	Total
48	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
49	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
50	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
51	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
52	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
53	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
54	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
55	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
56	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
57	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
58	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
59	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
60	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
61	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
62	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
63	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
64	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
65	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
66	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
67	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
68	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
69	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
70	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
71	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
72	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
73	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
74	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
75	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
76	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
77	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
78	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
79	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
80	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
81	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
82	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
83	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
84	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
85	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
86	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
87	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
88	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
89	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
90	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
91	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
92	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
93	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
94	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
95	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
96	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
97	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
98	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
99	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
100	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Appendix B

Provisional Delivered cost DSME 2263 — 151,000cbm

Assumptions

Contract price excluding extras	US$	*****
agreed extras	US$	*****
Provision for additional extras	US$	*****

First Outfit indicative	US$	*****
Plan approval	US$	*****
Supervision	US$	*****

Contract price incl. extras	US$	*****

Total Loan	US$	*****
Swap rate Indicative		*****

Margin		*****
Borrowing cost		*****
Arrangement & structuring Fee		*****
Commitment Fee		*****
Legal fees and other Indicative	US$	*****

Delivered Cost Calculation (all amounts in US$)

Item	Month	Months before Delivery	Pre-delivery Instalments	Drawdown Exmar Equity / Loans	Drawdown Excelerate Equity / Loan	Drawdown Excelerate Prepaid Hire	Interest Exmar Loan	Plan approval & supervision & first outfit	Financial fees	Legal fees	Total Pre-delivery expenses	Discounted pre-del expenses
Order	jan/06	38	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	feb/06	37	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	mrt/06	36	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	apr/06	35	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	mei/06	34	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jun/06	33	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jul/06	32	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	aug/06	31	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	sep/06	30	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	okt/06	29	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	nov/06	28	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	dec/06	27	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jan/07	26	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	feb/07	25	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	mrt/07	24	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	apr/07	23	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	mei/07	22	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jun/07	21	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jul/07	20	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	aug/07	19	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	sep/07	18	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	okt/07	17	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	nov/07	16	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	dec/07	15	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Keel laying	jan/08	14	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	feb/08	13	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	mrt/08	12	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Launching	apr/08	11	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	mei/08	10	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jun/08	9	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jul/08	8	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	aug/08	7	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	sep/08	6	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	okt/08	5	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	nov/08	4	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	dec/08	3	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	jan/09	2	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
	feb/09	1	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Delivery	mrt/09	0	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
			*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Total Including capitalized Interest			*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

Delivered cost in US$ Financed by				*****
	Exmar Loan / Bank Facility	“Loan 1”	*****
	Exmar Loan / Equity (20% of delivered cost)	“Loan 2”	*****
	Excelerate Prepaid Hire (capitalised at delivery)	Prepaid Hire	*****
	Excelerate Loan (capitalised at delivery)	“Loan 3”	*****
*****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE IV

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

INSURANCE

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE IV

INSURANCE

PART A - Types of Insurance Coverage

Owner shall at all times during the Term procure and maintain insurances on the Vessel in accordance with the following provisions.  In all cases, Owner and Charterer shall work toward establishing insurance values, amounts, coverages and deductibles which result in the most economical premiums as compatible and consistent with insurances to the standards which prudent shipowners operating first-class LNG vessels should observe in insuring LNG vessels of similar type, size, age and trade as the Vessel, which take into consideration operation of the Vessel as an LNGRV, which otherwise conform with the terms of this Charter, and which take into due consideration any Permitted Encumbrances.

1.                                      Hull and Machinery Insurance

(a)                                 Owner shall take out and maintain Hull and Machinery Insurance with first-class marine underwriters at the values set out in this clause (the “Insured Value”).

(b)                                 Unless otherwise agreed, the minimum Insured Value of the Vessel is one hundred ten percent (110%) of its market value, from time to time; provided that at no time during the Term shall the minimum Insured Value be less than the amount, if any, established under applicable limitation of liability conventions with respect to the Vessel.  Coverage, if any, obtained pursuant to paragraph 4(b) hereof shall be included within Insured Value and shall result in a corresponding reduction in the level of Hull and Machinery Insurance coverage.

(c)                                  (i)                                     The Hull and Machinery Insurance shall be placed on terms generally equivalent to the Standard American Hull Form applicable at the date of original issue and the date of each renewal, respectively, or their London, French, American, Scandinavian, or Japanese equivalents.

(ii)                                  At the date of original issue and the date of each renewal, Owner shall determine whether the Hull and Machinery Insurance specifically shall include:

A.                                    Additional Perils Clause (LNG vessel);

B.                                    the (London) Institute Additional Perils Clause-Hulls; and

C.                                    the American Hull Syndicate Liner Negligence Clause.

In addition, the Hull and Machinery Insurance shall include Four-fourths Running Down Clause cover; provided that all or a portion of such risk may be taken out by means of P&I Insurance, as defined in clause 2, with any of the leading international P&I insurance associations proposed by Owner and approved by Charterer (the “Approved Provider”), which approval shall be granted if the P&I association proposed is a member of the International Group of P&I Associations.

(iii)                               Owner shall arrange for a deductible on Hull and Machinery Insurance which results in the most economical premiums recognizing conditions or restrictions within the financial arrangements pertaining to the Vessel and the standards which prudent shipowners operating first-class LNG vessels should observe in insuring LNG vessels of similar type, size, age and trade as the Vessel which take into consideration outfitting and operation of the Vessel as an LNGRV and which otherwise conform with the terms of this Charter and is acceptable to reasonable insurers.  Owner shall make such arrangements as are necessary to conform to the Conditions of Use referred to in paragraph 2(c), modified as provided therein.

2.                                      Protection & Indemnity Insurance (“P&I Insurance”)

(a)                                 P&I Insurance shall be placed as an unlimited entry, if such entry is available, with and subject to and on the basis of the rules of the Approved Provider.

(b)                                 The terms of the P&I Insurance shall be those of the standard rules of the Approved Provider.  The deductibles for the P&I Insurance should result in the most economical premiums, recognizing the conditions or restrictions within the financial arrangements pertaining to the Vessel and standards which prudent shipowners operating first-class LNG vessels should observe in insuring LNG vessels of similar type, size, age and trade as the Vessel, which take into consideration operation of the Vessel as an LNGRV, and which otherwise conform with the terms of this Charter.

(c)                                  Special provisions resulting from Owner’s acceptance of the Port and/or Terminal Regulations or Conditions of Use of the Primary Terminals, shall be incorporated into the terms of Owner’s P&I Insurance.

(d)                                 In the event Four-fourths Running Down Clause cover is taken out by means of Hull and Machinery Insurance, P&I Insurance coverages shall be reduced but only to the extent necessary to avoid overlap.

(e)                                  Owner’s P&I Insurance shall include freight defence and demurrage coverage as well as appropriate provisions for pollution liability.

(f)                                   If requested by Charterer, Owner shall cooperate in obtaining a time charterer’s entry with the Approved Provider in the name of Charterer.

(g)                                  If requested by Charterer, Owner shall arrange for membership in the International Tanker Owners Pollution Federation to cover the Vessel.

3.                                      War Risks Insurance

(a)                                 Owner shall (save as specifically provided in this clause) have the same rights and obligations in respect of insurance of war risks as provided for all the risks referred to in clauses 1 and 2 hereof and, where applicable, up to the same cover amounts.

(b)                                 Hull and Machinery War Risks Insurance shall cover no less than the American Institute Hull War Risks and Strikes Clauses (December 1, 1977) or their Japanese or London Institute equivalents and shall correspond with the applicable clauses in the Hull and Machinery Insurance and shall include blocking and trapping coverage.

(c)                                  Notwithstanding anything contained elsewhere in this Schedule IV, all extra expenses incurred by Owner (in relation to insurances) if the Vessel is required to

ii

trade in areas where there is war or, as determined by the insurers of the Vessel, a warlike situation (de facto or de jure) shall be reimbursed by Charterer to Owner; provided that, if practicable, Charterer shall be given an opportunity of signifying its approval before such expenses are incurred.

4.                                      Compulsory Insurances

(a)                                 The insurances required under clauses 1, 2, and 3 hereof are hereinafter together referred to as the “Compulsory Insurances.”

(b)                                 Owner may obtain Increased Value Insurance and/or Hull Interest or Freight Interest Insurance for an amount agreed to by underwriters and approved by Charterer for a portion of the Insured Value on Hull and Machinery on terms (so far as applicable) similar to those for the Hull and Machinery Insurance and with the same insurers or others of similar standing.

(c)                                  When the Vessel is idle or laid up, Owner may (or subject to availability, at the request of Charterer, Owner shall), in lieu of insurances required hereunder, arrange port risk insurance under forms, which are subject to Charterer’s prior approval, insuring the Vessel against the usual risks covered by such forms, and such port risk insurance shall be deemed Compulsory Insurances for the purposes of reimbursement as specified in this Charter.  Owner shall obtain Hull and Machinery Insurance underwriters’ prior consent to such port risk insurance at the time of each renewal.

PART B - Premiums and Claims

5.                                      Payment of Premiums

(a)                                 Owner shall be responsible for the timely payment of any and all premiums and calls of whatsoever nature lawfully demanded by insurers for all insurances taken out on the Vessel.

(b)                                 If Owner shall default in the payment of any premiums or calls as aforesaid, Charterer may, but shall not in any circumstances be obliged to, pay any such premiums or calls to the brokers who arranged the insurance for payment to underwriters or direct to the Approved Provider in question and Charterer shall then be entitled to deduct any such payments made from the next due payment of Hire.

6.                                      Claims

Owner shall diligently pursue recovery of all claims under insurance coverages or from third parties in all cases where a claim for recovery can be responsibly made.  Owner shall notify Charterer of the amount and the nature of any expected or actual claims and recoveries.

7.                                      Reimbursement by Owner

If any costs incurred by Charterer are costs which can be recovered under the Compulsory Insurances, Owner shall make a claim under the Compulsory Insurances on behalf of Charterer, and the amounts recovered shall be paid by Owner to Charterer immediately following such recovery.

iii

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

PART C - Placing of Insurance; Miscellaneous

8.                                      Evidence of Insurance

Owner agrees to furnish to Charterer, within ***** days after the renewal of any insurances obtained by or on behalf of Owner, whether in respect of the Compulsory Insurances, or otherwise, certified copies of cover notes or a copy of the policies, cover notes or certificates of entry and the latest rules of the Approved Provider.  At least once annually during the Term, Owner shall deliver to Charterer detailed written information available to Owner concerning the Compulsory Insurances and any other insurance covering the Vessel.  The receipt of such information shall not impose any obligation on Charterer.

9.                                      Waiver of Subrogation, etc.

Except as Charterer may otherwise agree, all insurance policies related to the Vessel (other than the P&I Insurance) and its operations shall (a) make Charterer an additional assured party and, as appropriate, a loss payee, (b) waive insurers’ rights of subrogation against Charterer and (c) otherwise recognize, in a manner acceptable to Charterer, Charterer’s interests in the Vessel and its operations under this Charter.  Except for War Risks Insurance, Owner shall cause all insurers to agree in writing to give Charterer as much prior written notice as possible, but in no event less than fifteen (15) days’ prior written notice, of the cancellation of Compulsory Insurances which such insurers arrange.

10.                               Insurance Opinion

At least once annually during the Term, Owner shall deliver to Charterer an opinion of an internationally recognized independent marine insurance broker to the effect that the insurances carried by Owner with respect to the Vessel and its operations conform with the requirements of this Schedule IV and that the Compulsory Insurances conform with insurances which prudent owners and operators engaged in the LNG trade should carry for vessels of the type, size, class and age of the Vessel, which take into consideration operation of the Vessel as an LNGRV, and are placed with underwriters who meet the brokers’ minimum financial standards.

11.                               Additional Insurances

Nothing herein provided shall prevent Owner from arranging, for its sole benefit and at its own sole expense, additional insurance cover of the types included in the Compulsory Insurances and/or insurance of other types on such terms as Owner thinks fit.

12.                               No Prejudice to Charterer Clause

Owner shall cause to be inserted in all policies and Approved Provider entries a clause stating that under the policy or entry the interest of Charterer shall not be impaired in any way by any change in the interest of Owner in the property described in the policy or entry.

iv

SCHEDULE V

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

PRIMARY TERMINALS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE V

PRIMARY TERMINALS

Each of the following shall be considered a “Primary Terminal”:

Gulf Gateway Energy Bridge Deepwater Port, Gulf of Mexico, U.S.A.

Cove Point LNG Terminal, Maryland, U.S.A.

Everett Marine LNG Terminal, Massachusetts, U.S.A.

Elba Island LNG Terminal, Georgia, U.S.A.

CMS Trunkline LNG Company Import Terminal, Louisiana, U.S.A.

EcoEléctrica LNG Terminal, Penuelas, Puerto Rico

Atlantic LNG Terminal, Trinidad and Tobago

ADGAS LNG (Das Island) Terminal, Abu Dhabi

Ras Laffan LNG (Rasgas) Terminal, Qatar

Qatargas Terminal, Qatar

Oman LNG (Qalhat) Terminal, Oman

Dabhol Power Company LNG Import Terminal, Dabhol, India

Nigeria LNG (Bonny Island) Terminal, Nigeria

Sonatrach LNG Terminal, Arzew, Algeria

Idku LNG Terminal, Idku, Egypt

Damietta LNG Terminal, Damietta, Egypt

Zeebrugge LNG Terminal, Zeebrugge, Belgium

Montoir LNG Terminal, Montoir-de-Bretagne, France

Huelva LNG Terminal, Huelva, Spain

Cartagena LNG Terminal, Cartagena, Spain

Barcelona LNG Terminal, Barcelona, Spain

Bilbao LNG Terminal, Bilbao, Spain

Northwest Shelf LNG Terminal, Australia

Bintulu LNG Terminal, Bintulu, Indonesia

Bontang LNG Terminal, Bontang, Indonesia

Arun LNG Terminal, Arun, Indonesia

Pyeong Taek LNG Terminal, South Korea

Inchon LNG Terminal, Inchon, South Korea

Chita (Kyodo) LNG Terminals, Japan

Yokkaichi (Kawagoe) LNG Terminals, Japan

Futtsu LNG Terminal, Japan

Higashi-Ohgishima LNG Terminal, Japan

Negishi LNG Terminal, Japan

Ohgishima LNG Terminal, Japan

Yanai LNG Terminal, Japan

Kawagoe LNG Terminal, Japan

Senboku LNG Terminals, Japan

Tobata LNG Terminal, Japan

Higashi-Niigata LNG Terminal, Japan

Shin Oita LNG Terminal, Japan

Sodegaura LNG Terminal, Japan

Himeji LNG Terminal, Japan

SCHEDULE VI

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

SHIP LONGEVITY STUDY

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE VI

SHIP LONGEVITY STUDY

The Ship Longevity Study shall certify that the Vessel (i) is capable of performing at a level of safety and reliability similar to the performance of the Vessel sustained during the previous five (5) years; and (ii) such performance will continue for an additional ten (10) years following the Original Term (collectively called the “Acceptable Future Performance”).  The Study shall determine any necessary modifications or changes to the Vessel to achieve such Acceptable Future Performance.  The certification of Acceptable Future Performance shall be made by an independent expert of recognized standing with experience in the transportation of LNG and appointed (after consultation between Owner and Charterer) by Owner.  The Study shall include at least the following principal features:

•                                          Condition survey assessment.  A thorough survey of the hull, structural members, ballast tank coating, cargo tanks and support structures, machinery, electrical and control systems for cargo and ballast and all LNGRV components.  Inspections both in dry-dock and at sea.

•                                          Structural Integrity Analysis.  A determination of the hull girder longitudinal strength, followed by assessment of fatigue effects on the hull and cargo containment system.

•                                          Reliability/Availability/Maintainability Study (RAM).  Measure the capability of the Vessel to perform during the proposed Charter extension as in the previous five (5) years, with possible recommendations for refurbishment of any equipment items and/or improvement of the Master Maintenance Plan and Budget.

•                                          Classification Society Records and Data Review.  Review of relevant classification society records and data.

•                                          Flag State Records.  Review of relevant records and data from the Flag State.

SCHEDULE VII

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

LNGRV DESIGN DRAWINGS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE VII
LNGRV DESIGN DRAWINGS

SERIAL NUMBER	DESIGN PART	DRAWING NUMBER	DESCRIPTION
1	HULL PIPING	DA301D013	REGAS SAFETY VALVE CALCULATION
2	HULL PIPING	DA301D014	STRESS ANALYSIS OF STEAM LINES FOR REGAS
3	HULL PIPING	DA301D020	HYDRAULIC DIAGRAM OF VALVE CONTROL SYSTEM FOR REGAS
4	HULL PIPING	DA301D021	CONTROL LOGIC OF REGAS EQUIPMENT
5	HULL PIPING	DA301D022	OPERATING MANUAL FOR REGAS
6	HULL PIPING	DA301D015	MECHANICAL THERMAL LOAD STRESS ANALYSIS FOR REGAS
7	HULL PIPING	DA301D016	HEAT AND MATERIAL BALANCE FOR REGAS
8	HULL PIPING	DA301D017	PIPE THICKNESS CAL. FOR H.P. LINES
9	HULL PIPING	DA301D018	LINE SIZING AND PRESSURE DROP CALCULATION FOR REGAS
10	HULL PIPING	DA301D019	LINE SIZING AND PRESSURE DROP CALCULATION OF S.W. LINES FOR REGAS
11	HULL PIPING	DA301D022	SCANTLING OF SUCTION DRUM
12	HULL PIPING	DA351D011	PIPING DIAGRAM OF REGAS INCL. S.W. SYSTEM & STEAM SYSTEM
13	HULL PIPING	DA351D014	REGAS INSTRUMENTATION DIAGRAM
14	HULL PIPING	DA101D226	ONBOARD TEST PROCEDURE FOR RV (HULL PART)
15	HULL PIPING	DA148D011	COLD TEST PROCEDURE FOR RV (HULL PART)
16	HULL PIPING	DA148D012	GAS TRIAL PROCEDURE FOR RV (HULL PART)
17	HULL PIPING	DA301D017	REGAS FUNCTIONAL DIAGRAM

18	HULL PIPING	DA814D011	PIPING DIAGRAM OF WATER DELUGE SYSTEM FOR RV
19	HULL PIPING	DA80AD011	PIPING DIAGRAM OF HEATING SEA WATER SYSTEM
20	HULL PIPING	DA831D003	PIPING DIAGRAM OF HYD. SYSTEM FOR STL
21	HULL PIPING	DA850D103	PIPING ARR’T OF REGAS ON UPPER DECK INCL. TRUNK DECK
22	HULL PIPING	DA850D113	PIPING ARR’T IN HEATING W. PUMP ROOM
23	HULL PIPING	DV3510103	HIGH PRESSURE PUMP INCL. SMALL HIGH PRESSURE PUMP & EMERGENCY CARGO/HIGH PRESSURE FEED PUMP
24	HULL PIPING	DV3510104	HIGH PRESSURE VAPORIZER
25	HULL PIPING	DV3530402	CONTROL VALVE FOR REGAS
26	HULL PIPING	DV3510105	CARGO SUCTION DRUM FOR REGAS
27	HULL PIPING	DV3510106	GAS METERING UNIT
28	HULL PIPING	DV3750103	VALVES FOR REGAS (ALL TYPE )
29	HULL PIPING	DV8140102	WATER DELUGE SYSTEM FOR REGAS
30	HULL PIPING	DV8250102	SEA WATER HEATER / DRAIN HEATER FOR REGAS
31	HULL OUTFITTING	DAD10D005	ARR’T OF STL COMPARTMENT
32	HULL OUTFITTING	DAD10D011	STEEL OUTFITTING ARRANGEMENT OF REGAS AREA
33	HULL OUTFITTING	DV4390001	STL SYSTEM DESIGN CRITERIA (APL DOCUMENTS)
34	HULL OUTFITTING	DV4390002	STL EQUIPMENT
35	HULL OUTFITTING	DV4390003	OPERATING HANDBOOK OF STL SYSTEM
36	HULL OUTFITTING	DV3830002	SERVICE CRANE

37	HULL OUTFITTING	DA500D002	HAZOP AND SAFETY EQUIPMENT ARR’T FOR REGAS AREA
38	HULL OUTFITTING	DAD010D016	VENTILATION ARRANGEMENT FOR FORWARD AREA INCL. STL COMPARTMENT
39	HULL OUTFITTING	DSD010D016	ACCESS AND ESCAPE ROUTE DIAGRAM FOR REGAS AREA
40	HULL OUTFITTING	DA101D001	DUMMY BUOY TEST PROCEDURE
41	MACH. PIPING	DV7340302	AUX STEAM EXT. DESUPERHEATER FOR CARGO HEATING
42	MACH. PIPING	DA750M001	STEAM BALANCE FOR REGAS CONDITION
43	ELECTRICAL	DV4080001	DYNAMIC POSITIONING AND ACOUSTIC POSITION REFERENCE SYSTEM
44	ELECTRICAL	DA891E030	ARR’T OF REGAS SWITCHBOARD & STL CONTROL ROOM
45	ELECTRICAL	DV8810007	REGASIFICATION SWITCHBOARD
46	ELECTRICAL	DA894E003	G/A OF ELECTRIC EQUIPMENT IN STERN THRUSTER SPACE
47	ELECTRICAL	DV7920007	IAS CONFIGURATION FOR REGAS SYSTEM
48	ELECTRICAL	DA381E002	INSTRUMENT LIST FOR REGAS SYSTEM
49	ELECTRICAL	DA381E012	WIRING DIAGRAM FOR CONTROL & INSTRUMENTATION FOR REGAS SYSTEM
50	ELECTRICAL	DV7920008	BLOCK DIAGRAM FOR EMERGENCY SHUT DOWN FOR REGAS SYSTEM
51	ELECTRICAL	DV4080002	D.P. TEST PROCEDURE
52	ELECTRICAL	DA880E02	SEPARATE ELECTRIC LOAD ANALYSIS FOR REGAS CONDITION

SCHEDULE VIII

TO

LNG VESSEL TIME CHARTER PARTY

DSME Hull N° 2263

LIST OF CHANGE ORDERS

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE VII
LIST OF CHANGE ORDERS

C/O No.	DESCRIPTION OF CHANGE ORDER
1	Deletion of one set of NBDP(telex) with a CRT display and printer. Deletion of one set of INMARSAT standard C-type satellite communication system
2	List of Change Order Items dated Oct. 06, 2000 (No. 1 ~ 77, only for H.2206, Extra : USD ***** Credit : USD *****, Balance : *****)
3	Deletion of accommodation F.O.Bunker station
4	Deletion of H.F.O Bunker tank over flow line. Installatation of Independent H-H level alarm S/W for H.F.O Bunker T/K & H.F.O. DeepT/K in E/R
5	Installation of D.O. Purifier heater
6	Installation of soot collecting tank ejector
7	Deletion of one manual sounding pipe for bilge wells in each cofferdam
8	Fitting of drain valve and pipe, instead of drain plug for trunk deck space drainage.
9	Supply of fresh water for water spray line rinsing from B.F & G.S.pump, instead of hydrophore tank
10	Chane of engine type of rescue boat, from inboard diesel engine to outboard petrol engine (Maker:schat-harding, Model:Midget5.0M MK.II)
11	Installation of gun way type scuppers at round gun wall area and short pipe scuppers type at other upper deck, instead of long pipe scuppers.
12 Rev. 1	Installation of T-branches pipe for cleansing of insulation spaces
13	Change of cryogenic swing check valves at vacuum pump suction line to duo plate check valves.
14	Fitting of 100 x 12 Flat Bar “B”(338EA) at the upper edges of the main access holes on the bottom floor

15	Deletion of extension alarm panels at the crew mess room & crew recreation room
16	Installation of cargo mimic panel
17	Provision of Gus keyboard for IAS operation as a spare
18	Deletion of cryogenic pneumatic control V/V for spray return/by-pass line. V/V type change from on/off hyd. V/V to throttling V/V due to its solenoid type.
19	Deletion of 200A inert gas connection to motor room and compressor room
20	Installation of flanged duo-check valves on compressor delivery lines, instead of welded swing check valves
21	Removal of insulation on gas header (300A, 135M)
22	Deletion of 15A cryogenic ball valves (flange/flange type) at sampling connection on liquid and LN2 lines
23	Deletion of 80A hyd.ESC cryogenic ball valves and VRC for 80A ball valves
24	Change of starting method for main cargo pumps from direct on-line to soft start
25 Rev.1	Installation of pipe penetration for radar type CTS for H.2206 only
26	Installation of ring line for main feed water pumps
27	Installation of AIS
28	Installation of VDR
29	Installation of Satellite TV system
30	TV sets in accommodation ( H.2206/08)
31	Additional computer SMS installation
32	No Supply of the Specified Portable Cables and Reels for Shore Connection

33	Under Water & Topside (Tin Free A/F 5 Years)
Weather Decks & Accommodations Outside
E/R, Mach. Space & Accommodation Inside
W. B. Tanks, etc.(Basis Intershield ENA 300 i.o. intergard KB 400)
34	Spare Propeller to be Supplied
35	Maker Selection of Low Pressure Steam Generator & Deaerator to DONGHWA
36	Three(3) Additional Copies of Each Drawing including V/D for H2206
37	Radar Type CTS system from SAAB MARINE to be Applied
38	Additional Two(2) Copies of Design Drawings including V/D for H.2213
39	Machinery Operation Manual
40	Application of TAICOR-S 12 mm Corrosion Resistance Steel to Exhaust Pipe End
41	Additional One(1) Set of Drawings for MOL
42	Documentation of Confirmation List of Ship -Shore Compatibility with Japanese Terminals
43	Installation of Deep Fat Fryer in Galley
44	Torsion Meter Calibration by Third Party
45

Increased equipment

1) Main boiler (from 68 TON/H×2 set to 71 TON/H×2 set)

2) Regas on the subject to 90% load of diesel generator (from 400 MMSCFD to 450 MMSCFD)

3) Main feed water pump (from 195 M3/H×3 set to 200 M3/H×3 set)

4) Deaerator (from 25 M

47	Electrical cable for screw type service air compressor to be installed
47-1	Additional Japanese terminals and Montoir
48	Providing the additional R.A.M & Deep Draft Lighting
49	Ship name and port of registry to be marked with welding bead at dock stage
50	Installation of screw type service air compressors, instead of pistion type ones presently on the contruction block
51	Installation of two(2) shore gangway brackets for Hull No. 2206
52	Ship shore compatibility check for additional terminals ((14 berths)
53	additional video entertainment room on B-deck
54	Anti corrosive tape for deck machinery system
55	Heating Water Pump Room Fan
56	Intumescent Coating
57	Ship name on FWD (P&S), Transom and Lifesaving appliances
58	Installation of marine growth prevention system
59	Installation of a deep fat fryer
60	Change of the funnel mark with punch
61	Installation of control cabinet for gas metering unit to cargo control room instead of regas switchboard room
62	Deletion of two 750A hydraulic butterfly valves
63	Electrical cable for screw type service air compressor to be installed Screw type air compressor will be on board

64	Additional gangway supprot for ship shore for Sodegaura and Yanai etc. including the eye plate for bonny terminal
65	Helicopter winching mark
66	Clarification of IG connection with regas system
67	Painting system for STL mating cone
68	Add transmitters for KYMA
69	4 openings & gratings in the upper Sea chest and 2 openings & gratings in the lower sea chest
70	Remote indication for quick closing valves
71	KYMA steam analyzer
72	Measuring connestion & access way for checking exhaust gas emission to exhaust gas pipe of M/B & D/G in funnel cashing
73	Training Room
74	Regasification Simulator & MAPS Simulator
76	Non-Return Valve (2set) at Small High Pressure to be installed
77	Installation of an additional anemoneter
78	Installation of additional DGPS
79	A small working bench, an adequate lighting, a compressed air connection, a fresh water connection, a double plug outlet and a local fan to be installed additionally in General Store, on deck “A” SB
80	Gas chromatograph as owner’s supply items to be installed in gas hood room
81	Extension alarm to be installed & Name plates for telephone directory and room and deck information boards to be replaced
82	CCTV monitors

83	Electric cable and wooden table for site communication system
84	SMS Hub Cable
85	Installation of a single bed in pilot cabin
86	Electric cable for Ship Block
86-1	Electric cable for purple Finder
87	Installation of gas detector
97	Changing of valve operation type to remote control
98	42” monitor to be installed in cargo control room
100	Deletion of Cryogenic hoses (4 EA)

101	One set of air dryer (650M3/H) to be installed to H.2237, Change type of the air compressor from ““air cooled” to “water cooled” for H.2254

ATTACHMENT 1

PROTOCOL OF DELIVERY AND ACCEPTANCE

FOR

DSME Hull 2263

The EXPRESS was delivered to and accepted by Excelerate Energy Limited Partnership, under the LNG Vessel Time Charter Party dated January 2006 made between .EXPRESS NV and Excelerate Energy Limited Partnership (the “Charter”), at                      hours on the              of                           , 200_ at Daewoo Shipbuilding & Marine Engineering Co., Ltd., shipyard, Republic of Korea.

This Protocol of Delivery and Acceptance is without prejudice to the rights of Charterer under Article 3.

The following items were on board at the time of delivery, in the quantities and with costs of procurement so specified:

Item	Quantity	Cost
Bunkers	[ ]	[ ]
Fuel Oil	[ ]	[ ]
Diesel/Gas Oil	[ ]	[ ]
LNG	[ ]	[ ]

Excelerate Energy Limited Partnership		EXPRESS NV.

By:	Excelerate Energy L.L.C.

	By:	By:
	Name:	Name:
	Title:	Title:

ATTACHMENT 2

NON-NEGOTIABLE BILL OF LADING

No.

Shipped in apparent good order and condition by                                                    (hereinafter called “Shipper”) on board the “EXPRESS” whereof                                      is Master, at the port of                                                                said to be Liquefied Natural Gas of                                                cubic meters, to be delivered at                                                or so near thereto as the Vessel can safely get, always afloat, unto                                                               .  Address Arrival Notice to:                                                                                   .  This shipment is carried under and pursuant to the terms of the LNG Vessel Time Charter Party (hereinafter called the “Charter”) dated as of …, between EXPRESS NV as Owner on the one hand, and Excelerate Energy Limited Partnership, as Charterer or Shipper, on the other hand, and all the terms whatsoever of the Charter are incorporated herein and shall apply to and govern the rights of the parties concerned in this shipment, including without limitation, the provisions set forth in sections 21.3 through 21.11 of the Charter.

IN WITNESS WHEREOF the Master has signed                                              Bills of Lading of this tenor and date, one of which being accomplished, the others shall be void.

Dated at                                    this                                  day of                                 , 20

Master

EXHIBIT A

DEED OF GUARANTEE OF OWNER GUARANTOR

In order to induce Excelerate Energy Limited Partnership, a Texas limited partnership (“Charterer”) to enter into the LNG Vessel Time Charter Party between EXPRESS NV., a Belgian company (“Owner”), and Charterer, dated January 2006, (referred to herein as the “Charter”), EXMAR LUX S.A., a Luxembourg corporation having its principal place of business at 20 Rue de Hollerich, Luxembourg (Exmar Lux S.A. herein referred to as “Guarantor”), hereby unconditionally and irrevocably as primary obligor and not as surety alone guarantees and undertakes to Charterer and its successors and assigns that Owner will duly perform and comply with all of its obligations under the Charter when due including without limitation the due payment and discharge of all moneys whatsoever which may from time to time fall due to be paid by the Owner under or pursuant to the Charter; provided that in no event shall Guarantor’s liability hereunder exceed fifty percent (50%) of any obligation of the Charterer under the Charter and Guarantor’s liability hereunder shall not exceed in aggregate twenty five million United States dollars (U.S. $25,000,000) (the “Guarantee Limitation Amount”) and further provided that if the non-performance and/or non-compliance by the Owner with its obligations under the Charter is occasioned as a result of the Charterer’s failure to make all or any of the payments required under section 8.11(a) and (b) of the Charter, this Guarantee shall not apply.

Furthermore, Guarantor’s liability hereunder shall be and is specifically limited to payments expressly required to be made in accordance with the Charter and, except to the extent specifically provided in the Charter, in no event shall Guarantor be subject hereunder to consequential, exemplary,  loss of profits or punitive damages.

If Owner shall fail to pay any sum due under or pursuant to the Charter on its due date, then Guarantor, as primary obligor and not as surety alone will pay the amount due or cause the same to be paid to the Charterer within three (3) business days after receipt of first written demand,

Guarantor hereby waives notice of any amendments, modifications or extensions of the Charter and any notices provided thereunder.  Guarantor further agrees that Charterer and its successors and assigns may pursue, at its election, any remedy or remedies hereunder directly against Guarantor without first proceeding against the Owner or any other person or enforcing any security for the performance or payment of the obligations of Owner.

The obligations of Guarantor hereunder are unconditional, and such obligations shall not be subject to any abatement, withholding, counter claim, set-off, reduction, deferment or defence (other than (a) the due performance and payment of the obligations of Owner under the Charter or (b) where the Owner’s obligation to make payment is being contested and is the subject of arbitration proceedings).  Any arbitral award (whether in a contested arbitration, by default or otherwise) under the Charter shall conclusively determine the liability of Owner guaranteed hereunder with respect to the subject matter of such arbitral award.

Any claims of Guarantor against Owner, whether arising from payments or performance by Guarantor hereunder or otherwise, shall be subordinate to the full and indefeasible payment and performance of the obligations guaranteed hereunder.

Neither the rights of the Charterer nor the obligations of the Guarantor under this Guarantee shall be discharged, impaired or otherwise affected by reason of any act, omission, matter or thing which, but for this provision, might operate to exonerate the Guarantor from liability, whether in whole or in part, under this Guarantee, including (but without limitation), and whether or not known to the Guarantor, the Owner or any other person:

•                  any time or indulgence granted to, or composition with, the Charterer or any other person; or

•                  any novation, termination, renewal, extension or variation of the Charter or of any credit, accommodation or facility granted by the Owner to the Charterer or any other person or any amendment of, or the making of any supplement to, the Charter or any other document or security; or

•                  the taking, variation, compromise, renewal, enforcement, realisation or release of, or refusal or neglect to take, perfect, release or enforce, any rights, remedies or securities against, or granted by, the Charterer or any other person; or

•                  any incapacity, disability, or defect in powers of the Charterer or any other person, or any irregular exercise thereof by, or lack of authority of, any person purporting to act on behalf of the Charterer or such other person; or

•                  any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of the Charterer or any other person under, the Charter or any other document or security; or

•                  the death, liquidation, administration, insolvency, amalgamation, reorganisation or dissolution, or any change in the constitution, name or style, of the Charterer, the Owner or any other person.

This Guarantee shall be held by the Owner as a continuing security for the payment of all moneys which may at any time and from time to time be or become due and payable by the Charterer under the Charter (whether the Owner has other security for the same or not) and shall not be satisfied by any intermediate payment or satisfaction of any part of the moneys and liabilities hereby guaranteed and shall be in addition to and shall not be prejudiced or affected by any other security which may have been, or may at any time hereafter be, given to the Owner by the Guarantor or any other person.

This Guarantee shall be binding on Guarantor and its successors and assigns, and shall inure to the benefit of Charterer and its successors and assigns.

This Guarantee shall be governed by and construed in accordance with the laws of England.  Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England for purposes of any legal action or proceeding arising out of or in connection with this Guarantee and waives any objection in such legal action or proceeding that the venue is improper or the forum is inconvenient.

Guarantor hereby irrevocably appoints the agent mentioned in Schedule 1 hereto to accept service in England of any process on its behalf, except that Guarantor may terminate such appointment if prior thereto it delivers to Charterer in writing the irrevocable appointment of a successor agent in London together with the acceptance of such appointment by the successor agent.

The address of Guarantor for the purposes of giving notices hereunder is as follows:

EXMAR LUX S.A.

20 Rue de Hollerich

BP 2255

L-1022 Luxembourg

Grand Duchy of Luxembourg

Except as otherwise defined herein, all capitalized words and expressions used in this Guarantee shall have the same meanings as ascribed thereto in the Charter.

Dated:              200

Executed as a Deed for and on behalf of EXMAR LUX S.A.

By:

Name:

Title:

Accepted:
Excelerate Energy Limited Partnership

By:	Excelerate Energy L.L.C.

By:

Name:

Title:

Schedule 1 to Deed of Guarantee

Name of Guarantor	Name and Address of Agent in England

EXMAR LUX S.A.	Exmar (UK) Shipping Company Ltd.
Moreau House
116 Brompton Road
London SW 1 3JJ

DECLARATION OF EXMAR LUX S.A.

TO

DEED OF GUARANTEE OF OWNER GUARANTOR

For the purposes of compliance with the provisions of article 1 of the Protocol attached to the Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters signed in Brussels on September 27, 1968,

EXMAR LUX S.A., having its registered office in 20 Rue de Hollerich, BP 2255, L-1022 Luxembourg, hereby specifically and expressly accepts the jurisdiction of the Courts of England as further provided for in the Deed of Guarantee of Owner Guarantor executed on January 2006 by EXMAR LUX S.A. in favour of EXCELERATE ENERGY LIMITED PARTNERSHIP.

Made on the              200 for and behalf of EXMAR LUX S.A.

(Director/Attorney-in-Fact)	(Director/Attorney-in-Fact)

EXHIBIT B

GUARANTEE OF CHARTERER’S OBLIGATIONS

UNDER TIME CHARTER

GUARANTEE OF CHARTERER’S OBLIGATIONS

UNDER TIME CHARTER

To:                             EXPRESS NV

De Gerlachakaai 20

B-2000 Antwerp

Belgium

Date:                               200

Dear Sirs,

Re:                             Hull 2263 at Daewoo Shipbuilding and Marine Engineering Co., Ltd -  to be named “Express” (the “Vessel”)

I refer to the time charter party dated January 2006,

and made between Excelerate Energy Limited Partnership (the “Charterer”) as charterers and yourselves as owners (referred to below as the “Charter”, which expression shall include the same as varied, supplemented, renewed or replaced from time to time, and shall include all the attachments thereto).

1.

i.                                          In consideration of your agreeing to charter the Vessel to the Charterer pursuant to the Charter and for other good and valuable consideration (receipt and the sufficiency of which I hereby acknowledge), I hereby irrevocably and unconditionally guarantee to you (as primary obligor and not merely as surety) the due and punctual performance and observance by the Charterer of its obligation to prepay hire pursuant to and in accordance with sections 8.11(a) and 8.11(b) of the Charter.

ii.                                       If any event permitting the exercise by you of remedies under or arising from the Charter shall have occurred and be continuing and such exercise, or any consequences thereof, shall be prevented (whether temporary or permanently) at such time by reason of the Charterer being the subject of a case or proceeding under any creditor protection, bankruptcy or insolvency law, I agree that for purposes of this Guarantee and of my obligations hereunder that the amounts for which the Charterer would have been liable under or arising from the Charter but for the intervention of such case or proceeding shall be and are hereby agreed to be treated as if they were liabilities of the Charterer that are overdue and unpaid so that I shall be liable hereunder to pay all such amounts as primary obligor forthwith, without further notice or demand.

iii.                                    My liability hereunder shall extend to all amounts which constitute the Charterer’s obligations under and in connection with sections 8.11(a) and 8.11(b) of the Charter and/or would be owed by the Charterer under or pursuant to sections 8.11(a) and 8.11(b) of the Charter but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, suspension of payments, reorganization or similar proceeding involving the Charterer.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.              As a separate and independent stipulation I, as primary obligor and not as surety only, hereby irrevocably and unconditionally agree to indemnify you and keep you indemnified against all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by you, in each case as certified by you, as a result of any of the Charterer’s obligations under sections 8.11(a) and 8.11(b) of the Charter being or becoming void, voidable or unenforceable, whether by reason of any legal limitation, disability or incapacity on or of the Charterer or any other fact or circumstance whatsoever whether known to you or me or not, provided that my liability under this paragraph 2 shall not exceed the amount for which the Charterer would have been liable to you had the Charterer’s obligations not been or become void, voidable or unenforceable.

3.              This Guarantee shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time any payment or performance, or any part thereof, of any of the Charterer’s obligations under sections 8.11(a) and 8.11(b) of the Charter is rescinded or must otherwise be restored or returned by you for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Charterer or otherwise, all as though such payment had not been made.

4.              A certificate or determination by you as to the moneys and liabilities for the time being due, owing or incurred to you by the Charterer under or pursuant to sections 8.11(a) and 8.11(b) of the Charter and/or by me under this Guarantee, or without limitation as to any other matter provided for in this Guarantee, shall be prima facie evidence that such moneys or liabilities are due, owing or incurred and of the amount thereof or of such other matter (as the case may be).

5.              This Guarantee:

i.                              shall be a continuing security for the payment of all moneys and liabilities whatsoever from time to time owing (whether actually or contingently) by the Charterer to you under sections 8.11(a) and 8.11(b) of the Charter and shall not be satisfied by any intermediate payment or satisfaction of any part of such moneys or liabilities;

ii.                           shall be in addition to, and shall not be prejudiced or affected by, any other security for the obligations of the Charterer which may be from time to time held by you; and

iii.                        shall not be discharged or prejudiced by any time or concession given by you to the Charterer or any other party, by any variation of or supplement to the Charter or by anything which you may do or omit to do or by any other dealing or thing whatsoever which, but for the provisions of this paragraph 5, might operate to discharge me from liability.

6.              Except in relation to liability for payment of interest on sums payable by me under this Guarantee which are overdue and unpaid (to which such limit shall not apply), the total amount recoverable from me under this guarantee shall not exceed ***** United States dollars (U.S.$ *****) in respect of the Charterer’s liability under sections 8.11(a) and 8.11(b) of the Charter and costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by you as provided in Clause 2 hereof. Save with respect to demands then made under this Guarantee which have already been made but remain unsatisfied (which the Guarantor remains liable to pay) this Guarantee shall remain valid until the earlier of (a) the date of receipt by you from the Charterer of all sums hereby guaranteed or (b) the date of cancellation of the Building Contract (as defined in the Charter) if either such cancellation confers on you a right to recover from the Builder sums paid in advance, or if such cancellation was not caused by a default by the Charterer under Section 8.11 (a) or (b) of the Charter.

7.                  I hereby irrevocably waive any rights to which I may be entitled as surety or which may otherwise be inconsistent with my obligations under this Guarantee.

8.                  This Guarantee shall enure for the benefit of your successors and assigns and (without limitation to the foregoing) I acknowledge that you may assign or transfer the benefit of this Guarantee to any party to whom you may assign or transfer your rights and/or obligations under the Charter.  In case for any reason my liability under this Guarantee (whether actual, contingent, present and/or future) ceases to be binding on me personally, that shall not extinguish such liability, which shall instead automatically become a liability of my personal estate notwithstanding that, at the time of transfer, such liability remains future and/or contingent.

9.              The terms of this Guarantee shall be governed by and construed in accordance with English law.  For your exclusive benefit I hereby agree that the English courts shall have jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and I hereby irrevocably submit to the jurisdiction of such courts, but without prejudice to your right to bring proceedings against me in any other jurisdiction, whether concurrently or not.

I hereby irrevocably nominate HFW Nominees Limited to accept service on my behalf of any legal process issued by you in proceedings in the English courts, which shall be deemed good service on me, without prejudice to your right to serve process in any manner permitted by law.

Yours faithfully,

GEORGE B. KAISER